UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

TIER 2 OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

ENDEXX CORPORATION

(Exact name of company as specified in its charter)

Nevada	7387	30-0353162
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

38246 North Hazelwood Circle

Cave Creek, AZ 85331

(480) 595-6900

(Address, including zip code, and telephone number, including area code,

of company’s principal executive offices)

Todd Davis

Chief Executive Officer

38246 North Hazelwood Circle

Cave Creek, AZ 85331

(480) 595-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randolf W. Katz, Esq.

Clark Hill LLP

555 S. Flower Street, 24th Floor

Los Angeles, California 90071

(213) 417-5310

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6.

PART I – END

PRELIMINARY OFFERING CIRCULAR DATED DECEMBER 15, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR	SUBJECT TO COMPLETION	DATED DECEMBER 15, 2023

ENDEXX CORPORATION

UP TO 400,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

In this public offering, we, Endexx Corporation, a Nevada corporation, are offering up to 400,000,000 shares of our common stock, $0.0001 par value per share (our “Common Stock”). This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. There is no minimum number of shares required to be purchased by any investor.

All of the shares being qualified for sale by the Company will be sold at a fixed price, which will be within a range of $0.02 to $0.05 per share, established at qualification for the duration of the offering pursuant to Rule 253(b). Assuming all of the 400,000,000 shares being offered by the Company are sold, the Company will receive $8,000,000 in gross proceeds at an assumed price of $0.02 per share. Assuming 300,000,000 shares (75%) being offered by the Company are sold, the Company will receive $6,000,000 in gross proceeds at an assumed price of $0.02 per share. Assuming 200,000,000 shares (50%) being offered by the Company are sold, the Company will receive $4,000,000 in gross proceeds at an assumed price of $0.02 per share. Assuming 100,000,000 shares (25%) being offered by the Company are sold, the Company will receive $2,000,000 in gross proceeds at an assumed price of $0.02 per share. There is no minimum amount we are required to raise from the shares being offered by the Company. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into the Company’s bank account. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to carry out the Company’s business plan.

This primary offering will terminate upon the earlier of (i) such time as all of the Common Stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this Offering Circular, unless extended by our directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

SHARES OFFERED BY THE COMPANY	PRICE TO PUBLIC(1)(2)	SELLING AGENT COMMISSIONS		PROCEEDS TO THE COMPANY(2)
Per Share Minimum Purchase	$0.02	$	Not Applicable	$0.02
Total (400,000,000 shares)	$8,000,000.00		Not Applicable	$8,000,000.00

(1) Price of offering has not been established and, pursuant to Rule 253(b), the Company shall file an amendment to this Offering Statement with the Securities and Exchange Commission within two business dates of the Company determining the offering price or the date on which the Offering Circular is first used after qualification in connection with this public offering or sale. This Price to Public includes an offering price of $0.02 and a maximum number of shares offered in this offering of 400,000,000 shares for an estimated maximum aggregate offering of $8,000,000.00.

(2) Does not include expenses of the offering, estimated to be $75,000.00 including legal, accounting, and other costs of registration. See “Use of Proceeds” and “Plan of Distribution.”

If all the shares are not sold in our offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $75,000.00. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any money, other than the investor’s own, will be subscribed to the Offering Circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company.

Shares of our Common Stock are quoted on the OTC Markets Group Inc. (“OTCM”) OTCQB® Venture Market (“OTCQB”) under the symbol “EDXC.” There is currently a limited trading market for our securities. There is no assurance that a more robust trading market will develop, or, if developed, that it will be sustained. Therefore, a stockholder may be unable to resell the stockholder’s securities in our Company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 11.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this Offering Circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Offering Circular. If anyone provides you with different information, you should not rely on it.

The date of this Offering Circular is [●], 2023

The following table of contents has been designed to help you find important information contained in this Offering Circular.

We encourage you to read the entire offering circular.

PART – II OFFERING CIRCULAR

PART - III

EXHIBITS TO OFFERING STATEMENT	III-1
SIGNATURES	III-3

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You should rely only on the information contained in this Offering Circular or in any related free writing Offering Circular filed by us with the Securities and Exchange Commission (the “Commission”). We have not, and the underwriter and its affiliates have not, authorized anyone to provide you with any information or to make any representation not contained in this Offering Circular. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This Offering Circular is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this Offering Circular is accurate only as of its date, regardless of the time of delivery of this Offering Circular or any sale of securities. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the Offering Circular.

Neither we nor the underwriter have done anything that would permit a public offering of the securities or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Offering Circular must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this Offering Circular outside of the United States.

We urge you to read this Offering Circular carefully, as supplemented and amended, before deciding whether to invest in any of the Common Stock being offered.

Unless the context indicates otherwise, as used in this Offering Circular, the terms “Endexx,” the “Company,” “we,” “us,” “our,” or similar terms refer to Endexx Corporation and our wholly-owned subsidiaries.

This Offering Circular includes industry and market data that we obtained from our own internal estimates, industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data. Accordingly, you are cautioned not to give undue weight to such information.

Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this Offering Circular are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Offering Circular may be referred to without the ® and ™ symbols; but, such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PART II

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to Endexx Corporation.

This Offering Circular, and any supplement to this Offering Circular include “forward-looking statements”. To the extent that the information presented in this Offering Circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans”, and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Offering Circular.

This summary only highlights selected information contained in greater detail elsewhere in this Offering Circular. This summary may not contain all of the information that you should consider before investing in our Common Stock. You should carefully read the entire Offering Circular, including “Risk Factors” beginning on Page 11, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

Overview

Endexx® is a Consumer Products (CPG) company specializing in Plant-Based formulations and Innovative delivery systems, focused on creating “Better Products for a Better You”©. Our focus is on developing the most innovative and effective products using all-natural plant-based ingredients. Our companies, Hyla™ CBD Unlimited™ and, harness the power of plants and deliver clean ingredient formulations with innovative technology systems.

Through Hyla US Holdco Limited (“Hyla”), our recently acquired majority-owned subsidiary, we produce and sell organic, plant-based, all-natural, zero-nicotine, tobacco-free vape products under the Hyla brand. Each “HYLA device” contains a natural guarana extract that is blended with proprietary botanical formulas. Hyla launched its products in October 2021 and its initial inventory (140,000 devices) was sold out the following month. Hyla’s products bear the Underwriters Laboratories global safety certification and are CE approved.

Through CBD Unlimited, we develop hemp-derived, cannabidiol-enhanced products, each formulated to address key segments of the health and wellness market. Through our subsidiaries and strategic partnerships, we sell high-end, full-spectrum oils, extracts, topicals, and pet products, all with the shared purpose of supporting the potential of relief of pain and inflammation for humans and pets through our e-commerce site www.cbdunlimited.com, as well as other online and in-store retailers. Our products are built upon three key fundamentals: targeted-delivery, controlled-dosing, and dual-therapy applications. Our products have been formulated with input from nutrition experts, cosmetic specialists, and Doctors of Podiatric Medicine; use American-sourced hemp-derived materials; and use the highest quality natural ingredients. Each product undergoes rigorous quality control checks to ensure that the final product is of the highest possible quality and is tested and verified by independent laboratories. (See, “Government Regulation.”)

We continue to invest in research and development in order to develop new products and delivery methods. We plan to scale our production to meet growing consumer demand by entering into new joint ventures, mergers, and acquisitions, and securing commitments from large retailers with a national and/or international presence.

We are led by a management team and advisory group that has decades of experience in the pharmacy, medical, hemp-derived products, nutraceutical, and health supplement industries. Our strategic partnerships include leading regulated hemp farms, manufacturers, marketers, and retailers with national presence, all supporting the development and sale of our plant-based products. We are based in Cave Creek, Arizona with additional offices in Los Angeles, California and Houston, Texas.

Historical Overview

The Company was incorporated in the State of Nevada on September 5, 1997 as Micron Solutions, Inc. (“Micron Solutions”), in order to complete a merger with Shillelagh Ventures Chartered, a Utah corporation (“Shillelagh”). In November 1997, Shillelagh merged with and into Micron Solutions, with Micron Solutions as the surviving entity.

In 2002, Micron Solutions entered into an Exchange Agreement (the “Exchange Agreement”) with PanaMed, Inc., a California corporation, formerly known as PanaMed Africa, Inc., and all of its shareholders, pursuant to which they transferred and assigned their common shares to Micron Solutions in exchange for an equal number of shares of common stock of Micron Solutions, thereby causing PanaMed, Inc. to become a wholly-owned subsidiary of Micron Solutions. In connection with the Exchange Agreement, Micron Solutions (i) changed its name to PanaMed Corporation (“PanaMed Corporation”), (ii) effected a 1-for-10 reverse stock split, such that every ten shares of PanaMed Corporation’s common stock became one share of its common stock, and (iii) amended its Articles of Incorporation similarly to decrease the number of its authorized shares of capital stock by the same ratio as the reverse stock split ratio. From 2002 to 2005, PanaMed Corporation operated as a biotech service and licensing company, investing capital into biotechnologies and conducting therapeutic treatment programs in the Ivory Coast, Africa.

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In June 2005, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to change our name to Endexx Corporation. At that time, we adopted our current trading symbol, “EDXC.” In September 2005, we acquired Visual Board Books, Inc. (“VBB”), a Software-as-a-Service (“SaaS”) developer, through a merger, whereby VBB merged with and into us, and we were the surviving entity. Subsequently, we operated as a diversified technology and SaaS and compliance and tracking systems company until we shifted our focus to the hemp-derived product industry in August 2014. In October 2018, we changed our name to CBD Unlimited, Inc., and in May 2020, we changed our name back to Endexx Corporation, with CBD Unlimited, Inc., becoming our wholly-owned subsidiary. On January 25, 2021, we filed our Amended and Restated Articles of Incorporation.

Operating Subsidiaries

We currently have two primary related health and wellness product lines:

Hyla US Holdco Limited

Effective August 31, 2022, we closed the transactions contemplated by a Control Acquisition Agreement, pursuant to which we purchased 51% of the issued and outstanding capital stock of Hyla. Hyla specializes in producing and selling organic, plant-based, all-natural zero-nicotine, tobacco-free vape products under the HYLA brand. We now offer a wide range of premium and mass-market vape devices that contain natural guarana extract blended with proprietary botanical formulas. All HYLA vapes are manufactured in Underwriters Laboratories Global Safety certified facilities and undergo rigorous testing and quality controls.

CBD Unlimited, Inc.

Through CBD Unlimited and other subsidiaries, we develop, manufacture, and distribute nutritional supplements and delivery systems for healthy living for the nutraceutical consumer market in the form of hemp-based, non-psychoactive cannabinoids and terpenoid extracts that are infused into products. Our current products encompass premium hemp-derived oils, topicals, delayed release capsules, extracts, tea and coffee, grooming and skincare, and a newly launched high performance, value line of hemp-derived health and skin care products.

Khode, LLC

On October 1, 2020, we entered into an LLC Operating Agreement of Khode, LLC (“Khode”) and, in May of 2021, we entered into a Membership Interest Purchase Agreement that resulted in a minor adjustment to the holdings of the parties thereto. By virtue of that agreement, we now own 70.01% of the membership interests of Khode and, pursuant to the provisions of the Khode Operating Agreement, are required to make a capital contribution of $3,500,000. As of the date of this Offering Circular, we have made a partial capital contribution in the amount of approximately $1,500,000 and expect to raise the balance through limited, private sales of our debt and equity securities. We cannot provide any assurance that such financing will be available on terms acceptable to us, at times required by us, if at all. If we fail to make the entire capital contribution, we will be in breach of our obligations under the Khode Operating Agreement. In the event of such a breach, the 24.99% interest holder in Khode, a Florida corporation known as Serious Promotions, Inc., will have the right, exercisable by written notice given at any time on or before the date which is twenty Business Days following the occurrence of such event of default, to terminate the Endorsement Agreement (as described in the second paragraph, below), with Khode having a ten-month sell-off period with respect to all Branded Products (as defined in the Khode Operating Agreement) then manufactured but not yet sold.

Effective January 22, 2021, we entered into a Percentage Payment Agreement with a third party that is not otherwise affiliated with Khode, pursuant to which we are obligated to pay to that third party an amount equivalent to 2.1% of all cash received by Khode from its net sales of certain products during the term of that Percentage Payment Agreement, which will terminate when Khode has been dissolved. As of the date of this Offering Circular, Khode has not generated any revenues and we cannot provide any assurance that it will generate any revenues.

During October 2020, Khode entered into a five-year Endorsement and License Agreement with Serious Promotions, Inc., a Florida corporation, f/s/o Khaled, professionally known as DJ Khaled, who is an American artist, record executive and producer, and media personality. Pursuant to that agreement, Khode is to create a custom line of hemp-derived-infused oils, creams, and other beauty products under DJ Khode’s brand and he is to promote the products through personal appearances, the use of social media platforms, participation in presentation videos, video and audio “drops,” and media quotes. In connection with DJ Khaled’s services, Khode is obligated to make quarterly payments totaling an aggregate of $5,000,000 by July 1, 2025, of which aggregate amount, as of the date of this Offering Circular, Khode has tendered $750,000 and expects to finance the balance of the quarterly payments through cash flow from operations of Khode. As of the date of this Offering Circular, Khode has not generated any positive cash flow from operations and we cannot provide any assurance that it will generate any cash flow from operations in the future in an amount sufficient to, among other things, make such quarterly payments.

Present and Future State of Operations

Hyla and CBD Unlimited are operational, as is our operating agreement with Khode. In the near- and mid-term, we currently are planning to (i) expand Hyla’s distribution and sales channels both internationally and domestically, (ii) expand retail and ecommerce sales channels for CBD Unlimited and its brand lines, and (iii) seek additional distribution partners and evaluate strategic alliances and potential acquisitions.

Corporate Information

Our principal executive office is located at 38246 North Hazelwood Circle, Cave Creek, Arizona 85331, and our telephone number is (480) 595-6900. You may obtain further information about us on our websites at https://endexx.com, www.tryhyla.com, and www.cbdunlimited.com. Information on or accessed through any of these websites is not incorporated into this Offering Circular and is not a part of this Offering Circular.

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The Offering

Issuer	Endexx Corporation

Securities being offered by the Company	8,000,000 shares of Common Stock, at a fixed price of $0.02 offered by us on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. Our offering will terminate upon the earlier of (i) such time as all of the Common Stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this Offering Circular unless extended by our Board of Directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

Trading Symbol of the Company on the OTCQB	EDXC

Offering Price per share	We will sell the shares at a fixed price per share of $0.02 for the duration of this Offering.

Number of shares of Common Stock outstanding before the offering	506,357,952 shares of Common Stock are currently issued and outstanding

Number of shares of Common Stock outstanding after the offering	906,357,952 shares of Common Stock will be issued and outstanding if we sell all of the shares of Common Stock that we are offering herein.

Minimum number of shares to be sold in this offering	None.

Use of proceeds	We intend to use the gross proceeds to us for capital budget, product marketing program, development and validation of new product claims, capital infusion for business growth, potential acquisition(s), increase in stockholders’ equity for up-listing purposes, and general operating capital.

Termination of the offering	This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Commission or (ii) the date on which all 506,357,952 shares qualified hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Subscription	All subscriptions once accepted by us are irrevocable.

Offering Costs	We estimate our total offering costs to be approximately $75,000.00.

Risk Factors	See “Risk Factors” and the other information in this Offering Circular for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

You should rely only upon the information contained in this Offering Circular. We have not authorized anyone to provide you with information different from that which is contained in this Offering Circular. We are offering to sell shares of Common Stock and seeking offers to purchase shares of Common Stock only in jurisdictions where offers and sales are permitted.

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DESCRIPTION OF BUSINESS

Overview

Endexx® is a Consumer Products (CPG) company specializing in Plant-Based formulations and Innovative delivery systems, focused on creating “Better Products for a Better You”©. Our focus is on developing the most innovative and effective products using all-natural plant-based ingredients. Our companies, Hyla™ and CBD Unlimited™, harness the power of plants and deliver clean ingredient formulations with innovative technology systems.

Through Hyla, our recently acquired majority-owned subsidiary, we produce and sell organic, plant-based, all-natural, zero-nicotine, tobacco-free vape products under the Hyla brand. Each “HYLA device” contains a natural guarana extract that is blended with proprietary botanical formulas. Hyla launched its products in October 2021 and its initial inventory (140,000 devices) was sold out the following month. Hyla’s products bear the Underwriters Laboratories global safety certification and are CE approved.

Through CBD Unlimited, we develop hemp-derived, cannabidiol-enhanced products, each formulated to address key segments of the health and wellness market. Through our subsidiaries and strategic partnerships, we sell high-end, full-spectrum oils, extracts, topicals, and pet products, all with the shared purpose of supporting the potential of relief of pain and inflammation for humans and pets through our e-commerce site www.cbdunlimited.com, as well as other online and in-store retailers. Our products are built upon three key fundamentals: targeted-delivery, controlled-dosing, and dual-therapy applications. Our products have been formulated with input from nutrition experts, cosmetic specialists, and Doctors of Podiatric Medicine; use American-sourced hemp-derived materials; and use the highest quality natural ingredients. Each product undergoes rigorous quality control checks to ensure that the final product is of the highest possible quality and is tested and verified by independent laboratories. (See, “Government Regulation.”)

We continue to invest in research and development in order to develop new products and delivery methods. We plan to scale our production to meet growing consumer demand by entering into new joint ventures, mergers and acquisitions, and securing commitments from large retailers with a national and/or international presence.

We are led by a management team and advisory group that has decades of experience in the pharmacy, medical, hemp-derived products, nutraceutical, and health supplement industries. Our strategic partnerships include leading regulated hemp farms, manufacturers, marketers, and retailers with national presence, all supporting the development and sale of our plant-based products. We are based in Cave Creek, Arizona with additional offices in Los Angeles, California and Houston, Texas.

Historical Overview

The Company was incorporated in the State of Nevada on September 5, 1997 as Micron Solutions, Inc. (“Micron Solutions”), in order to complete a merger with Shillelagh Ventures Chartered, a Utah corporation (“Shillelagh”). In November 1997, Shillelagh merged with and into Micron Solutions, with Micron Solutions as the surviving entity.

In 2002, Micron Solutions entered into an Exchange Agreement (the “Exchange Agreement”) with PanaMed, Inc., a California corporation, formerly known as PanaMed Africa, Inc., and all of its shareholders, pursuant to which they transferred and assigned their common shares to Micron Solutions in exchange for an equal number of shares of common stock of Micron Solutions, thereby causing PanaMed, Inc. to become a wholly-owned subsidiary of Micron Solutions. In connection with the Exchange Agreement, Micron Solutions (i) changed its name to PanaMed Corporation (“PanaMed Corporation”), (ii) effected a 1-for-10 reverse stock split, such that every ten shares of PanaMed Corporation’s common stock became one share of its common stock, and (iii) amended its Articles of Incorporation similarly to decrease the number of its authorized shares of capital stock by the same ratio as the reverse stock split ratio. From 2002 to 2005, PanaMed Corporation operated as a biotech service and licensing company, investing capital into biotechnologies and conducting therapeutic treatment programs in the Ivory Coast, Africa.

In June 2005, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to change our name to Endexx Corporation. At that time, we adopted our current trading symbol, “EDXC.” In September 2005, we acquired Visual Board Books, Inc. (“VBB”), a Software-as-a-Service (“SaaS”) developer, through a merger, whereby VBB merged with and into us, and we were the surviving entity. Subsequently, we operated as a diversified technology and SaaS and compliance and tracking systems company until we shifted our focus to the hemp-derived product industry in August 2014. In October 2018, we changed our name to CBD Unlimited, Inc., and in May 2020, we changed our name back to Endexx Corporation, with CBD Unlimited, Inc., becoming our wholly-owned subsidiary. On January 25, 2021, we filed our Amended and Restated Articles of Incorporation.

Operating Subsidiaries

We currently have two primary related health and wellness product lines:

Hyla US Holdco Limited

Effective August 31, 2022, we closed the transactions contemplated by a Control Acquisition Agreement, pursuant to which we purchased 51% of the issued and outstanding capital stock of Hyla. Hyla specializes in producing and selling organic, plant-based, all-natural zero-nicotine, tobacco-free vape products under the HYLA brand. We now offer a wide range of premium and mass-market vape devices that contain natural guarana extract blended with proprietary botanical formulas. All HYLA vapes are manufactured in Underwriters Laboratories Global Safety certified facilities and undergo rigorous testing and quality controls.

CBD Unlimited, Inc.

Through CBD Unlimited and other subsidiaries, we develop, manufacture, and distribute nutritional supplements and delivery systems for healthy living for the nutraceutical consumer market in the form of hemp-based, non-psychoactive cannabinoids and terpenoid extracts that are infused into products. Our current products encompass premium hemp-derived oils, topicals, delayed release capsules, extracts, tea and coffee, grooming and skincare, and a newly launched high performance, value line of hemp-derived health and skin care products.

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Khode, LLC

On October 1, 2020, we entered into an LLC Operating Agreement of Khode, LLC (“Khode”) and, in May of 2021, we entered into a Membership Interest Purchase Agreement that resulted in a minor adjustment to the holdings of the parties thereto. By virtue of that agreement, we now own 70.01% of the membership interests of Khode and, pursuant to the provisions of the Khode Operating Agreement, are required to make a capital contribution of $3,500,000. As of the date of this Offering Circular , we have made a partial capital contribution in the amount of approximately $1,500,000 and expect to raise the balance through limited, private sales of our debt and equity securities. We cannot provide any assurance that such financing will be available on terms acceptable to us, at times required by us, if at all. If we fail to make the entire capital contribution, we will be in breach of our obligations under the Khode Operating Agreement. In the event of such a breach, the 24.99% interest holder in Khode, a Florida corporation known as Serious Promotions, Inc., will have the right, exercisable by written notice given at any time on or before the date which is twenty Business Days following the occurrence of such event of default, to terminate the Endorsement Agreement (as described in the second paragraph, below), with Khode having a ten-month sell-off period with respect to all Branded Products (as defined in the Khode Operating Agreement) then manufactured but not yet sold.

Effective January 22, 2021, we entered into a Percentage Payment Agreement with a third party that is not otherwise affiliated with Khode, pursuant to which we are obligated to pay to that third party an amount equivalent to 2.1% of all cash received by Khode from its net sales of certain products during the term of that Percentage Payment Agreement, which will terminate when Khode has been dissolved.

During October 2020, Khode entered into a five-year Endorsement and License Agreement with Serious Promotions, Inc., a Florida corporation, f/s/o Khaled, professionally known as DJ Khaled, who is an American artist, record executive and producer, and media personality. Pursuant to that agreement, Khode is to create a custom line of hemp-derived-infused oils, creams, and other beauty products under DJ Khaled’s brand and he is to promote the products through personal appearances, the use of social media platforms, participation in presentation videos, video, and audio “drops,” and media quotes. In connection with DJ Khaled’s services, Khode is obligated to make quarterly payments totaling an aggregate of $5,000,000 by July 1, 2025, of which aggregate amount, as of the date of this Offering Circular, Khode has tendered $750,000 and expects to finance the balance of the quarterly payments through cash flow from operations of Khode. As of the date of this Offering Circular, Khode has not generated any positive cash flow from operations and we cannot provide any assurance that it will generate any cash flow from operations in the future in an amount sufficient to, among other things, make such quarterly payments. (See, Legal Proceedings.)

Planned-for Future State of Operations

Hyla and CBD Unlimited are operational, as is our operating agreement with Khode. In the near- and mid-term, we currently are planning to (i) expand Hyla’s distribution and sales channels both internationally and domestically, (ii) expand retail and ecommerce sales channels for CBD Unlimited and its brand lines, and (iii) seek additional distribution partners and evaluate strategic alliances and potential acquisitions.

Overview of the Hemp-Derived Product Industry

The Difference Between Hemp and Marijuana

Both marijuana and hemp come from the same species of plant called “Cannabis.” Hemp is a unique strain or species known as “Cannabis Sativa L,” which, by dry weight, contains less than 0.3% THC concentration. Cannabis Sativa L plants contain unique compounds called cannabinoids and terpenoids. CBD is one of approximately 66 cannabinoids found in the Cannabis Sativa L plant and shares many properties with cannabis (i.e., marijuana). Unlike CBD derived from marijuana, CBD derived from the aerial parts of the hemp plant contains less than three-tenths of one percent (0.3%) of THC, the component that causes the psychoactive side-effects commonly associated with marijuana. In general, hemp CBD-based products that have a THC concentration of less than 0.3% is generally considered “legal” in the United States, and yields a product that some consumers believe contains the observed medicinal benefits of traditional cannabis, without inducing its “high” in consumers. Notwithstanding the beliefs of many consumers, the FDA has not recognized any medical benefits derived from CBD. CBD is available in several forms, such as isolates, distillates, and oil extracts, including (i) hemp seed oil, which has no CBD, (ii) full-spectrum CBD, which contains phyto-cannabinoids, such as THC, CBN, THCA, CBC, and CBG in variable concentrations, and is considered the most natural form of CBD, and (iii) broad-spectrum CBD, which contains less-to-non-detectable THC than full-spectrum CBD.

Market Opportunity

We believe that, with recent regulatory changes, the hemp-derived product industry is poised for continued growth. Recent projections from According to a Comprehensive Research Report by Market Research Future (MRFR), “Cannabidoil Market Information By Form, Route of Administration, End User, Product, Application, Source and Region Forecast till 2030” the market size was valued $9.1 billion in 2021 and is expected to reach $59.3 billion by 2030 (an 18.2% compound annual growth rate during the forecast period of 2022-2030).

The hemp-derived product industry is still largely underserved against the demand for natural and nutritional supplements and topicals. With the industry poised for growth in the coming years, our established portfolio of products and industry solutions can serve multiple market segments, as well as have been proven to be some of the best performing products according to key retailers like Walgreens.

The vape industry is currently being disrupted by regulators and customers looking to have healthier and safer product solutions for consumers. Our organic, plant-based, all-natural, zero-nicotine, tobacco-free vape products fill a significant void in the market and continue to see growing demand as tobacco-based products are banned or lose favor with consumers.

Our Current Consumer Products

Our focus is on the development, manufacturing, and distribution of plant-based and clean-ingredient consumer products, including nutritional supplements, plant-based alternatives, and delivery systems for healthier living for the consumer market in the form of hemp-based, non-psychoactive cannabinoids, terpenoid extracts, and other plant-based ingredients that are infused into products. Our current products encompass hemp-derived oils, topical skin care for skin health, pain relief support, and beauty products, value price hemp-derived creams and balms, a premium line of hemp-derived health and beauty care products, and organic, plant-based, all-natural, zero-nicotine, tobacco-free vape products. Our PhytoBites® are hemp-derived soft chews for animal use that are formulated to promote health and potentially support an improved quality of life.

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According to the National Institutes of Health, a “dietary supplement” is a product that is intended to supplement the diet. A dietary supplement contains one or more dietary ingredients (including vitamins, minerals, herbs or other botanicals, amino acids, and other substances) or their components; is intended to be taken by mouth as a pill, capsule, tablet, or liquid; and is identified on the front label of the product as being a dietary supplement. None of our products is a dietary supplement.

We have built a network of reliable suppliers of high-quality, hemp-derived and plant-derived products that can also provide pharmacy-grade delivery systems with consistent and precise dosages. The derived and finished products are tested at the point of origin and retested in the certified labs for contaminants, trace elements, potency, and purity. All of our hemp-derived products are developed and produced in ISO 9000 and GMP and OTC-certified facilities in collaboration with our distribution partners throughout the United States and established licensed medical hemp manufacturing and processing facilities. Our plant-based vape products follow similar rigorous standards to make sure they are the most premium in the market.

We believe that our product line is establishing a new standard in quality, transparency, consistency, and accuracy. Using current extraction technologies and sustainable cultivation practices, our ultimate goal is to improve the safety, quality, and bioavailability of plant-based products to our customers. All of our products are sold on our e-commerce sites: www.cbdunlimited.com or www.tryhyla.com, which seamlessly bring together our products, marketing content, and education into two platforms. We also have specific products like our Value Line, which are marketed to the mass-pharmacy, mass-retail, and mass-food markets.

Distribution Methods

All of our products are currently sold online through one of our e-commerce platforms www.cbdunlimited.com or www.tryhyla.com, select distributors, specialty sales groups, and brick-and-mortar retailers.

A portion of our sales comes through our e-commerce platforms, and orders are fulfilled from various fulfillment centers domestically and internationally. Demand for our products is increasing and we are transitioning our distribution to centralized third-party logistics and fulfillment centers in an aim to reduce.

In addition to our e-commerce website, several distributors carry our products and sell them into mass-pharmacy, retail stores, food chains, convenience stores, gas station stores, and specialty shops. Our current retail strategy entails targeting accounts and regions throughout the world where we believe our products are most likely to succeed with shoppers. Our distribution and retail strategy aims to increase our brand exposure and drive follow-on purchases at retail locations that carry our products and through our e-commerce platforms. We utilize social media, print, radio, and digital marketing, as well as broad distribution agreements. We currently have distribution agreements with:

●	Numerous domestic and international distributors, including established partners in key international markets such as Italy, UAE, Egypt and other key regions in the Middle East, Europe, and Asia;
●	Numerous brokers specializing in defined product and channel categories having beneficial relationships with key buyers.

Marketing

The key goal of our sales and marketing strategy is to provide broad exposure of our products and their differentiation to our target consumers. We have adopted a multi-pronged approach to marketing our products and building brand awareness. Currently, our strategy is primarily focused on sampling opportunities where possible, key sponsorships opportunities, as well as digital marketing efforts inclusive of paid digital media, organic social media, search engine optimization, email marketing, and numerous other tactics. We are constantly iterating and testing our marketing spend to maximize results and return on investment.

Competition

For our CBD Unlimited business, the hemp-derived product industry is subject to significant competition and is comprised of thousands of businesses, ranging from growers, extractors, and manufacturers to distributors and retailers, and this number is expected to grow substantially in the coming years. We directly compete with small-to-mid-sized manufacturers with annual revenues between $2 million and $20 million. However, if we are successful in achieving our future growth targets, of which there can be no assurance, we would compete with much larger companies that generate annual revenues in excess of $50 million. Some of our historical key competitors, include Medterra CBD, Kadenwood, LLC, Charlotte’s Web Holdings, Inc., Cresco Labs, Inc., Curaleaf Holdings Inc., CV Sciences, Inc., Elixinol Wellness Ltd., Neuropathix, Inc., Ovation Science Inc., and Zynerba Pharmaceuticals, Inc.; however, there are new competitors entering the market regularly such as direct-to-consumer facing brands Highline Wellness Inc.

Competition against these brands is fierce, with each manufacturer offering a host of hemp-derived products directly competing with us. This can over-populate the market with indistinguishable products and brands, forcing customers to buy products with little information. With so many brands in the market, having a competitive differentiator is essential to attract customers. We believe our products are superior to those of many of our competitors because we have established formulations with controlled dosing and delivery systems and have tested this platform within the healthcare industry with physicians, pharmacists, healthcare service providers, and veterinarians through clinical studies and field work, or other pharmacy collaborations. Additionally, we believe that providing good customer service to our customers, through transparency and education, will set us apart from our competitors. However, it is possible that one or more of our competitors could develop significant research or marketing advantages over us that allow them to provide superior products or pricing, respectively, which could put us at a competitive disadvantage.

For our Hyla business, the competition ranges from traditional tobacco-based product brands that are expanding into, or are already dominating, the consumer demand for vape-type products to more modern brands that are attempting to follow Hyla’s early success in the plant-based, alternative vaping space. Fortunately, Hyla has a first-mover advantage as it relates to organic, plant-based, all-natural, zero-nicotine, tobacco-free vape products and has seen early traction both domestically and internationally. This does not make Hyla not susceptible to being disrupted or overtaken by a competitor; however, it is our belief that Hyla’s experience in creating best-in-class products and a robust product expansion pipeline will help fend off competition far into the future.

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Suppliers

For our Hyla vape business, we have long term relationships with key suppliers in the United States that exclusively manufacture all our plant-based flavored liquid that goes into our disposable devices, which are manufactured in China. The strategic benefit of this arrangement protects Hyla from any copycat or competitor getting access to the unique formulas that are proprietary to our products. All our manufacturers, both domestically and internationally, comply with all local and international manufacturing standards and regulations pertinent to our industry.

For our CBD Unlimited business, we have a network of suppliers and third-party service providers, including state-certified hemp suppliers, manufacturers, and distributors. We source all of our hemp from certified American growers, and manufacture all of our products in CGMP, OTC, Cosmetic, NSF, and ISO-certified facilities. Additionally, all of our ingredients and finished goods are tested for purity and quality by ISO-certified third-party laboratories: Kaycha Labs, Delta Verde Laboratories, DB Labs, LLC, Eurofins Scientific SE and now comply with newly established United Laboratories protocol. We make available to our customers copies of the laboratories’ certificates of analysis, which disclose Cannabinoid, terpenes, and THC concentration, mycotoxins, microbial, heavy metals, pesticides, or any other harmful contaminants. We continuously manage the risks associated with third-party suppliers and service providers by continuously evaluating our supply chain for any quality or manufacturing problems and are continually identifying alternative solutions to any potential issues.

Our Customers

We are not dependent on any single customer for a significant portion of our sales. However, we have customers who purchase our products on a regular basis. We believe this loyalty is an essential factor that will help differentiate our brand and products from our competition. Our goal is to continue to build this loyalty from our customers by offering the highest quality products and best customer service in the hemp-derived product industry.

In addition to the customers who visit our e-commerce platforms, we have strong relationships with wholesalers, distributors, and retailers. Our CBD Unlimited products are now in approximately 8,000 mass-retail stores, gas stations, convenience stores, and independent “Mom and Pop” locations in the United States, and our Hyla products are in approximately ten thousand retail locations and rapidly expanding, both domestically and internationally.

Government Regulation

In 2014, Congress enacted Section 7606 of the Agriculture Act of 2014 (the “2014 Farm Bill”), which provides for the domestic cultivation of industrial hemp as part of agricultural pilot programs adopted by individual states for the purposes of research by state departments of agriculture and institutions of higher education. The 2014 Farm Bill provides for the domestic cultivation of industrial hemp in these pilot programs, notwithstanding other federal laws, such as the Controlled Substances Act (the “CSA”). The 2014 Farm Bill governed any current domestic production of industrial hemp.

The 2014 Farm Bill’s provisions require states that choose to adopt agricultural pilot programs to study the growth, cultivation, or marketing of industrial hemp to do so in a manner that (i) ensures that only institutions of higher education and state agriculture departments are used to grow or cultivate industrial hemp; (ii) requires that sites used for growing or cultivating industrial hemp be certified with, and registered by, the states; and (iii) authorizes state agriculture departments to regulate the pilot programs. Within those parameters, the 2014 Farm Bill gives significant discretion to states to determine whether to adopt an industrial hemp pilot program, and to adopt regulations governing industrial hemp (including marketing research involving products derived from industrial hemp) under those pilot programs. Many of the states that have adopted pilot programs have registered private companies to participate in the pilot program. We worked with farms and extraction facilities that were registered under Arizona’s agricultural pilot program.

Under the 2014 Farm Bill, any cannabis plant, plant part, or plant product that contains a higher concentration of THC than permitted in industrial hemp is considered a Schedule I substance under the CSA and is not protected by the 2014 Farm Bill. In addition, any industrial hemp plant, plant part, or plant product that is produced outside of a state agricultural pilot program may be considered unlawful but not a controlled substance.

In December 2018, the Agriculture Improvement Act of 2018 (the “2018 Farm Bill”) was signed into law. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived products were classified as Schedule I controlled substances, and so were considered illegal under the CSA. With the passage of the 2018 Farm Bill, hemp cultivation is broadly permitted outside of the state agricultural pilot programs. The 2018 Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Pursuant to the 2018 Farm Bill, state agriculture departments must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of the USDA approves the state’s plan. In states opting not to devise a hemp regulatory program, the USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas, such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under the Occupational Health and Safety Act – both of which had federally-run systems for states opting not to set up their own systems. The USDA has deferred review and approval of state plans, establishing its umbrella plan for hemp production in states without approved plans, and issuing federal licenses to producers in such states until the agency promulgates final implementing regulations. Until such time as the USDA issues such final regulations, commercial hemp production under the 2018 Farm Bill cannot legally begin. However, research-related activities involving industrial hemp under the more-restrictive 2014 Farm Bill may continue. The USDA has expressed an intention to issue such final regulations in time for producers to cultivate hemp for commercial purposes during the 2020 growing season; however, the timing and content of the USDA’s final implementing regulations cannot be assured. Moreover, the 2018 Farm Bill permits states to establish additional restrictions on hemp production and hemp products than required under federal law, although states may not interfere with the interstate transportation of hemp or hemp products produced in compliance with the 2018 Farm Bill.

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Even though the 2018 Farm Bill removed industrial hemp from the Schedule I list, the 2018 Farm Bill preserved the regulatory authority of the Food and Drug Administration (the “FDA”) over cannabis and cannabis-derived compounds used in food and pharmaceutical products pursuant to the Federal Food, Drug, and Cosmetic Act (the “FD&C Act”) and Section 351 of the Public Health Service Act. The FDA has stated that it intends to treat products containing cannabis or cannabis-derived compounds as it treats any other FDA-regulated products. The FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce.

The FDA has also stated that it is unlawful under the FD&C Act to introduce food containing added CBD or THC into interstate commerce, or to market CBD or THC products as, or in, dietary supplements, regardless of whether the substances are hemp-derived. Even though products containing cannabis and cannabis-derived compounds remain subject to the FDA’s regulatory authority, there are methods available for those companies who seek to lawfully introduce these products into interstate commerce. For example, a company can seek approval from the FDA to market a human or animal drug that is derived from cannabis with therapeutic claims. In June 2018, the FDA approved Epidiolex, which is a CBD-derived drug approved to treat epilepsy. The approval was based on adequate and well-controlled clinical studies, which gives prescribers confidence in the drug’s uniform strength and consistent delivery that support appropriate dosing needed for treating patients with epilepsy. The FDA’s position leaves a great deal of uncertainty in interpreting the legal standing of CBD – the 2018 Farm Bill legalizes the interstate commerce of hemp, but the FDA has made statements indicating its desire to regulate CBD products, which could significantly limit interstate commerce of CBD products.

Additionally, the Federal Trade Commission (“FTC”) regulates advertising of all products, including for FDA-regulated articles made from hemp and CBD derived from hemp.

Intellectual Property

We do not hold, nor have we applied for, any patents. As of the date of this Offering Circular, we have a registered trademark for “Endexx” and a registered trademark for “PhytoBites.” Additionally, we have applied for several trademarks of our products’ names and logos, including “CBD Unlimited,” “Maggie’s Balm,” and “Blesswell.” As of the date of this Offering Circular, the US Patent and Trademark Office (USPTO) has not approved any CBD-related trademarks, and, accordingly, our applications are still pending.

Research and Development

Our research and development expenses for the years ended September 30, 2022 and 2021 totaled $27,067 and $10,145, respectively, and for the nine months ended June 30, 2023 and 2022 totaled $5,249 and $21,675, respectively, and relate to the development of our products. None of these costs was borne directly by our customers.

Employees

As of December 14, 2023, we have approximately five full-time employees across our businesses. None of our employees is covered by any collective bargaining agreements and we have never experienced a major work stoppage, strike, or dispute. We consider our relationship with our employees to be outstanding.

Reports to Security Holders

Because our class of Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), we are subject to the requirements of Section 13(a) thereunder, which requires us to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and to comply with all other obligations of the Exchange Act applicable to issuers pursuant to Section 12(g). Further, our directors and named executive officers and beneficial owners of five percent (5%) or more of our Common Stock are subject to certain disclosure obligations under the Exchange Act.

You may read and copy this Offering Circular and any future reports we file with the Commission free of charge through the Commission’s website at www.sec.gov. You may obtain further information about us on our websites at https://endexx.com, www.tryhyla.com, and www.cbdunlimited.com. We caution the reader that none of the information contained on such websites is incorporated into this Offering Circular.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this Offering Circular or in any other documents incorporated by reference into this Offering Circular, in light of your particular investment objectives and financial circumstances. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, or prospects. Even if the public market for our Common Stock were to become more robust than historical or if our Common Stock becomes listed on the OTCQB® Venture Market or the OTCQX® Best Market, or on a national securities exchange, in respect of each of which possible listings there can be no assurance, the trading price of our Common Stock may not increase or remain the same and could decline due to any of the risks set forth below or other risks about which the Company cannot provide any guidance and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history on which to judge our new business prospects and management. We commenced operations in the hemp-derived product industry in 2014 in the same year as the 2014 Farm Bill became law and four years prior to the passage of the 2018 Farm Bill. Accordingly, we have only a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. We cannot assure you that we will successfully address any of these risks.

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations. Our net losses were $5,144,560 for the year ended September 30, 2022 and $6,808,154 for the year ended September 30, 2021. As of September 30, 2022, we had a stockholders’ deficit of $11,693,660. The decrease in net loss was the result of the sum of certain positive results in the 2022 fiscal year compared to the 2021 fiscal year:

●	an increase in gross profit of $1,537,188, resulting from a substantial increase in revenues of $1,487,495, combined with a less-than-proportional increase in the cost of revenues of $177,502, and a significant decrease in inventory impairment of $227,195;
●	an increase in operating expenses of $82,673, resulting from a decrease in advertising and promotion expense of $1,183,199, offset by an increase in professional fees of $295,203, an increase in research and development expenses of $16,921, and an increase in general and administrative expenses of $732,187, and an increase in impairment expense of $249,560, which resulted in a decreased loss from operations of $1,454,515; and
●	a decrease in other expense of $209,079 resulting from significant loss from the fair value of derivative liability offset by significant gain from settlement of derivative liability, increases in financing costs and discount amortization, interest expenses, and default penalties, and significant gains on settlement of liabilities and disposition of assets.

We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our product line and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our Common Stock to decline, resulting in a significant or complete loss of your investment.

Our independent registered public accounting firm’s reports for the fiscal years ended September 30, 2022 and 2021 have raised substantial doubt as to our ability to continue as a “going concern.” Our independent registered public accounting firm indicated in its reports on our audited consolidated financial statements as of and for the years ended September 30, 2022 and 2021 that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy the claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us. We have limited capital resources. To date, we have financed our operations through a mix of equity and debt investments by investors, and we expect to continue to do so in the foreseeable future. Our ability to continue our normal and planned operations, to grow our business, and to compete in our industry will depend on the availability of adequate capital.

We cannot assure you that we will be able to obtain additional funding from those or other sources when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it will result in dilution to our then-existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our then-existing stockholders. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new products or future marketing efforts, or reduce or discontinue our operations. Any of these events could significantly harm our business, financial condition, and prospects.

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Another “Pandemic” like the COVID-19 pandemic could have a material adverse impact on our business, results of operations, and financial condition. In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the WHO declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and have had an adverse impact on consumer confidence and spending on certain products and services, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition, and cash flow. As of the date of this Offering Circular, many of the governmental restrictions are in the process of being lessened or lifted, which actions we expect should have a positive impact on consumer confidence and spending and a related positive impact on our business and, thereafter, our financial condition and cash flow.

Our co-packers source raw materials used in our products from suppliers located in the United States. The impact of “Pandemics”, “Tariffs,” and international business complexities can affect any of our suppliers, distributors, and resellers, or transportation or logistics providers. Cost of goods and services, combined with inflation, has negatively affected the price (through increases) and the availability of our ingredients and/or packaging materials (through longer lead times) and has accordingly negatively impacted our supply chain. As these disruptions caused by pandemics, tariffs, and general economic conditions have continued for an extended period of time, our ability to meet the demands of our consumers has been and may be further materially impacted. To date, we have not experienced any reduction in the available supply of our products. Additionally, many of our employees, including members of our management team, continue to work remotely. If our operations or productivity continue to be impacted by these variables, these occurrences will continue to impact our business, financial condition, and cash flow, all in a negative manner. The extent to which any of the above occurrences, whether or not foreseen may further impact our business will depend on future developments and, given the uncertainty around the extent and timing of the potential future spread or mitigation and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our business at this time. However, we expect that, during our current fiscal year, the adverse impact of these variables on our business will slowly abate.

However, as these occurrences have continued for a prolonged period, they have had a material adverse effect on our business, results of operations, financial condition, and cash flow and may have contributed to the volatility in the quoted price of our Common Stock on the OTCM.

The 2018 Farm Bill passed in December 2018, along with undeveloped shared state-federal regulations over hemp cultivation and production that may impact our business. The 2018 Farm Bill was signed into law on December 20, 2018. Pursuant to the terms of the 2018 Farm Bill, state agriculture departments must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of the USDA approves the state’s plan. In states opting not to devise a hemp regulatory program, the USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not known as of the date of this Registration Statement and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the 2018 Farm Bill are in development. As a result of the 2018 Farm Bill’s recent passage, there will be constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state, and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations, or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The possible FDA regulation of hemp and industrial hemp-derived products, and the possible registration of facilities where hemp is grown and hemp-derived products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition. The 2018 Farm Bill established that hemp containing less than 0.3% THC was no longer under the CSA. Previously, the FDA had not approved cannabis, industrial hemp, or CBD derived from cannabis or industrial hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule I drugs. As of the date of this Offering Circular, we have not, and do not intend to file an investigational new drug (“IND”) application with the FDA, concerning any of our products that may contain cannabis, industrial hemp, or CBD derived from industrial hemp. Further, the FDA concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition of the FD&C Act. However, as a result of the passage of the 2018 Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to, the growth, cultivation, harvesting, and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp-derived CBD. In such event, our products could be subject to regulation. However, we do not know what impact would be on the hemp industry in general, and what costs, requirements, and possible prohibitions may be enforced in the future. If we are unable to comply with the conditions and possible costs of such regulations and/or registrations, we may be unable to continue to operate our business.

The FDA limits companies’ ability to discuss the medical benefits of hemp-derived products. Under FDA rules, it is illegal for companies to make “health claims” or any claim that a product has a specific medical benefit without first getting FDA approval for such claim. The FDA has not recognized any medical benefits resulting from the consumption of hemp-derived products, which means that no companies are legally permitted to advertise any health claims related to hemp-derived products. Because of the perception among many consumers that hemp-derived CBD is a health/medicinal product, our inability to make health claims about the hemp-derived materials in our products may limit our ability to market and sell the products to consumers, which would negatively impact our revenues and profits.

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The FDA has recently called into question the legality of products containing hemp-derived ingredients sold as dietary supplements. In November 2019, the FDA issued warning letters to 15 companies for selling products that contain CBD in ways that violate the FD&C Act and stated therein that products containing CBD cannot be sold as dietary supplements. In a series of letters in 2016 and 2017, the FDA stated that, “based on available evidence, FDA has concluded that cannabidiol products are excluded from the dietary supplement definition (the “IND Preclusion”) under Section 201(ff)(3)(B)(ii) of the FD&C Act.” Under that provision, if a substance (such as CBD) has been authorized for investigation as a new drug for which substantial clinical investigations have been instituted and for which the existence of such investigations has been made public, the products containing that substance are excluded from the Section 201(ff)(3)(B)(ii) definition of a dietary supplement. There is an exception to the IND Preclusion if the substance was “marketed as” a dietary supplement or as a conventional food before substantial clinical investigations were instituted pursuant to an authorization for investigation of a new drug and made public, as further discussed below; however, based on available evidence, the FDA concluded that this is not the case for cannabidiol, as it has not concluded that CBD is generally recognized as safe (GRAS) among qualified experts for its use in human or animal food. The FDA has not instituted any rulemaking procedures or provided an opportunity for public comment in arriving at its conclusion regarding CBD in dietary supplements.

The IND preclusion language from Section 201(ff) of the FD&C Act includes several requirements that must be met for a certain ingredient to be precluded from the definition of a dietary supplement. First, the ingredient must have been authorized by FDA for investigation as a new drug. Next, substantial clinical investigations must have been instituted. These substantial clinical investigations must also be made public. Lastly, all of the above must have occurred prior to the marketing of the ingredient as a dietary supplement or food. That is, all of these conditions must be met before the article can be precluded from the definition of a dietary supplement under Section 201(ff)(3)(B)(ii) of the FD&C Act.

According to the National Institutes of Health, a “dietary supplement” is a product that is intended to supplement the diet. A dietary supplement contains one or more dietary ingredients (including vitamins, minerals, herbs or other botanicals, amino acids, and other substances) or their components; is intended to be taken by mouth as a pill, capsule, tablet, or liquid; and is identified on the front label of the product as being a dietary supplement. None of our products is a dietary supplement.

We believe that CBD has been marketed as a dietary supplement prior to commencement and public notice of any substantial clinical investigations instituted on CBD, as the investigations that were publicized were not substantial and they were limited in number and preliminary in nature, thereby rendering the IND Preclusion inapplicable.

U.S. federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenue, or we may be found to be violating the CSA or other federal, state, or foreign laws. Even though we do not cultivate, process, market, or distribute cannabis or any products that contain cannabis, some of our customers do engage in such activities. Cannabis, though not strictly defined in the 2018 Farm Bill, is a Schedule I controlled substance and is illegal under federal law. Even in those states where the use of cannabis has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United Stated, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

At present, numerous states and the District of Columbia allow their citizens to use medical cannabis. Additionally, many states have approved legalization of cannabis for adult recreational use. The laws of these states relative to cannabis are in conflict with the CSA, which makes cannabis use and possession illegal on a national level. If the federal government decides to enforce the CSA with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis could be subject to fines and imprisonment. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us.

Cannabis and cannabis products remain illegal under federal law. Cannabis and CBD containing in excess of 0.3% THC are Schedule I controlled substances and are illegal under federal law, specifically the CSA. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. CBD and cannabinoids derived from industrial hemp are not distinguishable. Although our hemp-derived products contain less than 0.3% THC, if there were mistakes in processing or mislabeling and THC in excess of 0.3% were found in our products, we could be subject to enforcement and prosecution, which would have a negative impact on our business and operation.

Variations in state and local regulation, and enforcement in states that have legalized cannabis, may restrict cannabis-related activities, which may negatively impact our revenues and prospective profits. Individual state laws do not always conform to the federal standard or to other states’ laws. States that have decriminalized cannabis have created legal regimes, structures, and rules related to the use, cultivation, manufacture, distribution, transportation, and sale of medical cannabis and related products. These legal regimes often require companies to apply for and be awarded a license in order to operate a cannabis business operation. Although our products contain less than 0.3% THC, if there were mistakes in processing or mislabeling and THC in excess of 0.3% was found in our products, we could be found to be in violation of these states laws and regulations for not obtaining required licenses.

State laws and regulations are also still in flux as states figure out how best to regulate new products. State laws may change in unexpected ways that could result in our partners losing their licenses, being forced to change their products or services, or raise prices, all of which could impact our revenues and prospective profits.

Laws regarding the transportation of cannabis may change, which may negatively impact our business. Transportation of cannabis is governed by both state and federal law. The interaction between these two legal regimes creates legal and practice difficulties in getting products to market. Changes in state law related to the transportation of cannabis may significantly impact our ability to get products to market or may raise the cost of doing so, which would impact our revenue and potential profits. Although federal law now allows the transportation of products derived exclusively from industrial hemp, both state and federal law make it illegal to transport cannabis products across state lines. Any accidental or intentional transportation of cannabis in our products across state lines could, therefore, result in significant consequences including loss of a state issued license or permit, financial penalties, seizure of our products, and prosecution for the illegal transportation of a Schedule I substance. These consequences may impact our revenues, potential profits, or ability to continue operating in this line of business.

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The approach in the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business. As a result of the conflicting views between state legislatures and the federal government regarding cannabis, investments in, and the operations of, cannabis businesses in the United States are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state, and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. Since the passage of the 2018 Farm Bill, there has been little other legislation passed at the federal level pertaining to the cultivation, transportation, and sale of CBD products. Conversely, numerous laws and guidance have passed on the state and local levels, providing for non-standardized legal standing throughout the US. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. In light of these changes and to the best of our knowledge, we are in compliance with all existing regulations.

We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations. We are substantially dependent on continued market acceptance and proliferation of consumers of hemp and hemp-derived products. We believe that, as hemp and hemp-derived products become more accepted as a result of the passage of the 2018 Farm Bill, the stigma associated with hemp and hemp-derived products will diminish and, as a result, consumer demand will continue to grow. While we believe that the market and opportunity in the hemp space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the hemp industry will adversely affect our business operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively. We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products and services. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the hemp market, this will have a negative impact on our business and financial condition.

Our products and services are new, and our industry is rapidly evolving. Due consideration must be given to our prospects in light of the risks, uncertainties, and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal hemp industry. To be successful in this industry, we must, among other things:

●	develop and introduce functional and attractive product and service offerings;
●	attract and maintain a large base of consumers;
●	increase awareness of our brands and develop consumer loyalty;
●	establish and maintain strategic relationships with distribution partners and service providers;
●	respond to competitive and technological developments; and
●	attract, retain, and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving any or all of these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, and operating results.

Some of our products and services are new and are only in early stages of commercialization. We are not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of our products may have limited functionalities, which may limit their appeal to consumers and put us at a competitive disadvantage. If our current or future products and services fail to function properly or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims that could have a material adverse effect on our business, financial condition, and operating results.

As is typical in a new and rapidly evolving industry, demand, and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because our market is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our products and services will develop or that a demand for our products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected, or becomes saturated with competitors, our business, financial condition, and operating results would be materially adversely affected.

Federal intellectual property laws may limit our ability to protect our trademarks, names, logos, and other intellectual property. U.S. trademark law makes it unlawful to trademark any product that cannot legally be sold across state lines. Because the sale and transportation of cannabis and cannabis products is still prohibited under federal law, this may limit our ability to secure trademark protection for our products. We applied for trademark protection with the understanding that our products are derived from industrial hemp and other legal sources; however, because of the current state of cannabis law, the U.S. Patent and Trademark Office may reject our current or future applications. This would negatively impact our ability to protect our intellectual property, which could negatively impact our revenues and prospective profits.

If we fail to protect our intellectual property, our business could be adversely affected. Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our intellectual property to distinguish our products from our competitors’ products. We rely on trade secrets and confidentiality provisions to establish and protect our intellectual property, including our proprietary formulas and manufacturing techniques. We may not be able to enforce some of our intellectual property rights because cannabis is illegal under federal law.

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Any infringement or misappropriation of our intellectual property or proprietary formulations could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror our products or processes without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar products or processes or designing around our intellectual property.

Although we believe that our products and processes do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business. We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell or processes we employ are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or processes or obtain a license for the manufacture and/or sale of such products or processes or cease selling such products or employing such processes. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or processes are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Tax laws related to cannabis may impact our ability to generate revenue or potential profits. Section 280E of the Internal Revenue Code prohibits cannabis businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates compared to similar companies in other industries. With the passage of the 2018 Farm Bill, we believe that Section 280E of the Internal Revenue Code will not apply to us. However, if we inadvertently produce or sell products that are considered cannabis, or are deemed to engage in a cannabis business despite the passage of the 2018 Farm Bill, we may be subject to Section 280E of the Internal Revenue Code, which would prohibit us from deducting our ordinary and necessary business expenses. In such instance, our business may be less profitable than it could otherwise be.

State tax laws are also changing. Even though state taxes are already high, many local jurisdictions are imposing heavy additional taxes either as a disincentive for cannabis companies to operate there or in order to cash in on the growing number of cannabis companies paying taxes. It is unknown how states will treat companies engaging in the hemp-derived product industry from a tax perspective. High taxes could overwhelm our partner companies causing them to go out of business or raise prices for their services, which in turn may impact our revenues and profits by forcing us to find different partners in more tax friendly areas or pay higher prices.

We may not be able to obtain the necessary permits and authorizations to operate our business in the future. We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for our business, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the cannabis and hemp-derived product industries. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate, which could have a material adverse effect on our business.

Changes in the regulations governing cannabis outside of the United States may adversely impact our prospects. Our growth strategy with respect to international expansion of the new business lines continues to evolve as regulations governing the cannabis and hemp-derived product industries in foreign jurisdictions become more fully developed. Interpretation of these laws, rules, and regulations and their application is ongoing. Amendments to current laws, regulations, and guidelines, more stringent implementation, or enforcement thereof, enactment of new laws, the adoption of new regulations, or other unanticipated events, including changes in political regimes and attitudes toward cannabis and hemp-derived products are beyond our control and could material adverse effect on our international growth prospects.

We cannot assure you that we will be able to expand our operations into legal jurisdictions outside of the United States, and any such expansion will be subject to risks. There can be no assurance that any market for cannabis products to be offered by us will develop in any jurisdiction outside of the United States. Laws, regulations, and perceptions pertaining to cannabis and hemp-derived products vary widely internationally, and the scope or pace of legalization of cannabis and hemp-derived products cannot be predicted or assured. If and when additional legal markets for cannabis and hemp-derived products develop, our pursuit of such markets may expose it to new or unexpected risks or significantly increase its exposure to one or more existing risk factors, including economic instability, changes in laws and regulations, and the effects of competition. These factors may limit our capability to successfully expand our operations into such jurisdictions and may have a material adverse effect on our business, financial condition, and results of operations.

We will become subject to further laws and regulations as we expand internationally. In addition to initiating business operations in Jamaica, we plan on expanding our business internationally. If and as this international expansion occurs, we will become subject to the laws and regulations of (as well as international treaties among) the foreign jurisdictions in which we operate or import or export products or materials. In addition, we may avail ourselves of proposed legislative changes in certain jurisdictions to expand our product portfolio, which expansion may include business and regulatory compliance risks as yet undetermined. Failure by us to comply with the current or evolving regulatory framework in any jurisdiction could have a material adverse effect on our business, financial condition, and results of operations. There is the possibility that any such international jurisdiction could determine that we were not or is not compliant with applicable local regulations. If our historical or current sales or operations were found to be in violation of such international regulations, we may be subject to enforcement actions in such jurisdictions including, but not limited to civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations or asset seizures and the denial of regulatory applications, each of such circumstances could have a material adverse effect on our business, financial condition, and results of operations.

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Reliance on third-party suppliers, service providers, manufacturers, and distributors may result in disruption to our business lines’ supply chains. Suppliers, service providers, and distributors of our products may elect, at any time, to breach or otherwise cease to participate in supply, service, or distribution agreements, or other relationships, on which the operations of our business rely. The loss of suppliers, service providers, manufacturers, or distributors would have a material adverse effect on the business and operational results of our business.

Industrial hemp is vulnerable to specific agricultural risks that could have a material adverse effect on the availability of hemp to be purchased by us for use in our products. Our suppliers may grow their industrial hemp outdoors. As such, the risks inherent in engaging in outdoor agricultural businesses apply. Agricultural production by its nature contains elements of risk and uncertainty that may adversely affect our business and operations, including but not limited to the following: (i) any future climate change with a potential shift in weather patterns leading to droughts and associated crop losses; (ii) potential insect, fungal, and weed infestations resulting in crop failure and reduced yields; (iii) wild and domestic animals damaging the crops; and (iv) crop raiding, sabotage, or vandalism, all of which could affect the availability of hemp that we can purchase for use in our products. If hemp is not readily available, our business and financial condition would be materially adversely effected.

Loss of key contracts with our suppliers, renegotiation of such agreements on less favorable terms or other actions these third parties may take could harm our business. Most of our agreements with suppliers of our industrial hemp, including our key supplier contract, may be subject to cancellation or non-renewal. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit our ability to procure raw material to manufacture our products. This could negatively affect our ability to meet consumer demand for our products. Upon expiration or termination of these agreements, our competitors may be able to secure industrial hemp from our existing suppliers that will put us at a competitive disadvantage in the market.

We have a limited number of supply sources and depend solely on United States-based suppliers, which may subject us to additional risks. We believe that our continued success will depend upon the availability of raw materials that permit us to meet labeling claims and quality control standards. The supply of our industrial hemp is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations, and availability of manual labor or equipment for harvesting. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials, could require product reformulations, the qualification of new suppliers, and repackaging and could result in a substantial reduction or termination by us of our sales of certain products, any of which could have a material adverse effect upon us. Accordingly, there can be no assurance that the disruption of our supply sources will not have a material adverse effect on us.

We also exclusively obtain our raw product from United States’ suppliers. Therefore, our business is subject to the risks generally associated with a lack of geographic diversity in our suppliers poses, including the potential for enforcement activity, natural disasters affecting key geographic locations where our ingredients are grown, and possible challenges with exporting our products abroad.

The market for industrial hemp and hemp-derived products in the United States is relatively new and is subject to risks associated with an emerging industry. This industry and market may not continue to exist or grow as anticipated or we may ultimately be unable to succeed in this industry or market. The hemp and hemp-derived product industry in the United States is highly speculative and is a relatively new industry that appears to be rapidly expanding but ultimately may not be successful. We face inherent challenges associated with being in a new market, including establishing reliable agricultural supply chains and processing and manufacturing to compete with producers in other countries where industrial hemp cultivation has already been established. Therefore, we are subject to all of the business risks associated with a new business in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of hemp products, failure to establish business relationships, and competitive disadvantages as against larger and more established competitors.

Laws governing our access to banking services are uncertain and are in a state of flux. Since the commerce in cannabis is illegal under federal law, most federally chartered banks will not accept funds for deposit from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have difficulty finding a bank willing to accept their business. With the passage of the 2018 Farm Bill, we expect the banking industry will be more open to doing business with compliant hemp business. However, banks may still refuse to open bank accounts, make loans, or initiate currency transactions with us. Additionally, major credit card processors also may be hesitant to do business with us and, as a result, we may be forced to find less reputable credit card processing solutions abroad, or pay higher transaction fees.

The House of Representatives approved the Secure and Fair Enforcement Banking Act in September 2019 and its provisions were included in the HEROES Act relief bill that it approved in May 2020. Those provisions are designed to protect banks that service the cannabis industry from being penalized by federal regulators as well as to protect ancillary business that work with the cannabis industry from being charged with money laundering and other financial crimes. However, whether the provisions of this bill will be introduced again and ultimately passed is unknown and, even if it is passed, it may not result in a more open banking climate. Our inability to open and maintain bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical, and security challenges and could result in our inability to implement our business plan. Similarly, many of our suppliers, partners, and customers are involved in cannabis and/or hemp businesses and further restriction to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition, and results of operations.

Banking regulations in our business are costly and time consuming, which may negatively impact our business. In assessing the prospective risk of providing services to hemp-related business, financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related or hemp-related businesses; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold; (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly.

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Due to our involvement in the hemp industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability. Insurance that is otherwise readily available, such as general liability and product liability, may be more difficult for us to obtain and has been more expensive, because of our involvement in the hemp industry. There are no guarantees that we will be able to find such insurance in the future, or that the cost will be affordable to us. If we are forced to go without such insurance, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liability.

We are dependent on the popularity of consumer acceptance of our product lines and service offerings. Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance and demand of our product lines and service offerings. Acceptance of our products and services will depend on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety, and reliability. If customers do not accept our products, or if we fail to meet customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced. Due to the changing consumer preferences, it is also difficult to forecast demand for hemp-derived products. There is a high risk that hemp-derived products’ ultimate popularity will decline, leading to lower revenues.

A drop in the retail price of hemp-derived products may negatively impact our business. The demand for our products depends in part on the price of commercially grown hemp. Fluctuations in economic, market, and agricultural conditions that impact the prices of commercially grown hemp, such as increases in the supply of such hemp and the decrease in the price of products using commercially grown hemp, could cause the demand for hemp-derived products to decline, which would have a negative impact on our business.

We could suffer reputational and financial damage in the event of injury from our products or product recalls. As a manufacturer and distributor of products intended for human consumption or use, we are subject to product liability claims if the use of our products by others is alleged to have resulted in harm or injury. Our products consist of hemp-derived oils, creams, lotions, extracts, and other ingredients that are not subject to pre-market regulatory approval in the United States or internationally, as well as snacks and health, but not dietary, supplements. Previously unknown adverse reactions resulting from human consumption or use of these ingredients could occur, which would likely result in product liability claims against us, and which would increase our costs and adversely affect our reputation and harm our business. We may be held liable if any illness or injury caused by any product we develop, manufacture, or distribute, if any such product is found to be unsuitable for use. In addition to any reputational damage we would suffer, we cannot guarantee that our product liability insurance or that of any of our suppliers would fully cover potential liabilities. In the event of litigation, any adverse judgments against us would have a material adverse effect on our financial condition, including our cash balances, and results of operations.

The presence of THC in our hemp-derived products may cause adverse consequences to users of such products that will expose us to the risk of liability and other consequences. Our products are made from industrial hemp, which contains THC, though typically at a low level. As a result of the variability of agricultural products, certain of our products contain varying levels of THC. THC is an illegal or controlled substance in many jurisdictions. Whether or not ingestion of THC (at low levels or otherwise) is permitted in a particular jurisdiction, there may be adverse consequences to end users who test positive for THC attributed to use of our products through unintentional presence in its products of THC, even if only in trace amounts. In addition, certain metabolic processes in the body may negatively affect the results of drug tests. Positive tests may adversely affect the end user’s reputation, ability to obtain or retain employment, and participation in certain athletic or other activities. A claim or regulatory action against us based on such positive test results could materially adversely affect our reputation, potentially expose us to material liability, and potentially require us to recall our products.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel. Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. In particular, if the hemp industry continues to grow, demand for personnel may become more competitive. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to manage or grow our business effectively, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to manage our growth or improve our operational, financial, and management information systems effectively, which would impair our results of operations. In the near term, we intend to expand the scope of our operations activities significantly, including Hyla plant-based vape products both internationally and domestically. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management, and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

●	The need for continued development of our financial and information management systems;
●	The need to manage strategic relationships and agreements with manufacturers, customers, and partners; and
●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to manage growth effectively will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

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If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected. In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer. Our participation in the hemp-derived product industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects. We have not been, and are not currently, subject to any material litigation, complaint, or enforcement action regarding cannabis or hemp (or otherwise) brought by any federal, state, or local governmental authority.

Risks Relating to Our Hyla Business

Significant federal, state, and local governmental actions, including actions by the FDA, and various private sector actions may have an adverse impact on us. Actions by the FDA and other federal, state, or local governments or agencies may impact not only the adult tobacco and vape consumer acceptability of or access to tobacco, or similarly categorized non-tobacco-based products like those of Hyla (for example, through product standards that may be proposed by the FDA for non-nicotine and flavors), but also may limit adult consumer choices, delay or prevent the launch of new or modified non-tobacco-based vapes or other products with claims of reduced risk compared with tobacco-based products, require the recall or other removal of non-tobacco products from the marketplace (for example, as a result of product contamination or because the FDA determines that removal is necessary for the protection of public health), impose additional manufacturing, labeling, or packing requirements, or interrupt manufacturing or otherwise significantly increase the cost of doing business. Any one or more of these actions may have a material adverse impact on the business, consolidated results of operations, cash flows, or financial position of Hyla and of us.

Hyla’s business faces significant competition (including across categories) and its failure to compete effectively could have an adverse effect on the results of operations or cash flows of Hyla and us. Despite not being a tobacco-based product, Hyla business operates and sells into highly competitive tobacco and tobacco-based vape categories. This competition also exists across categories as adult tobacco consumer preferences evolve. Significant methods of competition include products with nicotine, product quality, taste, price, product innovation, marketing, packaging, distribution, and promotional activities. A highly competitive environment could negatively impact the profitability, market share and shipment volume of Hyla’s products, which could have an adverse effect on the results of operations or cash flows of Hyla and us.

Hyla may be unsuccessful in anticipating changes in adult consumer preferences, responding to changes in consumer purchase behavior, or managing through difficult competitive and economic conditions, which could have an adverse effect on the results of operations and cash flows of Hyla and us. Hyla is subject to intense competition and changes in adult consumer preferences. To be successful, Hyla must continue to:

●	promote its brand equity successfully;
●	anticipate and respond to new and evolving adult consumer preferences;
●	develop, manufacture, market and distribute new and innovative products that appeal to adult consumers (including, where appropriate, through arrangements with, or investments in, third parties);
●	improve productivity; and
●	protect or enhance margins through cost savings and price increases.

The willingness of adult consumers to purchase premium consumer product brands depends in part on economic conditions. In periods of economic uncertainty, adult consumers may purchase more discount brands and/or, in the case of tobacco and vape products, consider lower-priced tobacco and vape products, which could have a material adverse effect on the business, results of operations, cash flows, or financial position of Hyla and us. While Hyla works to broaden its product portfolio to compete effectively with lower-priced products, the failure to do so could negatively impact Hyla’s ability to compete in these circumstances.

Hyla may be unsuccessful in developing and commercializing adjacent products or processes, including innovative non-tobacco-based products that may reduce the health risks associated with current tobacco products in the market and that appeal to adult tobacco consumers, which may have an adverse effect on Hyla’s ability to grow revenue and put Hyla at a competitive disadvantage. Hyla has growth strategies involving further moves and potential moves into adjacent products or processes, including innovative non-tobacco, but tobacco-like, products. Some innovative non-tobacco products may reduce the health risks associated with current tobacco products on the market, while continuing to offer adult tobacco consumers (within and outside the United States) products that meet their taste expectations and evolving preferences. Examples include Hyla’s current vape products that do not contain nicotine and that reduce or eliminate exposure to cigarette smoke and/or constituents identified by public health authorities as harmful, such as e-vapor products. Hyla may not succeed in its efforts to introduce such new products, which would have an adverse effect on the ability to grow revenue.

Further, Hyla cannot predict whether regulators, including the FDA, will permit the marketing or sale of products with claims of reduced risk to adult consumers, the speed with which the FDA may make such determinations or whether regulators will impose an unduly burdensome regulatory framework on such products. Nor can we predict whether adult tobacco consumers’ purchasing decisions would be affected by reduced risk claims if permitted.

Adverse developments on any of these matters could negatively impact the commercial viability of such products. If Hyla does not succeed in its efforts to develop and commercialize its innovative organic, plant-based, all-natural, zero-nicotine, tobacco-free vape products or to obtain regulatory approval for the marketing or sale of products with claims of reduced risk, but one or more of Hyla’s competitors does succeed, Hyla may be at a competitive disadvantage, which could have an adverse effect on Hyla’s financial performance or ours.

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Significant changes in price, availability or quality of raw materials or component parts could have an adverse effect on the profitability and business of Hyla and ours. Any significant change in prices, quality or availability of raw materials or component parts could adversely affect Hyla’s profitability and business and ours.

Because Hyla relies on a few significant facilities and a small number of key suppliers, an extended disruption at a facility or in service by a supplier could have a material adverse effect on its business and the results of operations, cash flows, or financial position of Hyla and us. Hyla faces risks inherent in reliance on a few significant facilities and a small number of key suppliers. A natural or man-made disaster or other disruption that affects the manufacturing operations of Hyla or the operations of any key suppliers of Hyla, including as a result of a key supplier’s unwillingness to supply goods or services to a Hyla, could adversely impact the operations of Hyla. An extended disruption in operations experienced by Hyla or key suppliers could have a material adverse effect on Hyla’s business and the results of operations, cash flows, or financial position of Hyla and us.

Hyla could decide or be required to recall products, which could have a material adverse effect on the business, reputation, results of operations, cash flows, or financial position of Hyla or us. In addition to a recall that could be required by the FDA, Hyla could decide, or other laws or regulations could require it, to recall products due to the failure to meet quality standards or specifications, suspected or confirmed and deliberate or unintentional product contamination, or other adulteration, product misbranding, or product tampering. Product recalls could have a material adverse effect on the business, reputation, results of operations, cash flows, or financial position of Hyla or us.

The failure of Hyla’s information systems or service providers’ information systems to function as intended, or cyber-attacks or security breaches, could have a material adverse effect on the business, reputation, results of operations, cash flows or financial position of Hyla. Hyla relies extensively on information systems, many of which are managed by third-party service providers (such as cloud providers), to support a variety of business processes and activities, including: complying with regulatory, legal, financial reporting and tax requirements; engaging in marketing and e-commerce activities; managing and improving the effectiveness of its operations; manufacturing and distributing its products; collecting and storing sensitive data and confidential information; and communicating internally and externally with employees, investors, suppliers, trade customers, adult consumers, and others. To date, interruptions of its information systems have been infrequent and have not had a material impact on its operations. However, because technology is increasingly complex and cyber-attacks are increasingly sophisticated and more frequent, there can be no assurance that such incidents will not have a material adverse effect on Hyla in the future. Failure of Hyla’s systems or service providers’ systems to function as intended, or cyber-attacks or security breaches, could result in loss of revenue, assets, personal data, intellectual property, trade secrets or other sensitive and confidential data, violation of applicable privacy and data security laws, damage to Hyla’s reputation and its brand, operational disruptions, legal challenges, and significant remediation and other costs to Hyla.

International business operations subject Hyla to various United States and foreign laws and regulations, and violations of such laws or regulations could result in reputational harm, legal challenges, and/or significant costs. Hyla engages (directly or indirectly) in certain international business activities that are subject to various United States and foreign laws and regulations. In addition, foreign regulations, as well as how these regulations interact with United States regulations are constantly evolving. Violations of these laws or regulations, or allegations of such violations, could result in reputational harm, legal challenges, and/or significant costs to Hyla or us.

Hyla may be unable to attract and retain the best talent due to the impact of decreasing social acceptance of tobacco usage and tobacco-like products. Although none of Hyla’s products contains tobacco, Hyla’s ability to implement its strategy of attracting and retaining talent may be impaired by the impact of decreasing social acceptance of tobacco usage or tobacco-like products and tobacco regulation and control actions. The vape and tobacco industry competes for talent with the consumer products industry and other companies that enjoy greater societal acceptance. As a result, Hyla may be unable to attract and retain sufficient talent and personnel.

Future economic and financial conditions could adversely impact our financial condition and results. Hyla’s business is sensitive to global, national, and regional macroeconomic conditions, as well as specific inflation levels and buying patterns. Adverse developments, including heightened economic uncertainty, could reduce the demand for consumer products like Hyla’s, which could have a material adverse effect on Hyla’s revenue, results of operations, cash flows and financial position and ours.

●	Conditions in the credit markets could adversely impact Hyla’s and our results of operations and financial position; and
●	Turmoil in the credit markets or a contraction in the availability of credit would make it more difficult for Hyla to meet its capital requirements and could cause Hyla to change its financial relationship with its vendors.
●	Access to credit and capital is key for financing large customer orders. If turmoil in the credit markets were to occur, it could materially adversely impact Hyla’s and our results of operations and financial position.

Hyla’s business could be adversely affected if it loses key distribution clients. Hyla operates its business through key distributors in markets across the globe. The loss of one or more distributors could materially affect the results of Hyla as a whole. The loss of several of Hyla’s largest distributors could have a material adverse effect on its business, results of operations, cash flows, and financial position and ours.

Hyla’s two largest clients (measured by revenue generated) accounted for 50% of Hyla’s revenue for the year ended September 30, 2022. A significant reduction in spending on Hyla’s products by those clients, or the loss of several of Hyla’s larger clients, could have a material adverse effect on Hyla’s business, results of operations, and financial position and ours.

Hyla’s ability to generate new business from new and existing clients may be limited. To increase its revenues, Hyla needs to obtain additional distribution clients or generate demand for additional products from existing clients. Hyla’s ability to generate initial demand for its product from new distribution clients and additional demand from existing distribution clients is subject to such clients’ and potential clients’ requirements, their pre-existing vendor relationships, financial conditions, strategic plans, and internal resources, as well as the quality of Hyla’s products and reputation. To the extent Hyla cannot generate new business from new and existing clients due to these limitations, the Hyla’s ability to grow its business and to increase its revenues will be limited.

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Hyla is exposed to the risk of client defaults. Hyla often incurs expenses on behalf of its clients for product that is to be manufactured and delivered. The difference between the gross production cost and the revenue earned by Hyla can be significant. While Hyla takes precautions against default on payment for these orders (such as credit analysis, advance billing of clients, and receipt of client deposits) and has historically had a very low incidence of default, Hyla is still exposed to the risk of significant uncollectible receivables from its clients. The risk of a material loss could significantly increase in periods of severe economic downturn. Such a loss could have a material adverse effect on Hyla’s results of operations, cash flows and financial position and ours.

Significant Reliance on Key Shareholder of the Company. Hyla is currently a majority owned subsidiary of ours. Previously, it was wholly owned by Hyla UK, which was established and built on the relationships of one individual who remains its majority shareholder. Although this individual executed a non-competition agreement with us when we acquired majority interest in Hyla, due to his connections and relationships in the market in which Hyla does business, any loss of this individual or his continued support of Hyla could have a material adverse effect on its results of operations, cash flows, and financial position and ours.

Risks Relating to Our Common Stock

The market price of our Common Stock may fluctuate significantly, which could negatively affect us and the holders of our Common Stock. The trading price of our Common Stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our Common Stock could decrease, perhaps significantly. Other factors that may affect the market price of our Common Stock include:

●	volatility in the trading markets generally and in our particular market segment;
●	limited trading of our Common Stock;
●	actual or anticipated fluctuations in our results of operations;
●	the financial projections we may provide to the public, any changes in those projections, or our failure to meet those projections;
●	announcements regarding our business or the business of our customers or competitors;
●	changes in accounting standards, policies, guidelines, interpretations, or principles;
●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;
●	developments or disputes concerning our intellectual property or our offerings, or third-party proprietary rights;
●	announced or completed acquisitions of businesses or technologies by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	any major change in our board of directors (our “Board”) or management;
●	sales of shares of our Common Stock by us or by our stockholders;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

Statements of, or changes in, opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could have an adverse effect on the market price of our Common Stock. In addition, the stock market as a whole, as well as our particular market segment, has from time to time experienced extreme price and volume fluctuations, which may affect the market price for the securities of many companies, and which often have appeared unrelated to the operating performance of such companies. Any of these factors could negatively affect our stockholders’ ability to sell their shares of Common Stock at the time and price they desire.

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders. We are authorized to issue up to 1,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 506,357,952 shares of Common Stock and 4,878,048.8 shares of Series H Convertible Preferred Stock (the “Series H Stock”) are currently issued and outstanding as of December 14, 2023. The number of shares of Common Stock issued and outstanding excludes the shares of Common Stock underlying the shares of Series H Stock and shares underlying common stock purchase warrants. We expect to seek additional financing in order to provide working capital to our business or may issue additional shares of Common Stock as compensation. Our Board has the power to issue any or all of such authorized but unissued shares of our Common Stock at any price and, in respect of the preferred stock, at any price and with any attributes, our Board considers sufficient, without stockholder approval. The issuance of additional shares of Common Stock in the future will reduce the proportionate ownership and voting power of current stockholders and may negatively impact the market price of our Common Stock.

We may issue additional securities with rights superior to those of our Common Stock, which could materially limit the ownership rights of our stockholders. We may offer additional debt or equity securities in private and/or public offerings in order to raise working capital or to refinance our debt. Our Board has the right to determine the terms and rights of any debt securities and preferred stock without obtaining the approval of our stockholders. It is possible that any debt securities or preferred stock that we sell would have terms and rights superior to those of our Common Stock and may be convertible into shares of our Common Stock. Any sale of securities could adversely affect the interests or voting rights of the holders of our Common Stock, result in substantial dilution to existing stockholders, or adversely affect the market price of our Common Stock.

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Quotation on the OTCM’s OTCQB® Venture Market may be volatile and sporadic. Currently, our Common Stock is quoted on the OTCM’s OTCQB® Venture Market. Trading in stock quoted on over-the-counter markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress or inflate the market price of our Common Stock for reasons unrelated to operating performance. Moreover, the OTCM is not a stock exchange, and trading of securities on this market is often more sporadic than the trading of securities listed on a national securities exchange, i.e., the New York Stock Exchange, the NYSE American, or The Nasdaq Stock Market.

The Holders of our Series H Stock control more than half of our voting securities; they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors. The holders of our Series H Stock control in excess of 50% of our total voting power. As a result, they will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors;
●	to amend or prevent an amendment to our Articles of Incorporation or Bylaws;
●	to effect or prevent a merger, sale of assets, or other corporate transaction; and
●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover, or other business consolidation, or discouraging a potential acquirer from making a tender offer for our Common Stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We will be a “controlled company” within the meaning of the Nasdaq rules and the NYSE rules and, as a result, will qualify for, and will rely on, exemptions from certain corporate governance requirements that provide protection to the stockholders of companies that are subject to such corporate governance requirements. Because the holders of our Series H Stock control in excess of 50% of our total voting power, we will be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq rules and the NYSE rules. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain of the exchange’s corporate governance requirements. As of the date of this Offering Circular, our Common Stock is not listed on the New York Stock Exchange, the NYSE American, or the Nasdaq Stock Market and there cannot be any assurance that it ever will be listed on a national securities exchange. If our Common Stock qualifies to be listed on a national securities exchange and if we choose to initiate the listing process, we will then determine whether we characterize ourselves as a “controlled company” for corporate governance requirements. As a company, whose Common Stock is currently quoted on the OTCM’s OTCQB® Venture Market, we are not required to abide by the corporate governance rules of a national securities exchange and accordingly, do not have a fully independent series of board committees. Thus, as a consequence of our reliance on certain exemptions from the Nasdaq standards provided to “controlled companies,” you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of a national securities exchange.

We are not subject to the rules of a national securities exchange requiring the adoption of certain corporate governance measures and, as a result, our stockholders do not have the same protections. Separately from the “controlled company” analysis of the previous risk factor, we are not subject to the rules of a national securities exchange, such as the New York Stock Exchange, the NYSE American, or The Nasdaq Stock Market. National securities exchanges generally require more rigorous measures relating to corporate governance that are designed to enhance the integrity of corporate management. The requirements of the OTCM’s OTCQB® Venture Market afford our stockholders fewer corporate governance protections than those of a national securities exchange. Until we comply with such greater corporate governance measures, even though such compliance is not required by the OTCM for quotations of shares of our Common Stock on the OTCM’s OTCQB® Venture Market, our stockholders will have fewer protections, such as those related to director independence, stockholder approval rights, and governance measures that are designed to provide oversight of a corporation’s management by its board of directors.

A decline in the price of our Common Stock could affect our ability to raise working capital, which could adversely impact our ability to continue our operations. A prolonged decline in the price of our Common Stock could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. We may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities; thus, a decline in the price of our Common Stock could be detrimental to our liquidity and our operations because the decline may adversely affect investors’ desire to invest in our securities. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products or services and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our Common Stock and we may be forced to reduce or discontinue operations.

Because we do not intend to pay any cash dividends on our shares of Common Stock in the near future, our stockholders will not be able to receive a return on their shares unless and until they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the near future. The declaration, payment, and amount of any future dividends will be made at the discretion of our Board, and will depend upon, among other things, the results of operations, cash flow, and financial condition, operating and capital requirements, and other factors as our Board considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless our Board determines to pay dividends, our stockholders will be required to look to appreciation of our Common Stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, possibly subject us to regulatory scrutiny and sanctions, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our Common Stock. Effective internal controls are necessary for us to provide reliable financial reports and effectively to prevent fraud. We maintain a system of internal controls over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our Board, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”).

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Because our class of Common Stock is now registered pursuant to Section 12(g) of the Exchange Act, we will have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue to grow. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our Common Stock.

We lack sufficient internal controls over financial reporting and implementing acceptable internal controls will be difficult with a limited number of management personnel, which will make it difficult to ensure that information required to be disclosed in our future reports filed and submitted under the Exchange Act is recorded, processed, summarized, and reported as and when required. As of the date of this Offering Circular, we currently lack certain internal controls over our financial reporting. We have a limited number of management personnel, which may make it difficult to implement such controls at this time. The lack of such controls makes it difficult to ensure that information required to be disclosed in our reports to be filed and submitted under the Exchange Act (now that our class of Common Stock is registered pursuant to Section 12(g) thereof) will be recorded, processed, summarized, and reported, as and when required.

The reasons we believe that our disclosure controls and procedures are not fully effective are because:

●	there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to our size;
●	the staffing of our accounting department is weak due to the lack of qualifications and training, and the lack of formal review process;
●	our control environment is weak due to the lack of an effective risk assessment process, the lack of internal audit function, and insufficient documentation and communication of the accounting policies; and
●	failure in the operating effectiveness over controls related to recording revenue.

We cannot assure you that we will be able to develop and implement the necessary internal controls over financial reporting. The absence of such internal controls may inhibit investors from purchasing our shares and may make it more difficult for us to raise debt or equity financing.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements. Our Common Stock is categorized as “penny stock.” The Commission adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share and we did not qualify for any of the other exceptions; therefore, our Common Stock is considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with his or her spouse. The penny stock rules require a broker-dealer buying our securities, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability and/or willingness of broker-dealers to trade our securities, either directly or on behalf of their clients, may discourage potential investor’s from purchasing our securities, or may adversely affect the ability of our stockholders to sell their shares.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted sales practice requirements that may limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock. In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which could limit your ability to buy and sell our Common Stock, have an adverse effect on the market for our shares, and thereby depress our price per share of Common Stock.

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The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees. Our Articles of Incorporation contain a provision limiting the personal liability of our directors and officers to our stockholders and to us for damages for the breach of a fiduciary duty as a director or officer except with respect to (i) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada law. We also previously entered into employment agreements with each of our officers pursuant to which we have contractual indemnification obligations. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our stockholders and us.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us. Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The potential effect of Nevada’s business combination law is to discourage parties interested in taking control of us from doing so if these parties cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Risks Relating to the Offering

The shares are offered on a “best efforts” basis, and we may not sell the maximum Offering. If we do not raise a substantial amount of proceeds, we will not have sufficient working capital and will not be able to carry out the business as described in this Offering Circular. Because there is no minimum offering amount required in this Offering, the actual proceeds that we may receive are not presently determinable and may be substantially less than the maximum amounts we are offering hereby.

Because this is a “best efforts” offering, investors who invest initially will be subject to more risk than later investors. Because there is no minimum amount of proceeds we must raise, the earlier investors that invest in this Offering, the greater degree of risk they will incur. If you purchase shares of Common Stock in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds that we have outlined in this Offering Circular or to meet our working capital needs.

We may not be able to obtain additional financing. Even if we are successful in selling the maximum Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for implementation of our strategy, which could seriously harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current stockholders and to you if you invest in this offering.

An investment in the shares is speculative and there can be no assurance of any return on any such investment. An investment in our Common Stock is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The offering price has been arbitrarily determined. The offering price of the shares of our Common Stock has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to the quotation price of our Common Stock on the OTCM’s OTCQB® Venture Market or our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the shares of our Common Stock may not be indicative of the value of the shares or of the Company, now or in the future.

Our has broad discretion in application of proceeds. Our management has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds hereof.

If we are not successful, you may lose your entire investment. Prospective investors should be aware that, if we are not successful in our business, their entire investment in the Company could become worthless. Even if the Company is successful, we can provide no assurances that investors will derive a profit from their investment. We need additional capital to meet our obligations and achieve our business objectives, and we cannot guarantee we will be successful in locating additional required capital as and when needed or that any such amounts will be sufficient for us to establish material revenue growth. If we are not successful, you may lose your entire investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this Offering Circular regarding our strategy, future events, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, among others, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “would,” “will,” “should,” “could,” “objective,” “target,” “ongoing,” “contemplate,” “potential” or “continue” or the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, statements about:

●	the effects and consequences of the novel coronavirus (CoVID-19) public health crisis;

●	our ability to timely implement our strategic initiatives and raise sufficient capital on suitable terms;

●	our ability to compete effectively;

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, and our ability to achieve and maintain future profitability;

●	our expectations regarding outstanding litigation;

●	our expectations and management of future growth;

●	our beliefs regarding our liquidity and sufficiency of cash to fund our operations; and

●	the other matters described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in our forward-looking statements. We have included important factors in the cautionary statements included in this Offering Circular, particularly in the “Risk Factors” section beginning on page 11 of this Offering Circular, which could cause actual results or events to differ materially from such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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USE OF PROCEEDS

We estimate at a per share price of $0.02, the net proceeds from the sale of the 400,000,000 common shares offered hereby will be approximately $7,925,000 after deducting the estimated offering expenses of approximately $75,000.

We intend to use the Net Proceeds of this Offering in the manners set forth and the purposes set forth in the charts below:

Maximum Offering

Endexx Corporation	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$75,000	0.94%
Capital Budget	$425,000	5.31%
Product Marketing Program	$2,000,000	25.00%
Development and Validation of New Product Claims	$500,000	6.25%
Capital Infusion for Business Growth	$2,500,000	31.25%
Potential Acquisition(s) (2)	$1,000,000	12.50%
Increase in Stockholders’ Equity for up-listing purposes (3)	$500,000	6.25%
General Operating Capital	$1,000,000	12.50%
TOTAL FOR Endexx	$8,000,000	100.00%
Discount and Commissions	-0-	-%
TOTAL OF THE OFFERING	$8,000,000	100.00%

(1)	Expenses of the offering, estimated to be $75,000 include legal and accounting costs of qualification.
(2)	There can be no assurance that the Company will enter into any acquisition agreements and, as of the date of this Offering Circular, none is currently planned. Unless and until required for such an acquisition, funds so allocated will be used for general working capital purposes.
(3)	There can be no assurance that the Company will qualify for its stock to be listed on a national securities exchange, i.e., the New York Stock Exchange, the NYSE American, or The Nasdaq Stock Market. As of the date of this Offering Circular, the Company has not commenced the application process and does not meet all of the initial listing standards.

We expect to use the proceeds if we raise only 75% of the Maximum Offering, or $6,000,000, as follows:

75% of the Offering

Endexx Corporation	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$75,000	1.25%
Capital Budget	$300,000	5.00%
Product Marketing Program	$1,500,000	25.00%
Development and Validation of New Product Claims	$375,000	6.25%
Capital Infusion for Business Growth	$1,875,000	31.25%
Potential Acquisition(s) (2)	$750,000	12.50%
Increase in Stockholders’ Equity for up-listing purposes (3)	$375,000	6.25%
General Operating Capital	$750,000	12.50%
TOTAL FOR Endexx	$6,000,000	100.00%
Discount and Commissions	-0-	-%
TOTAL OF THE OFFERING	$6,000,000	100.00%

(1)	Expenses of the offering, estimated to be $75,000 include legal and accounting costs of qualification.
(2)	There can be no assurance that the Company will enter into any acquisition agreements and, as of the date of this Offering Circular, none is currently planned. Unless and until required for such an acquisition, funds so allocated will be used for general working capital purposes.
(3)	There can be no assurance that the Company will qualify for its stock to be listed on a national securities exchange, i.e., the New York Stock Exchange, the NYSE American, or The Nasdaq Stock Market. As of the date of this Offering Circular, the Company has not commenced the application process and does not meet all of the initial listing standards.

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We expect to use the proceeds if we raise only 50% of the Maximum Offering, or $4,000,000, as follows:

50% of the Offering

Endexx Corporation	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$75,000	1.875%
Capital Budget	$75,000	1.875%
Product Marketing Program	$475,000	11.875%
Development and Validation of New Product Claims	$1,000,000	25.00%
Capital Infusion for Business Growth	$375,000	9.375%
Potential Acquisition(s) (2)	$1,375,000	34.375%
Increase in Stockholders’ Equity for up-listing purposes (3)	$250,000	6.25%
General Operating Capital	$375,000	9.375%
TOTAL FOR Endexx	$4,000,000	100.00%
Discount and Commissions	-0-	-%
TOTAL OF THE OFFERING	$4,000,000	100.00%

(1)	Expenses of the offering, estimated to be $75,000 include legal and accounting costs of qualification.
(2)	There can be no assurance that the Company will enter into any acquisition agreements and, as of the date of this Offering Circular, none is currently planned. Unless and until required for such an acquisition, funds so allocated will be used for general working capital purposes.
(3)	There can be no assurance that the Company will qualify for its stock to be listed on a national securities exchange, i.e., the New York Stock Exchange, the NYSE American, or The Nasdaq Stock Market. As of the date of this Offering Circular, the Company has not commenced the application process and does not meet all of the initial listing standards.

We expect to use the proceeds if we raise only 25% of the Maximum Offering, or $2,000,000, as follows:

25% of the Offering

Endexx Corporation	Amount	Percentage
	Each	Each
Expenses of the Offering (1)	$75,000	3.75%
Capital Budget	$75,000	3.75%
Product Marketing Program	$500,000	25.00%
Development and Validation of New Product Claims	$50,000	2.50%
Capital Infusion for Business Growth	$500,000	25.00%
Potential Acquisition(s) (2)	$250,000	12.50%
Increase in Stockholders’ Equity for up-listing purposes (3)	$150,000	7.50%
General Operating Capital	$400,000	20.00%
TOTAL FOR Endexx	$2,000,000	100.00%
Discount and Commissions	-0-	-%
TOTAL OF THE OFFERING	$2,000,000	100.00%

(1)	Expenses of the offering, estimated to be $75,000 include legal and accounting costs of qualification.
(2)	There can be no assurance that the Company will enter into any acquisition agreements and, as of the date of this Offering Circular, none is currently planned. Unless and until required for such an acquisition, funds so allocated will be used for general working capital purposes.
(3)	There can be no assurance that the Company will qualify for its stock to be listed on a national securities exchange, i.e., the New York Stock Exchange, the NYSE American, or The Nasdaq Stock Market. As of the date of this Offering Circular, the Company has not commenced the application process and does not meet all of the initial listing standards.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including negotiations with the other parties in the merge and acquisitions process of the target companies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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MARKET INFORMATION

Our Common Stock is quoted on the OTCM’s OTCQB® Venture Market, under the symbol “EDXC.” The following table shows the high and low closing bid prices of our Common Stock for periods indicated as reported by OTCM. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

Quarter Ended	High Closing Bid Price Per Share	Low Closing Bid Price Per Share
Fiscal Year 2024
First Quarter (through December 13, 2023)	$0.0365	$0.019

Fiscal Year 2023
Fourth Quarter	$0.0485	$0.0324
Third Quarter	$0.0448	$0.042
Second Quarter	$0.0897	$0.039
First Quarter	$0.0897	$0.0415

Fiscal Year 2022
Fourth Quarter	$0.100	$0.0245
Third Quarter	$0.0713	$0.0008
Second Quarter	$0.049	$0.029
First Quarter	$0.0579	$0.031

On December 13, 2023, the closing bid price of our Common Stock as reported by OTCM was $0.019484 per share.

Holders

As of December 14, 2023, we had approximately 438 record holders of shares our Common Stock. As of December 14, 2023, we had 506,357,952 shares of our Common Stock issued and outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

Dividends

We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to the dividend policy will made at the discretion of our Board.

Securities Not Registered under the Securities Act; Rule 144 Eligibility

None of our shares of Common Stock and preferred stock has been registered under the Securities Act. Accordingly, the shares of Common Stock and preferred stock issued and outstanding that are not in the public markets through an exemption from such registration may not be resold absent registration under the Securities Act and applicable state securities laws or an available exemption thereunder.

Rule 144

Shares of our Common Stock that are restricted securities may be eligible for resale in compliance with Rule 144 of the Securities Act, subject to the requirements described below. “Restricted securities,” as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144. Below is a summary of the requirements for sales of our Common Stock pursuant to Rule 144 commencing 90 days after our class of Common Stock became registered pursuant to Section 12(g) of the Exchange Act on May 3, 2021.

For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of Common Stock held longer than six months, but less than one year, will be subject only to the current public information requirement. A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation, or notice provisions of Rule 144.

A person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, will generally be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our Common Stock then outstanding. Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Persons who may be deemed to be affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, us and may include our directors and officers, as well as our significant stockholders.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2023:

●	on an actual basis; and

●	on a pro forma as adjusted basis, giving effect to the sale of shares of Common Stock, at the public offering price of $0.02 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with our consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this Offering Circular.

As of June 30, 2023

	Actual	Pro Forma, as Adjusted (Maximum Offering)	Pro Forma, as Adjusted (75% Offering)	Pro Forma, as Adjusted (50% Offering)	Pro Forma, as Adjusted (25% Offering)
Cash	$23,727	$7,948,727	$5,948,727	$3,948,727	$1,948,727
Total liabilities	26,086,310	26,086,310	26,086,310	26,086,310	26,086,310

Temporary equity: Series H preferred stock 4,900,000 shares authorized, 4,878,049 issued and outstanding	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000

Stockholders’ deficit:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; Series A Preferred Stock 1,824,000 issued and outstanding; Series Z Convertible Preferred Stock, -0- issued and outstanding as of June 30, 2023	182	182	182	182	182
Common stock, $0.0001 par value, 1,000,000,000 shares authorized, 506,357,952 shares issued and outstanding as of June 30, 2023	50,636	90,636	80,636	70,636	60,636
Additional paid-in capital	33,290,481	41,124,845	41,134,845	41,144,845	41,154,845
Accumulated deficit	(48,262,132)	(48,262,132)	(48,262,132)	(48,262,132)	(48,262,132)
Total stockholders’ deficit	(14,920,833)	(7,137,287)	(7,127,287)	(7,117,287)	(7,107,287)
Non-controlling interest	(1,002,492)	(1,002,492)	(1,002,492)	(1,002,492)	(1,002,492)
Total liabilities, temporary equity and stockholders’ deficit	$12,162,985	$8,139,779	$8,129,779	$8,119,779	$8,109,779

The number of shares of our Common Stock outstanding used for existing stockholders is based on 506,357,952 shares of our Common Stock outstanding as of June 30, 2023, and excludes as of such date: (i) 20,750,000 shares of our Common Stock issuable upon the exercise of outstanding warrants, and (ii) 152,419,227 shares of our Common Stock issuable upon the conversion of outstanding convertible debt.

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DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate shares of our Common Stock outstanding) that occurs for any given share of our Common Stock when additional shares of our Common Stock are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 44.13% (at 100% of the Offering), 37.20% (at 75% of the Offering), 28.31% (at 50% of the Offering), or 16.49% (at 25% of the Offering) of the total shares of our Common Stock then outstanding. Further, we anticipate that, subsequent to this Offering, we may require additional capital. If we raise capital through the sale of equity, or securities convertible into equity, it could result in the issuance of additional shares of our Common Stock and dilution to our then-existing stockholders.

If you invest in the Shares, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share of Common Stock and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of June 30, 2023, was approximately $(23,776,974) or approximately $(0.047) per share of our Common Stock, based on 506,357,952 shares of our Common Stock issued and outstanding as of June 30, 2023. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of shares of our Common Stock issued and outstanding as of June 30, 2023.

After giving effect to the issuance and sale of up to 400,000,000 Shares in this Offering at an assumed offering price of $0.02 per Share, after deducting commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2023 would have been approximately $(15,851,974), or approximately $(0.017) per share. This represents an immediate increase in net tangible book value per share of $0.030 to existing stockholders and immediate dilution of $0.037 per share to new investors in this Offering. Dilution per share to new investors is determined by subtracting (i) the net tangible book value per share as of June 30, 2023, after this Offering, from (ii) the assumed offering price per Share paid by new investors. The following table illustrates this dilution on a per-Share basis:

Maximum Offering

Assumed offering price per Share paid by new investors		$0.02
Less:
Historical net tangible book value per share as of June 30, 2023, before this Offering	$(23,776,974)
Increase in net tangible book value per share attributable to new investors participating in this Offering	$7,925,000
Net tangible book value per share as of June 30, 2023, after this Offering	$(15,851,974)
Net tangible book value per share as of June 30, 2023, after this Offering		$(0.017)
Dilution per Share to new investors in this Offering		$(0.037)

75% of the Offering

Assumed offering price per Share paid by new investors		$0.02
Less:
Historical net tangible book value per share as of June 30, 2023, before this Offering	$(23,776,974)
Increase in net tangible book value per share attributable to new investors participating in this Offering	$5,925,000
Net tangible book value per share as of June 30, 2023, after this Offering	$(17,851,974)
Net tangible book value per share as of June 30, 2023, after this Offering		$(0.022)
Dilution per Share to new investors in this Offering		$(0.044)

50% of the Offering

Assumed offering price per Share paid by new investors		$0.02
Less:
Historical net tangible book value per share as of June 30, 2023, before this Offering	$(23,776,974)
Increase in net tangible book value per share attributable to new investors participating in this Offering	$3,925,000
Net tangible book value per share as of June 30, 2023, after this Offering	$(19,851,974)
Net tangible book value per share as of June 30, 2023, after this Offering		$(0.028)
Dilution per Share to new investors in this Offering		$(0.048)

25% of the Offering

Assumed offering price per Share paid by new investors		$0.02
Less:
Historical net tangible book value per share as of June 30, 2023, before this Offering	$(23,776,974)
Increase in net tangible book value per share attributable to new investors participating in this Offering	$1,925,000
Net tangible book value per share as of June 30, 2023, after this Offering	(21,851,974)
Net tangible book value per share as of June 30, 2023, after this Offering		$(0.036)
Dilution per Share to new investors in this Offering		$(0.056)

The number of shares of our Common Stock shown above to be outstanding after this Offering is based on 506,357,952 shares outstanding as of June 30, 2023 and excludes: (i) 20,750,000 shares of our Common Stock issuable upon exercise of warrants outstanding as of June 30, 2023, with a weighted-average exercise price of $0.0271 per share, (iii) 152,419,227 shares of our Common Stock issuable upon exercise of convertible warrants outstanding as of December 15, 2023, with a weighted-average exercise price of $0.0251 per share.

To the extent that the outstanding warrants are exercised, the convertible debt is converted, or we issue additional shares of our Common Stock in the future, there will be further dilution to investors participating in this Offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible equity or debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

This Offering Statement is part the Form 1-A that we filed with the Commission, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Statement supplement that may add, update, or change information contained in this Offering Statement. Any statement that we make in this Offering Statement will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Statement supplement.

We intend to sell the shares in the primary offering through the efforts of our Chief Executive Officer and Chairman of our Board of Directors, Todd Davis. Mr. Davis will not receive any compensation for offering or selling the shares in our primary offering. We believe that Mr. Davis is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Davis:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

●	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●	is not an associated person of a broker or dealer; and

●	meets the conditions of the following:

●	primarily performs, and will perform at the end of this Offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

●	is not a broker or dealer, or an associated persons of a broker or dealer, and has not been within the preceding 12 months; and

●	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Quotation

Our Common Stock is quoted on the OTCM’s OTCQB® Venture Market under the symbol “EDXC.”

Pricing of the Offering

Prior to the offering, there has been a limited public market for our common shares. The public offering price was determined by the Company. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Statement and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies;

●	the recent market prices of, and demand for, shares of our Common Stock on the OTCM’s OTCQB® Venture Market; and

●	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

○	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

○	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

○	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

○	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

○	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

○	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

○	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

○	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

Our offering will terminate upon the earlier of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this Offering Circular unless extended by our Board of Directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

Procedures for Subscribing

When you decide to subscribe for shares in this Offering, you should:

Go to www.endexx.com home page, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, approve, execute, and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 1A-4 to the Offering Statement of which this Offering Circular is part.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Statement.

The subscription agreement requires investors to indemnify the company and its officers and directors for any claim of brokerage commissions, finders’ fees, or similar compensation, if the signatory to the subscription agreement does not have the legal authority to bind the investor and for the other representations and warranties made in Article II of the Subscription Agreement.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our shares of Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Statement, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219. Its telephone number is 800-937-5449.

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DESCRIPTION OF SECURITIES

The following description summarizes the material terms and provisions of our Common Stock, preferred stock, and warrants. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our articles of incorporation, warrants, and bylaws. The terms of our Common Stock, preferred stock and warrants may also be affected by Nevada law.

General

We are currently authorized to issue up to 1,000,000,000 shares of our Common Stock and 10,000,000 shares of our preferred stock, par value $0.0001 per share.

Common Stock

Of the 1,000,000,000 shares of Common Stock authorized by our Articles of Incorporation, 506,357,952 shares of our Common Stock are issued and outstanding as of December 14, 2023. Each holder of our Common Stock is entitled to one vote per share held of record on all matters submitted to a vote of the stockholders and not entitled to cumulative voting for the election of directors. Holders of our Common Stock do not have any pre-emptive, conversion, or other subscription rights. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor, subject to the rights of preferred stockholders. We have not paid any dividends and do not intend to pay any cash dividends to the holders of our Common Stock in the foreseeable future. We anticipate reinvesting our earnings, if any, for use in the development of our business. In the event of liquidation, dissolution, or winding up of the Company, the holders of our Common Stock are entitled, unless otherwise provided by law or our Articles of Incorporation, including any certificate of designations for series of preferred stock, to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. There are no redemption or sinking fund provisions applicable to our Common Stock.

We are not registering any other class or series of our equity securities. We are providing a description of our class of preferred stock and our Series Z Stock below to put into context the above description of the class of our Common Stock.

Preferred Stock

Of the 10,000,000 shares of preferred stock, par value $0.0001 per share, authorized in our Articles of Incorporation. The Board is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, the Board may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.

Series Z Preferred Stock

The Company’s Series Z Preferred Stock shares had voting rights equal to the aggregate of all other voting rights plus 1 and each share was convertible into 100 shares of our Common Stock. Additionally, the Series Z Preferred Stock carried a cumulative dividend at 4.56% of the stated value, is to be paid in kind with common stock, and payable only at the time the shares are converted to Common Stock. The Series Z Preferred Stock was retired by the Company during August 2022.

Series H Convertible Preferred Stock

To establish our Series H Preferred, we filed a Certificate of Designation of Rights, Privileges, Preferences, and Limitations of Series H Convertible Preferred Stock with the Secretary of State of the State of Nevada on August 25, 2022 (the “Series H CoD”). The Series H Preferred has a par value of $0.0001 per share and a stated value of $0.41 per share. Each share of Series H Preferred may be initially converted into 10 shares of our Common Stock, subject to adjustment due to merger, consolidation, exchange of shares, recapitalization, reorganization, or similar events, all as set forth in the Series H CoD. The holders of the Series H Preferred are entitled to receive dividends in an aggregate amount equal to the total amount of any dividends that we declare, pay, or set aside for the holders of shares of our Common Stock. The holders of Series H Preferred shall vote together as a single class, but otherwise have the same voting rights as the holders of shares of our Common Stock except that the holders of the Series H Preferred are entitled to an aggregate vote equivalent to one share in excess of the maximum potential vote of the aggregate of the other classes or series of our then-issued and outstanding equity voting shares on any occasion when the vote of the holders of our voting equity is held. Further, for so long as shares of Series H Preferred are outstanding, the holders of the majority of the Series H Preferred shall have the right to appoint two of our directors, while the other three directors will be appointed by the vote of a majority of our Common Stock and the Series H Preferred, the holders thereof exercising their variable basis voting rights. The Series H Preferred has a liquidation preference to our Common Stock equal to $0.41 per share. The Company’s Series H Preferred Stock shares have voting rights equal to the aggregate of all other voting rights plus 1 and each share is convertible into 10 shares of the Company’s common stock. The shares of Series H Preferred were issued in connection with the Hyla Transaction. As of December 14, 2023, the Company’s issued and outstanding Series H Preferred Stock totaled 4,878,049.

Conversion Rights of Series H Preferred

At the option of the holders of Series H Preferred, each share of Series H Preferred shall be initially convertible into ten (10) shares of our Common Stock.

Dividend Rights of Series H Preferred

We may not declare, pay, or set aside any dividends on shares of Common Stock unless (in addition to the obtaining of any consents required in the Articles of Incorporation) the holders of our then-issued and outstanding shares of Series H Preferred shall receive a dividend. Such dividends shall be payable to the Holders of the Series H Preferred Stock in the same specie as dividends are payable on the shares of Common Stock and shall be made in accordance with applicable corporate law.

Liquidation Preference of Series H Preferred

Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series H Preferred shall be entitled to receive out of our assets, whether capital or surplus, an amount equal to the Stated Value for each share of Series H Preferred out of the proceeds of such liquidation, plus any accrued and unpaid dividends thereon and any other fees then due and owing thereon. The entitlement to liquidation proceeds is junior to any other series of Preferred Stock, that, in accordance with its respective liquidation rights, is superior to the liquidation rights of the Series H Stock. The holders of the Series H Stock shall not participate in our remaining proceeds from a Liquidation. A fundamental transaction or change of control transaction shall not be deemed a Liquidation.

Series A Preferred Stock

The Company’s Series A Preferred Stock shares have voting rights in the ratio of 25 votes to 1 share held. During the year ended September 30, 2021, 5,472,000 shares of Series A Preferred Stock were exchanged for 9,000,000 shares of the Company’s common stock. As of September 30, 2022 and 2021, the Company’s issued and outstanding Series A Preferred Stock totaled 1,824,000, respectively.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our Articles of Incorporation, and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our Board, without action by the stockholders, to issue up to 10,000,000 shares of preferred stock (less the aggregate of 6,702,048.8 shares of our Series A Preferred and the Series H Preferred issued and outstanding as of December 14, 2023) with voting or other rights or preferences as designated by our Board could impede the success of any attempt to effect a change in our management or a change in control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by (i) our Chairman, (ii) our Chief Executive Officer, (iii) our President, or (iv) a majority of the members of the Board and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

Stockholder Action by Written Consent. Our Bylaws allow for any action to be taken without a meeting that could properly occur at a meeting, as set forth pursuant to the Nevada Revised Statutes (“NRS”). A stockholder may withdraw consent only by delivering a written notice of withdrawal to us prior to the time that all consents are in our possession.

Stockholders Not Entitled to Cumulative Voting. Our Articles of Incorporation do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock (and our preferred stock voting as a single class) entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than, if applicable, any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of Common Stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named herein as having prepared or certified any part of this Offering Circular and the related Offering Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Clark Hill LLP, our independent legal counsel, has provided an opinion on the validity of our Common Stock.

Turner, Stone & Company, LLP has audited our financial statements for the years ended September 30, 2022 and September 30, 2021 included in this Offering Circular and the related Offering Statement to the extent and for the periods set forth in their audit report. Turner, Stone & Company, LLP has presented their report with respect to our audited financial statements. The report of Turner, Stone & Company, LLP is included in reliance upon their authority as experts in accounting and auditing.

DESCRIPTION OF FACILITIES

Our principal executive offices are located at 38246 North Hazelwood Circle, Cave Creek Arizona 85331, and our telephone number is (480) 595-6900. The property encompasses approximately 2,860 square feet. Approximately 1,907 square feet is designated as office space that serves as the principal place of business for our management team and support staff, as well as our sales and customer service teams. The remaining 950 square feet is designated as our product development and test facility, and our inventory storage and fulfillment center. We occupy this facility pursuant to a one-year lease that expired on April 1, 2023.  Subject to an agreement with our landlord, our monthly rent has increased from $5,000 to $7,500 from and after April 1, 2023. We currently believe that we no longer need this physical space and are working with our landlord to vacate the space and transition to a more remote workforce setup.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business.

In June 2022, Serious Promotions, Inc. filed a Petition before the American Arbitration Association seeking monetary damages against Khode, LLC, a joint venture entered into by Serious Promotions and us. Serious Promotions alleges that Khode failed to make certain payments of fees related to the Endorsement and License Agreement entered into by Serious Promotions and its president Khaled Mohamed Khaled (p/k/a DJ Khaled). Serious Promotions seeks $6,250,000 in damages.

In July 2022, Khode, joined as a party by us, filed counterclaims against Serious Promotions, Khaled, and Impact Brokers for breach of the Endorsement and License Agreement and related violations of legal duties, seeking damages in an amount no less than $100,000,000.

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DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Our executive officers are appointed by, and serve at the pleasure of, our Board, holding office until their death, resignation, or removal from office. Each of our directors serve a one-year term, with the current director serving until the next annual meeting of stockholders, until his respective successor has been duly elected and qualified, or until his death, resignation, or removal.

The following table sets forth information regarding our executive officers and directors:

Name	Age	Position	Date First Elected or Appointed

Todd Davis	56	Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, and Treasurer, and Audit Committee Member, Compensation Committee Member, and Governance and Nominating Committee	January 1, 2002
Steven Plumb	63	Chief Financial Officer	August 31, 2022
Nick Mehdi	49	Independent Director, Audit Committee Member, Compensation Committee Member, and Governance and Nominating Committee Member	August 31, 2022
Dustin Sullivan	48	Independent Director, Audit Committee Member, Compensation Committee Member, and Governance and Nominating Committee Member	March 20, 2020
Irving Minnaker	64	Independent Director, Audit Committee Member, Compensation Committee Member, and Governance and Nominating Committee Member	September 15, 2021

Claude Zdanow	35	Director	November 1, 2023

Todd Davis – Chairman of the Board, Chief Executive Officer, President, and Treasurer. Mr. Davis joined us in January 2002 as a director, and has served as our Chief Executive Officer, President, Treasurer, and Chairman of the Board since June 2004. Mr. Davis previously worked as an investment banker in Chicago, Illinois from October 1990 to December 2000 at Thomas James Associates, Inc., Baron Chase Securities, Inc., Lexington Securities, Inc., and Access Financial Group, Inc., where he was engaged in over 100 initial public offerings, follow-on offerings, and private placements. Following his tenure on Wall Street, Mr. Davis worked as an independent consultant, an advisor in the biomedical and pharmaceutical industries beginning in March 2000 through April 2003. In January 2002, he was hired as the Chief Financial Officer of PanaMed Corporation, and was later appointed Chief Executive Officer in June 2004. Mr. Davis holds a Bachelor of Science degree in Administrative Communications from Northern Arizona University, and has partially completed a master’s degree in International Finance from Arizona State University. Additionally, Mr. Davis previously held Series 7 and 63 licenses from 1990 to 2002. We believe that Mr. Davis is qualified to serve on our Board because he has served in multiple C-level positions in public companies and has the experience and knowledge necessary to lead us. We believe that Mr. Davis’ status as our long-time Chairman of the Board and executive officer allows him to have a great understanding of what is required to advance our business, which qualifies him to serve on our Board.

Steven M Plumb – Chief Financial Officer. Mr. Plumb is a seasoned senior executive and financial manager, experienced in operations, finance, and marketing. He is a former auditor with PriceWaterhouseCoopers and KPMG. He also has a background in IT, biotech, oil and gas, real estate, medical, and utility companies. Since 2001, Mr. Plumb has served as the president of Clear Financial Solutions, Inc., a consulting firm that he founded, which provides interim CFO services to small public companies. Between December of 2018 and May of 2021, he served as the Chief Financial Officer of Artella Solutions, Inc., a private medical device company; from May of 2013 through February of 2019, as the Chief Financial Officer of ProBility Media Corp. (PBYA.PK), a Pasadena, Texas-based online training school for skilled trades, and commencing January of 2020, as the Chief Financial Officer of DirectView Holdings, Inc. (DIRV.PK), a Boca Raton, Florida-based security monitoring company. In his career, he has prepared filings with the Commission, managed investor relations, conducted mergers and acquisition activities, developed successful offering memoranda, registration statements, and investor presentations. Steve received his Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas. Based on his financial background and his wide variety of experience, we believe that M. Plumb is well suited to act as our Secretary and Treasurer.

Nick Mehdi – Director. Mr. Mehdi has served as Hyla’s CEO since inception in September of 2021. Prior to joining Hyla and commencing in May of 2019, he was the Chief Executive Officer of ZT Wireless, LLC, and from October of 2018 to October of 2018, he was the Vice President of Operations for Sun Com Mobile, LLC. Both companies are Sugarland, Texas-based wireless communications companies. Nick received his bachelor’s degree from the University of Houston in May 2001. Based on his experience with Hyla’s products and his position as its CEO, we believe that Mr. Mehdi is well qualified to serve as one of our directors.

Dustin Sullivan – Director. Mr. Sullivan joined our Board in March 2020, and concurrently became our Chief Operating Officer. Since his resignation as our Chief Operating Officer, Mr. Sullivan serves as an independent director. Between September 2018 and March 2020, he also served as our Chief Operating Officer. He previously worked at Walgreens Boots Alliance, Inc. (“Walgreens”) from August 2000 to December 2015 in various roles, completing his tenure there as a Divisional Merchandise Manager. In his time at Walgreens, he worked with large healthcare consumer packaged goods companies to launch a variety of brands within the nonprescription and healthcare business. Additionally, he served as Divisional Merchandise Manager, where he oversaw several large prescription drugs to nonprescription drugs conversions (e.g., Nasacort, Flonase, and Nexium). After leaving Walgreens in December 2015, Mr. Sullivan worked at Impulse Health, LLC, serving as Vice President of their Health and Wellness consulting division. In this role, his team lead the sales, marketing, and financial planning of several new brands, launching in markets ranging from specialty/niche distribution to thirty thousand plus grocery, drug, and mass-retail outlets. Mr. Sullivan holds a Bachelor of Arts degree in Secondary Education, History, and Economics, and was a teacher in Chicago, Illinois from January 1997 to January 2000. In March 2020, Mr. Sullivan resigned as our Chief Operating Officer, but remained on our Board as an independent director. We believe that Mr. Sullivan’s background and experience in retail business development allows him to have a great understanding of what is required to bring new products to market, which qualifies him to serve on our Board.

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Irving Minnaker – Director. Mr. Minnaker joined our Board in September 2021, as an independent director. Prior to joining the Company, Mr. Minnaker served as a Senior Vice President of Retail Sales and Trading at Lehman Brothers from January 1986 to December 1993. Additionally, he served as Senior Vice President of Retail Sales at Prudential Financial from January 1994 to December 1996, and Head of International Sales for Eco Building Products, Inc. from October 2010 to November 2011. Since December 2014, he has served as an Executive Vice President at Apollo Capital Group, Inc. Mr. Minnaker is also an independent director of Chemical Technologies Holding Corporation and Comprehensive Business Developers Inc. Mr. Minnaker holds a Bachelor of Arts in Finance from the University of Miami. We believe that Mr. Minnaker’s background and experience in financial matters has provided him with a deep understanding of corporate finance, which qualifies him to serve on our Board.

Claude Zdanow – Director. Mr. Zdanow has served as the Chief Executive Officer of Integrum Group, LLC. (“Integrum”) since March of 2023 and from June 2021 until then as its President. Additionally, he is the founder of and serves as the Managing Partner of 35 Wellsona Holdings LLC, a position that he has held since January 2021. Mr. Zdanow also a principal of Claude Philippe Wines LLC, which he founded in June 2021. Between July 2007 and May 2021, he served as the Chief Executive Officer of Stadiumred, Inc. We believe that Mr. Zdanow’s background and experience in management consulting and a history of acquisitions of complementary business entities, including assistance with the acquisition of Hyla, has provided him with the relevant experience to serve on our Board.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

In June 2022, Serious Promotions, Inc. filed a Petition before the American Arbitration Association seeking monetary damages against Khode, LLC, a joint venture entered into by Serious Promotions and us. Serious Promotions alleges that Khode failed to make certain payments of fees related to the Endorsement and License Agreement entered into by Serious Promotions and its president Khaled Mohamed Khaled (p/k/a DJ Khaled). Serious Promotions seeks $6,250,000 in damages.

In July 2022, Khode, joined as a party by us, filed counterclaims against Serious Promotions, Khaled, and Impact Brokers for breach of the Endorsement and License Agreement and related violations of legal duties, seeking damages in an amount no less than $100,000,000.

Although this arbitration is in its early stages, we are confident in our position, will vigorously defend our position, and prosecute our counterclaims, and ultimately expect a ruling in our favor.

We know of no other material proceedings in which any of our directors, officers, or affiliates, or any registered or beneficial stockholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries, including, but not limited to:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent, or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;
(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association, or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (ii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;
(d)	being the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;
(e)	being found by a court of competent jurisdiction (in a civil action), the Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Commission has not been reversed, suspended, or vacated;
(f)	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;
(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary of Compensation Table

The following table sets forth certain compensation awarded to, earned by, or paid to the following “named executive officers,” which term is defined as follows:

(a)	all individuals serving as our principal executive officer and principal financial officer during the years ended September 30, 2023 and 2022; and
(b)	each of our three other most highly compensated executive officers who were serving as executive officers at the end of the years ended September 30, 2023 and 2022.

Except as set forth in the following table, we did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of our 2022 fiscal year.

Name and Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)	Total ($)

Todd Davis (2)
Chief Executive Officer, President,	2023	$125,000	$-	$125,000
and Chairman of the Board	2022	$153,000	$-	$153,000

Steven M Plumb (6)
Chief Financial Officer	2023	$45,800	$-	$45,800
	2022	$5,000	$-	$5,000

Ronald Cotting (4)
Director of Operations	2023	$20,034	$-	$20,034
	2022	$125,000	$-	$125,000

Stephen A. Herron, Sr. (5)
Director of Sales	2023	$19,686	$-	$19,686
	2022	$125,000	$-	$125,000

(1)	For valuation purposes, the dollar amount shown is calculated based on the market price of our Common Stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each named executive officer is set forth below.
(2)	Mr. Davis was appointed as our Chief Financial Officer on January 1, 2002 and as our Chief Executive Officer, President, Treasurer, and Chairman of the Board on June 4, 2004, and served as our Chief Financial Officer and Treasurer until August 31, 2022.
(4)	Mr. Cotting joined the Company as our Director of Operations (a non-executive officer level position) on April 1, 2020.
(5)	Mr. Herron joined the Company as our Director of Sales (a non-executive officer level position) on April 1, 2020.
(6)	Mr. Plumb joined the Company as our Chief Financial Officer on August 29, 2022.

Narrative Disclosure to Summary Compensation Table

The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table.

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Todd Davis

On April 4, 2005, we entered into an employment agreement with Mr. Davis. Pursuant to the employment agreement, Mr. Davis is entitled to a base salary of $125,000 per year. Mr. Davis is also eligible to receive an annual bonus as provided for under an annual incentive plan sponsored and maintained by us and/or as the Board determines in its discretion, as well as options to purchase shares of Common Stock as the Board determines in its discretion. In addition to certain payments due to Mr. Davis upon termination of employment, the employment agreement contains customary non-competition, non-solicitation, and confidentiality provisions. Finally, Mr. Davis is eligible for certain other welfare, pension, and incentive benefits available to all of our senior executives. This agreement was superseded in connection with the Hyla Transaction.

Mr. Davis earned total cash compensation for his services to us in the amount of $125,000 in our 2023 fiscal year, of which $58,000 was deferred, and $153,000 in our 2022 fiscal year.

Outstanding Equity Awards at Fiscal Year-End

We did not have any option awards or unvested stock awards outstanding as of September 30, 2022.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our director or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than as disclosed below, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to our director or executive officers at, following, or in connection with the resignation, retirement, or other termination of our director or executive officers, or a change in control of our Company or a change in our director’s or executive officers’ responsibilities following a change in control.

Mr. Davis and our other senior executives are entitled to payments upon termination pursuant to the terms of their respective employment agreements. If the officer’s employment is terminated by us “without cause” or by the officer for “good reason” (each term as defined in the employment agreement), we are obligated to pay to the officer (i) his base salary and any bonus earned and/or accrued, but unpaid through the date of termination, (ii) a pro rata portion of the officer’s annual bonus for the fiscal year in which the officer’s termination occurs in an amount at least equal to (1) the officer’s target bonus amount, multiplied by (2) a fraction, the number of which is the number of days in the fiscal year in which the termination occurs through the date of termination and the denominator of which is 365 (the “Pro-Rated Bonus”), (iii) any accrued vacation pay, and (iv) a lump-sum cash payment equal to 50% of the officer’s then-current base salary. We are also obligated to continue for a period of six months following the termination, medical, hospitalization, dental, and life insurance programs the officer and his dependents were participating immediately prior to the date of termination (the “Continued Benefits”).

If the officer’s employment is terminated by us for “cause” or by the officer “without good cause” (each term as defined in the employment agreement), we are obligated to pay the officer his base salary and accrued vacation pay through the date of termination. If the officer’s employment is terminated for “disability” (as that term is defined in the employment agreement), we are obligated to pay the officer his base salary, bonus, and accrued vacation pay through the date of termination as soon as practicable following the date of termination, the Pro-Rated Bonus, and the Continued Benefits for a period of one year.

If the officer’s employment is terminated by reason of death, we are obligated to pay to his beneficiaries, legal representatives, or estate, as the case may be, the officer’s base salary and accrued vacation pay through the date of termination, his Pro-Rated Bonus, and the Continued Benefits, for the benefit of the officer’s spouse and dependence, for a period of two years.

Director Summary Compensation Table

As of the end of our 2022 fiscal year, we had two non-employee directors. We did not compensate them for their service as directors during any of the years in which they served.

Risk Assessment in Compensation Programs

During our 2023 and 2022 fiscal years, we paid compensation to our employees, including executive and non-executive officers. Due to the size and scope of our business, and the amount of compensation, we did not have any employee compensation policies and programs to determine whether our policies and programs create risks that are reasonably likely to have a material adverse effect on us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, based on information furnished to us, each person named in the tables below has sole voting and investment power with respect to such shares, shown as beneficially owned by such person, except as otherwise indicated. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the Commission. The Commission has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant, or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account, or similar arrangement, or (iv) the automatic termination of a trust, discretionary account, or similar arrangement.

The following table sets forth, as of December 14, 2023, certain information with respect to the beneficial ownership of our Common Stock by (i) each stockholder, or group of affiliated stockholders, known by us to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group.

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent Owned Prior to Offering (%) (2)		At 25% of the Offering (%) (3)		At 50% of the Offering (%) (4)		At 75% of the Offering (%) (5)		At 100% of the Offering (%) (5)
Todd Davis, CEO (7) c/o 38246 N. Hazelwood Circle Cave Creek, AZ 85331	Common Stock	28,254,345	5.58%		4.66%		4.00%		3.50%		3.12%
Steven M Plumb, CFO 9130 Cliffwood Drive Houston, TX 77096	Common Stock	-	*	%	*	%	*	%	*	%	*	%
Nick Mehdi (8) 4719 Chenybriar Ave. Sugar Land, TX 77479	Common Stock	-	*	%	*	%	*	%	*	%	*	%
Irving Minnaker 550 South Ocean Blvd. Apt. 1201 Boca Raton, FL 33432	Common Stock	-	*	%	*	%	*	%	*	%	*	%
Dustin Sullivan 212 Island Drive Island Lake, IL 60042	Common Stock	3,825,654	*	%	*	%	*	%	*	%	*	%
Claude Zdanow (9) 8605 Santa Monica Blvd. PMB 36522 Los Angeles, CA 90069	Common Stock	-	*		*		*		*		*
Directors and Executive Officers as a Group (6 persons) (10)	Common Stock	32,079,999	6.34%		5.29%		4.54%		3.98%		3.54%

* Less than 1%

(1)	None of the persons in the chart has indicated that, as of the date of this Offering Circular, he intends to purchase any shares of our Common Stock in the Offering. Accordingly, the amount and nature of beneficial ownership is not anticipated to change a result of the Offering. The percentage ownership will change, as noted.

(2)	Applicable percentage of ownership is based on 506,357,952 shares of our Common Stock outstanding as of December 14, 2023, plus, for each stockholder, all shares that such stockholder could be issued within 60 days upon the conversion or exercise of any convertible or exercisable securities.

(3)	Applicable percentage of ownership is based on 506,357,952 shares of our Common Stock outstanding as of December 14, 2023, plus, for each stockholder, all shares that such stockholder could be issued within 60 days upon the conversion or exercise of any convertible or exercisable securities and 100,000,000 shares of our Common Stock sold at 25% of the Offering.

(4)	Applicable percentage of ownership is based on 506,357,952 shares of our Common Stock outstanding as of December 14, 2023, plus, for each stockholder, all shares that such stockholder could be issued within 60 days upon the conversion or exercise of any convertible or exercisable securities and 200,000,000 shares of our Common Stock sold at 50% of the Offering.

(5)	Applicable percentage of ownership is based on 506,357,952 shares of our Common Stock outstanding as of December 14, 2023, plus, for each stockholder, all shares that such stockholder could be issued within 60 days upon the conversion or exercise of any convertible or exercisable securities and 300,000,000 shares of our Common Stock sold at 75% of the Offering.

(6)	Applicable percentage of ownership is based on 506,357,952 shares of our Common Stock outstanding as of December 14, 2023, plus, for each stockholder, all shares that such stockholder could be issued within 60 days upon the conversion or exercise of any convertible or exercisable securities and 400,000,000 shares of our Common Stock sold at 100% of the Offering.

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(7)	Includes 3,044,175 shares of our Common Stock owned of record and beneficially by Mr. Davis and 25,210,170 shares of our Common Stock owned of record by Rayne Forecast Inc. (“Rayne”), an entity over which Mr. Davis has dispositive and voting authority. Does not include 20,526,143 shares of our Common Stock held in an escrow account with the Company’s counsel for the benefit of Rayne, subject to release upon our payment of our obligations under our promissory note to Hyla UK.

(8)	Does not include the 2,780,487.82 shares of our common stock into which the 278,048.782 shares of Series H Convertible Preferred Stock beneficially owned by the reporting person may be converted. Such number represents less than one percent of the Company’s issued and outstanding common stock.

(9)	Does not include the 2,439,024.40 shares of our common stock into which the 243,902.44 shares of Series H Convertible Preferred Stock beneficially owned by the reporting person may be converted. Such number represents less than one percent of the Company’s issued and outstanding common stock.

(10)	Includes all shares of our Common Stock owned of record and beneficially by Messrs. Davis, Plumb, Mehdi, Minnaker, Sullivan, and Zdanow, as set forth in the table.

The following table sets forth, as of December 14, 2023, certain information with respect to the beneficial ownership of our Series H Stock by (i) each stockholder, or group of affiliated stockholders, known by us to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group.

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percent Owned (%) (1)
Todd Davis, CEO c/o 38246 N. Hazelwood Circle Cave Creek, AZ 85331	Series H Convertible Preferred Stock	-	*	%
Steven M Plumb, CFO 9130 Cliffwood Drive Houston, TX 77096	Series H Convertible Preferred Stock	-	*	%
LNMS LLC (1) 4719 Chenybriar Ave. Sugar Land, TX 77479	Series H Convertible Preferred Stock	278,048.782	5.7%
Irving Minnaker 550 South Ocean Blvd., Apt. 1201 Boca Raton Florida 33432	Series H Convertible Preferred Stock	-	*	%
Dustin Sullivan 212 Island Drive Island Lake, IL 60042	Series H Convertible Preferred Stock	-	*	%
Claude Zdanow 8605 Santa Monica Blvd., PMB 36522 Los Angeles, CA 90069	Series H Convertible Preferred Stock	243,902.440	*
Directors and Executive Officers as a Group (6 persons) (2)	Series H Convertible Preferred Stock	521,951.222	5.7%
Beneficial Owner of More than 5%	Series H Convertible Preferred Stock
Global Investment Holdings Limited (3) 826 N. La Cienega Blvd. Los Angeles, CA 90069	Series H Convertible Preferred Stock	3,846,341.48	78.85%

* Less than 1%

(1)	LNMS LLC is managed by Nick Mehdi, who makes all of its investment decisions.
(2)	Includes all shares of our Series H Convertible Preferred Stock owned of record and beneficially by Messrs. Davis, Plumb, Mehdi, Minnaker, Sullivan, and Zdanow, as set forth in the table.
(3)	Global Investment Holdings Limited is managed by Max Baker, who makes all of its investment decisions.

Changes in Control

We do not know of any arrangements that may, at a subsequent date, result in a change in control.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

When we are contemplating entering into any transaction in which any executive officer, director, director nominee, or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction have to be presented to the Chairman of the Board for his consideration. The Board has not adopted a written policy for related party transactions.

Except for the transactions described below, we have had no related party transactions during the fiscal years ended September 30, 2022 and 2023.

Transactions with Todd Davis and Rayne

Todd Davis, our Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, and Treasurer, is the owner of Rayne. Commencing in 2001, Mr. Davis, through Rayne (which was then an Illinois-domiciled corporation through October of 2015 and thereafter was domiciled in Arizona), entered into a series of financial arrangements, consulting agreements (and amendments), and an employment agreement with us. During our fiscal years prior to our 2020 fiscal year, Rayne lent funds to us, portions of which were repaid by our issuing to Rayne shares of our Common Stock. Also, during those years, Rayne assisted us with certain business transactions and earned fees in respect thereof, which fees were accrued and portions of which were repaid by our issuing to Rayne shares of our Common Stock. Mr. Davis, directly, entered into an employment agreement with us in 2005, pursuant to which he is to receive $156,000 in annual compensation. During our fiscal years prior to our 2022 fiscal year, as well as in our 2022 fiscal year, much of Mr. Davis’ compensation has been accrued. Effective September 30, 2021, we issued 719,571 shares of our Series Z Stock to Rayne in consideration of the retirement of our accrued obligations (approximately $2.5 million) to Rayne and Mr. Davis. In connection with the Hyla Transaction, Mr. Davis returned all of the Series Z Stock to our treasury for cancellation.

Mr. Davis has two primary functions with the Company. The first, for which he spends approximately 90% of his business time, is operational: sourcing raw materials, overseeing manufacturing, tending to marketing and distribution, monitoring accounts receivable, and collecting the receivables. Relative to his operational duties (which stem from his services as the Company’s executive officer), the Company paid or accrued a salary for Mr. Davis. The second function, for which Mr. Davis spends approximately 10% of his business time, is financial: interfacing with a variety of potential sources of debt and equity financing for the Company. Relative to his financial duties (which stemmed from his services as the Company’s sole director through late March 2020), the Company periodically paid additional compensation or a bonus to Mr. Davis through his consulting agreement, as amended. For certain personal reasons, Mr. Davis has determined to have the Company pay his employment agreement-based compensation through his consulting agreement, rather than through his employment agreement. So long as he performs the duties of an executive officer and a director of the Company, Mr. Davis and the Company have taken the position that the specific form of agreement under which payment is tendered or accrued is irrelevant. Also in connection with the Hyla Transaction, Mr. Davis and we agreed that his compensation would be fixed at $10,000 per month.

Transactions with Black Mountain Botanicals

From April 2019 through December 2019, Black Mountain Botanicals (BMB), an entity owned by the spouse of our President, was a contractor of the Company for sales and procurement. During the years ended September 30, 2021, and September 30, 2022, BMB was paid $105,582 and $127,444, respectively, for such services. Additionally, during the years ended September 30, 2021, and September 30, 2022, BMB collected and processed the Company’s credit card charges from sales and advanced funds totaling $94,692 and $44,701, respectively. The transaction fee for the service is three percent plus interest calculated on each credit facility utilized.

Director Independence

Our Board is currently composed of five members: Messrs. Davis, Mehdi, Minnaker, Sullivan, and Zdanow. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. However, we have determined that Messrs. Mehdi, Minnaker, and Sullivan are independent in accordance with the rules of The Nasdaq Stock Market, LLC, and the Commission.

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Board Committees

Our Board has three board committees – Audit Committee, Compensation Committee, and Governance and Nominating Committee. The membership of the committees are as follows:

Committees	Audit Committee	Compensation Committee	Governance and Nominating Committee
Members:	Todd Davis (Chair) Irving Minnaker Dustin Sullivan	Todd Davis (Chair) Irving Minnaker Dustin Sullivan Nick Mehdi	Todd Davis (Chair) Irving Minnaker Dustin Sullivan Nick Mehdi

Audit Committee

On January 1, 2021, our Board adopted an audit committee charter (the “Audit Committee Charter”) to govern the Audit Committee. Currently, Messrs. Minnaker, Sullivan, and Davis (Chairman) serve on the Audit Committee. As of the date of this Offering Circular, none of the members qualifies as an “audit committee financial expert.”

The Audit Committee Charter requires that each member of the Audit Committee meet the independence requirements of The Nasdaq Stock Market LLC and the Commission and requires that the Audit Committee have at least one member that qualifies as an “audit committee financial expert.” We intend to identify potential new directors who can serve as Audit Committee members and satisfy these requirements. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist our Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions.

Compensation Committee

On January 1, 2021, our Board approved and adopted a charter (the “Compensation Committee Charter”) to govern the Compensation Committee. Currently, Messrs. Mehdi, Minnaker, Sullivan, and Davis (Chairman) serve as members of the Compensation Committee. Messrs. Mehdi, Minnaker and Sullivan each meet the independence requirements of The Nasdaq Stock Market LLC and the Commission, qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and qualify as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise our Board on the adoption of policies that govern our compensation programs.

Governance and Nominating Committee

On January 1, 2021, our Board approved and adopted a charter (the “Nominating Committee Charter”) to govern the Governance and Nominating Committee (the “Nominating Committee”). Currently, Messrs. Mehdi, Minnaker, Sullivan, and Davis (Chairman) serve as members of the Nominating Committee. The Nominating Committee Charter requires that each member of the Nominating Committee meets the independence requirements of the Nasdaq Stock Market LLC and the Commission; however, currently only Messrs. Mehdi, Minnaker and Sullivan qualify as independent directors. In addition to the enumerated responsibilities of the Nominating Committee in the Nominating Committee Charter, the primary function of the Nominating Committee is to determine the slate of director nominees for election to our Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this report.

Overview

Endexx® is a Consumer Products (CPG) company specializing in Plant-Based formulations and Innovative delivery systems, focused on creating “Better Products for a Better You”©. Our focus is on developing the most innovative and effective products using all-natural plant-based ingredients. Our companies, CBD Unlimited™ and Hyla™, harness the power of plants and deliver clean ingredient formulations with innovative technology systems.

Through Hyla, we produce and sell organic, plant-based, all-natural, zero-nicotine, tobacco-free vape products under the Hyla brand. Each “HYLA device” contains a natural guarana extract that is blended with proprietary botanical formulas. Hyla launched its products in October 2021 and its initial inventory (140,000 devices) was sold out the following month. Hyla’s products bear the Underwriters Laboratories global safety certification and are CE approved. All of Hyla’s products are sold on its e-commerce site: www.tryhyla.com.

Through CBD Unlimited, we develop hemp-derived, cannabidiol-based products, each formulated to address key segments of the health and wellness market. Through our subsidiaries, we sell high-end, full-spectrum hemp-derived oils, extracts, topicals, and pet products, all with the shared purpose of supporting the potential of relief of pain and inflammation for humans and pets, through our e-commerce site www.cbdunlimited.com, as well as other online and in-store retailers.

The Company was incorporated in the State of Nevada on September 5, 1997 as Micron Solutions in order to complete a merger with Shillelagh. In November 1997, Shillelagh merged with and into Micron Solutions, with Micron Solutions as the surviving entity. In 2002, Micron Solutions entered into the Exchange Agreement with PanaMed, Inc., and all of its shareholders, pursuant to which PanaMed, Inc. became the Company’s wholly-owned subsidiary. In connection with the Exchange Agreement, Micron also changed its name to PanaMed Corporation.

In June 2005, we filed a Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada to change our name to Endexx Corporation. At that time, we adopted our current trading symbol, “EDXC.”

In September 2005, PanaMed Corporation acquired VBB, an SaaS provider, through a merger, whereby VBB merged with and into us, and we were the surviving entity. Subsequently, we operated as a diversified technology and SaaS and compliance and tracking systems company, until we shifted our focus to the hemp-derived product industry in August 2014. In October 2018, we changed our name to CBD Unlimited, Inc., and in May 2020, we changed our name back to Endexx Corporation, with CBD Unlimited, Inc., becoming our wholly-owned subsidiary. On January 25, 2021, we filed our Amended and Restated Articles of Incorporation.

Our Subsidiaries

We currently have two primary related health and wellness product lines:

Hyla US Holdco Limited

Effective August 31, 2022, we closed the transactions contemplated by a Control Acquisition Agreement, pursuant to which we purchased 51% of the issued and outstanding capital stock of Hyla. Hyla specializes in producing and selling organic, plant-based, all-natural zero-nicotine, tobacco-free vape products under the HYLA brand. We now offer a wide range of premium and mass-market vape devices that contain natural guarana extract blended with proprietary botanical formulas. All HYLA vapes are manufactured in Underwriters Laboratories Global Safety certified facilities and undergo rigorous testing and quality controls.

CBD Unlimited, Inc.

Through CBD Unlimited and other subsidiaries, we develop, manufacture, and distribute nutritional supplements and delivery systems for healthy living for the nutraceutical consumer market in the form of hemp-based, non-psychoactive cannabinoids and terpenoid extracts that are infused into products. Our current products encompass premium hemp-derived oils, topicals, delayed release capsules, extracts, tea and coffee, grooming and skincare, and a newly launched high performance, value line of hemp-derived health and skin care products.

Khode, LLC

On October 1, 2020, we entered into an LLC Operating Agreement of Khode, LLC (“Khode”) and, in May of 2021, we entered into a Membership Interest Purchase Agreement that resulted in a minor adjustment to the holdings of the parties thereto. By virtue of that agreement, we now own 70.01% of the membership interests of Khode and, pursuant to the provisions of the Khode Operating Agreement, are required to make a capital contribution of $3,500,000. As of the date of this Offering Circular, we have made a partial capital contribution in the amount of approximately $1,500,000 and expect to raise the balance through limited, private sales of our debt and equity securities. We cannot provide any assurance that such financing will be available on terms acceptable to us, at times required by us, if at all. If we fail to make the entire capital contribution, we will be in breach of our obligations under the Khode Operating Agreement. In the event of such a breach, the 24.99% interest holder in Khode, a Florida corporation known as Serious Promotions, Inc., will have the right, exercisable by written notice given at any time on or before the date which is twenty Business Days following the occurrence of such event of default, to terminate the Endorsement Agreement (as described in the second paragraph, below), with Khode having a ten-month sell-off period with respect to all Branded Products (as defined in the Khode Operating Agreement) then manufactured but not yet sold.

Effective January 22, 2021, we entered into a Percentage Payment Agreement with a third party that is not otherwise affiliated with Khode, pursuant to which we are obligated to pay to that third party an amount equivalent to 2.1% of all cash received by Khode from its net sales of certain products during the term of that Percentage Payment Agreement, which will terminate when Khode has been dissolved.

During October 2020, Khode entered into a five-year Endorsement and License Agreement with Serious Promotions, Inc., a Florida corporation, f/s/o Khaled, professionally known as DJ Khaled, who is an American artist, record executive and producer, and media personality. Pursuant to that agreement, Khode is to create a custom line of hemp-derived-infused oils, creams, and other beauty products under DJ Khaled’s brand and he is to promote the products through personal appearances, the use of social media platforms, participation in presentation videos, video, and audio “drops,” and media quotes. In connection with DJ Khaled’s services, Khode is obligated to make quarterly payments totaling an aggregate of $5,000,000 by July 1, 2025, of which aggregate amount, as of the date of this Offering Circular, Khode has tendered $750,000 and expects to finance the balance of the quarterly payments through cash flow from operations of Khode. As of the date of this Offering Circular, Khode has not generated any positive cash flow from operations and we cannot provide any assurance that it will generate any cash flow from operations in the future in an amount sufficient to, among other things, make such quarterly payments. (See, Legal Proceedings.)

Planned-for Future State of Operations

CBD Unlimited and Hyla are operational, as is our operating agreement with Khode. In the near- and mid-term, we currently are planning to (i) expand Hyla’s distribution and sales channels both internationally and domestically, (ii) expand retail and ecommerce sales channels for CBD Unlimited and its brand lines, and (iii) seek additional distribution partners and evaluate strategic alliances and potential acquisitions.

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Results of Operations

Fiscal Year Ended September 30, 2022 Compared to Fiscal Year Ended and September 30, 2021 Revenues

Revenues for the fiscal year ended September 30, 2022 were $2,138,010, as compared to $650,515 for the fiscal year ended September 30, 2021, a $1,487,495 (or 229%) increase in revenues. The improvement in revenue for fiscal 2022 is attributable to additional revenues realized from the acquisition of Hyla. The increases in revenues are also partly attributable to improved market conditions, new sales channels, and improved marketing efforts in promoting the Company’s products.

We expect an increase in commercial revenue over the next 12 months as our business model is implemented and expanded and our commercial and retail accounts continue to grow and expand the products being sold in each of their retail locations. Additionally, we will continue to focus on the development of both current and new products while continuing to commercialize existing products lines.

Gross Profit

Gross profit for the fiscal year ended September 30, 2022 was a profit of $1,193,110, as compared to a loss of $344,078 for the fiscal year ended September 30, 2021, representing a $1,537,188 increase. The improvement in gross profit in 2022 was attributable to the Company’s acquisition of Hyla. The improved gross profit for 2022 was further enhanced by improvements in production costs and decreases in inventory impairment between the years.

Operating Expenses

Operating expenses for the fiscal year ended September 30, 2022, were $5,109,924, as compared to $5,027,251 for the fiscal year ended September 30, 2021, an increase of $82,673. The increase in operating expenses over the prior period can be attributed to increases in professional fees, bad debt expenses and impairment expenses offset by significant decreases in advertising expenses.

We expect that operating expenses will remain consistent over the next 12 months as our long-term growth strategy will require significant changes in personnel and facilities, offset increased research and development expenses to ensure that products nearing commercialization are brought to market as quickly and as effectively. We cannot provide any assurances that our strategy will be effective.

Other Expense

Other expense for the fiscal year ended September 30, 2022 was $1,227,746, as compared to other expense of $1,436,825 for the year ended September 30, 2021, a $209,079 year-over-year decrease. The decrease resulted from significant loss from the change in fair value of derivative liability offset by significant gain from settlement of derivative liability, increases in financing costs and discount amortization, interest expenses, and default penalties, and significant gains on settlement of liabilities and disposition of assets. Derivative liabilities are associated with loans that are convertible or have variable pricing on the equivalent shares of Common Stock. At the end of each period, these derivative liabilities are valued, and the net change is recorded as a gain or loss in other expense and income.

Total Net Loss

As a result of the above, our net losses for the years ended September 30, 2022 and 2021 totaled $5,144,560 and $6,808,154, respectively. We do not expect to realize net income in the near term as anticipated operational expenses are expected to increase as a result of increased research and development expenses, consulting fees, payroll expenses, and administrative costs as staffing increases. Despite management’s focus on ensuring operating efficiencies, we expect to continue to operate at a loss through fiscal 2023 only in part due to the COVID-19 pandemic. Nevertheless, we expect that, during our current fiscal year, the adverse impact of COVID-19 on our business will continue to abate, as the supply chain continues to recover.

Going Concern

We have incurred operating losses since inception and have negative cash flow from operations. As of September 30, 2022, we had a stockholders’ deficit of $11,693,660, a working capital deficit of $15,012,138, and we incurred a net loss totaling $5,144,560 in fiscal year 2022. As a result, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flow from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations, but there can be no assurance that such financing will be available on terms acceptable to us, if at all.

Our consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next fiscal year. The continuation of our Company as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until we begin generating positive cash flow.

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Liquidity and Capital Resources – Year Ended September 30, 2022

As of September 30, 2022, we had a cash position of $656,776. We estimate our operating expenses for the near- and mid-term may continue to exceed the revenues that we may generate, and we may need to raise capital through either debt or equity offerings to continue operations. We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, there is considerable risk that we will not be able to raise such financings at all, or on terms that are not overly dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Cash Flow – Operating Activities

For the 12 months ended September 30, 2022, our cash used in operating activities amounted to an outflow of $2,088,304, compared to cash used during the 12 months ended September 30, 2021 of $3,720,267. We expect cash outflows from operations to continue to improve as the Company realizes the benefits of the Hyla acquisition.

Cash Flow – Investing Activities

Net cash used in investing activities in the 12 months ended September 30, 2022 was $573,763, compared to net cash used in investing activities in the 12 months ended September 30, 2021 of $0. We expect limited cash flows from investing activities as the Company focuses on improving existing operations.

Cash Flow – Financing Activities

For the 12 months ended September 30, 2022, our cash provided by financing activities amounted to $3,297,976, which includes $2,964,853 in proceeds from the issuance of convertible notes and $333,123 in proceeds from the issuance of notes payable.

For the 12 months ended September 30, 2021, our cash provided by financing activities amounted to $3,736,484, which includes $328,000 in proceeds received from the issuances of our Common Stock and $1,614,234 in proceeds from the issuance of convertible notes, $1,815,000 in proceeds from the issuance of notes payable, and $20,750 in repayments of notes payable.

Basis of Presentation

The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates. The operating results of the above listed subsidiaries were consolidated with the consolidated financial statements of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (a) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (b) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (c) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share for convertible instruments by using the “if-converted” method. In addition, entities must presume share settlement for purposes of calculating diluted earnings per share when an instrument may be settled in cash or shares. For smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 14, 2023. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

As of September 30, 2022, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

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Use of Estimates

The Company’s financial statement preparation requires that management make estimates and assumptions which affect the reporting of assets and liabilities and the related disclosure of contingent assets and liabilities in order to report these financial statements in conformity with GAAP. Actual results could differ from those estimates.

Inventory

Inventory is composed of finished goods, in-process, and raw goods inventory, valued on a first in first out basis, and includes production cost, product freight in, and packaging costs. Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages.

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Depreciation and amortization are based on the straight-line method over the estimated useful lives of the related assets.

Intangible Assets

Intangible assets are amortized over their estimated useful lives. Each period, the Company evaluates the estimated remaining useful life of its intangible assets and whether events or changes in circumstances warrant a revision to the remaining period of amortization. Management tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Revenue Recognition

Revenue is recognized from the sale of hemp products when our performance obligation is satisfied. Our primary performance obligation (the distribution and sales of hemp products) is satisfied upon the shipment of products to our customers, which is also when control is transferred. The transfer of control of products to our customers is typically based on written sales terms that do not allow for a right of return after 30 days from the date of purchase. Revenue is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Fair Value of Financial Instruments

FASB ASC Topic 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the customer’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Derivative Financial Instruments

FASB ASC Topic 820, Fair Value Measurement, requires bifurcation of certain embedded derivative instruments, and measurement at their fair value for accounting purposes. A holder redemption feature embedded in the Company’s notes payable requires bifurcation from its host instrument and is accounted for as a freestanding derivative.

Under the Company’s contract ordering policy, the Company first considers common shares issued and outstanding as well as reserved but unissued equity awards, such as under an equity award program. All remaining equity linked instruments such as, but not limited to, options, warrants, and debt and equity with conversion features are evaluated based on the date of issuance. If the number of shares which may be issued under the Company’s agreements exceed the authorized number of shares or are unable to be determined, equity linked instruments from that date forward are considered to be derivative liabilities until such time as the number of shares which may be issued under the Company’s agreements no longer exceed the authorized number of shares and are able to be determined.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC Topic 815, Derivatives and Hedging Activities.

Stock-Based Compensation

All share-based payments to employees, directors, and contractors, including grants of stock options, restricted shares, or warrants, are recognized in the statement of operations based on their fair values at the time of grant in accordance with ASC Topic 718, Compensation – Stock Compensation.

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Off Balance Sheet Arrangements

As of September 30, 2022 and on September 30, 2021, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to stockholders.

Three Months Ended June 30, 2023 Compared to Three Months Ended June 30, 2022

Revenues

Revenues for the three months ended June 30, 2023 were $118,599, as compared to $418,151 for the three months ended June 30, 2022, a $299,552 (72%) decrease. The decrease in revenue is attributable to the delay in a large wholesale order, which was delayed due to new compliance regulations to ship the product to Italy. We expect revenues to continue to increase in the fourth quarter as Hyla is able to recognize these revenues.

We expect an increase in commercial revenue over the next 12 months as our business model is implemented and expanded and our commercial and retail accounts continue to grow and expand the products being sold in each of their retail locations. Additionally, we will continue to focus on the development of both current and new products while continuing to commercialize existing products lines.

Gross Profit

Gross profit for the three months ended June 30, 2023 was a profit of $4,127, as compared to a gross profit of $206,792 for the three months ended June 30, 2022. This decrease gross profit for this period was attributable to the decrease in revenues detailed above. The Company expects improved gross profits in the coming quarters further enhanced by improvements in production costs and decreases in inventory impairment between the periods.

Operating Expenses

Operating expenses for the three months ended June 30, 2023, were $754,334, as compared to $839,785 for the three months ended June 30, 2022, a decrease of $85,451. This decrease in operating expenses over the prior period can be attributed to increased advertising expenses and general and administrative expenses, related to the Hyla Transaction, offset by lower payroll expenses and professional fees.

We expect that operating expenses will remain consistent or increase over the next 12 months as our long-term growth strategy will require significant changes in personnel and facilities, offset increased research and development expenses to ensure that products nearing commercialization are brought to market as quickly and as effectively. We cannot provide any assurances that our strategy will be effective.

Other (Income) and Expenses

Other expenses for the three months ended June 30, 2023 were $1,271,335, as compared to other expenses of $10,578,346 for the three months ended June 30, 2022, a $9,307,011 improvement. The improvement in other expenses resulted from significant decrease in the change in fair value of derivative liability offset by increases in financing costs and discount amortization and increases in interest expenses.

Derivative liabilities are associated with loans that are convertible or have variable pricing on the equivalent shares of Common Stock. At the end of each period, these derivative liabilities are valued, and the net change is recorded as a gain or loss in other expenses and income.

Loss from Operations and Total Net Loss

Loss from operations for the three months ended June 30, 2023 was $750,207, as compared to loss from operations of $632,993 for the three months ended June 30, 2022, an increase in net loss from operations of $117,214. The increase in loss from operations was the result of the decrease in gross revenues partially offset by reduced operating expenses.

Total net loss for the three months ended June 30, 2023 was $2,021,542, including $182,531 loss attributable to non-controlling interest and $1,839,011 net loss directly attributable to the Company. This compares to a total net loss of $11,211,339 for the three months ended June 30, 2022, fully attributable to the Company. This improvement of $9,372,328 in total net loss attributable to the Company is primarily attributable to reduced losses resulting from changes in the fair value of derivative liabilities.

At the end of each period, derivative liabilities are valued, and the net change is recorded as a gain or loss in other expenses and income.

We do not expect to realize net income in the near term as anticipated operational expenses are expected to increase as a result of increased research and development expenses, consulting fees, payroll expenses, and administrative costs as staffing increases. Despite management’s focus on ensuring operating efficiencies, we expect to continue to operate at a loss through fiscal 2023 only in part due to the COVID-19 pandemic.

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Nine Months Ended June 30, 2023 Compared to Nine Months Ended June 30, 2022

Revenues

Revenues for the nine months ended June 30, 2023 were $3,444,686, as compared to $947,428 for the nine months ended June 30, 2022, a $2,497,258 (264%) increase. The increase in revenue is attributable to additional revenues realized from Hyla, which was the subject of the transactions contemplated by our Control Acquisition Agreement, that closed effective August 29, 2022 (the “Hyla Transaction”). The increases in revenues are also partly attributable to improved supply-chain, increased consumer spending and increased marketing efforts in promoting the Company’s products.

We expect an increase in commercial revenue over the next 12 months as our business model is implemented and expanded and our commercial and retail accounts continue to grow and expand the products being sold in each of their retail locations. Additionally, we will continue to focus on the development of both current and new products while continuing to commercialize existing products lines.

Gross Profit

Gross profit for the nine months ended June 30, 2023 was a profit of $532,185, as compared to a gross profit of $398,777 for the nine months ended June 30, 2022. This $133,408 improvement in gross profit for this period was attributable to the closing of the Hyla Transaction. The improved gross profit was further enhanced by improvements in production costs and decreases in inventory impairment between the periods.

Operating Expenses

Operating expenses for the nine months ended June 30, 2023, were $2,895,758, as compared to $3,031,662 for the nine months ended June 30, 2022, decrease of $135,904. This improvement in operating expenses over the prior period can be attributed to lower advertising and promotional expenses, professional fees, payroll fees, and research and development expenses, partially offset by higher general and administrative expenses.

We expect that operating expenses will remain consistent or increase over the next 12 months as our long-term growth strategy will require significant changes in personnel and facilities, offset increased research and development expenses to ensure that products nearing commercialization are brought to market as quickly and as effectively. We cannot provide any assurances that our strategy will be effective.

Other (Income) and Expenses

Other expenses for the nine months ended June 30, 2023 were $2,242,647, as compared to other expenses of $13,004,753 for the nine months ended June 30, 2022, a $10,762,106 improvement. The improvement in other expenses resulted from significant decrease in the change in fair value of derivative liability and default penalties offset by increases in financing costs and discount amortization, increases in interest expenses, in addition to gains on settlements of liabilities and gains on disposition of assets in the prior period.

Derivative liabilities are associated with loans that are convertible or have variable pricing on the equivalent shares of Common Stock. At the end of each period, these derivative liabilities are valued, and the net change is recorded as a gain or loss in other expenses and income.

Loss from Operations and Total Net Loss

Loss from operations for the nine months ended June 30, 2023 was $2,363,573, as compared to loss from operations of $2,632,885 for the nine months ended June 30, 2022, an improvement in net loss from operations of $269,312. The improvement in loss from operations was the result of an increase in gross revenues resulting from the Hyla Transaction, and proportionately lower costs of revenues and reduced operating expenses.

Total net loss for the nine months ended June 30, 2023 was $4,606,220, including $742,400 net loss attributable to non-controlling interest and $3,863,820 net loss directly attributable to the Company. This compares to a total net loss of $15,637,638 for the nine months ended June 30, 2022, fully attributable to the Company. This improvement of $11,773,818 in total net loss attributable to the Company is primarily attributable to the change in fair value of derivative liability in addition to improved revenues realized from the Hyla Transaction, lower operating expenses and improved other expenses.

At the end of each period, derivative liabilities are valued, and the net change is recorded as a gain or loss in other expense and income.

We do not expect to realize net income in the near term as anticipated operational expenses are expected to increase as a result of increased research and development expenses, consulting fees, payroll expenses, and administrative costs as staffing increases. Despite management’s focus on ensuring operating efficiencies, we expect to continue to operate at a loss through fiscal 2023 only in part due to the COVID-19 pandemic.

Liquidity and Capital Resources – Nine months ended June 30, 2023

Going Concern

We have incurred operating losses since inception and have negative cash flow from operations. As of June 30, 2023, we had a stockholders’ deficit of $15,923,325, a working capital deficit of $23,057,676, an accumulated deficit of $48,262,132 and incurred a net loss of $4,606,220 in the nine months ended June 30, 2023. Additionally, we utilized $1,107,839 in cash for operations and utilized $0 in cash for investing activities during the nine months ended June 30, 2023, while we received $474,790 in cash from financing activities. As a result, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flow from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations, but there can be no assurance that such financing will be available on terms acceptable to us, if at all.

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Our consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next fiscal year. The continuation of our Company as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until we begin generating positive cash flow.

As of June 30, 2023, we had a cash position of $23,727. We estimate our operating expenses for the near- and mid-term may continue to exceed the revenues that we may generate, and we may need to raise capital through either debt or equity offerings to continue operations. We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, there is considerable risk that we will not be able to raise such financings at all, or on terms that are not overly dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Cash Flow – Operating Activities

For the nine months ended June 30, 2023, our cash used in operating activities amounted to an outflow of $1,107,839, compared to cash used during the nine months ended June 30, 2022 of $1,227,283. The $119,444 improvement in cash used in our operating activities is due to increased revenues, changes in the fair value of derivative liabilities, decreases in pre-paid expenses and decreases in stock-based compensation.

Cash Flow – Financing Activities

For the nine months ended June 30, 2023, our cash provided by financing activities amounted to $474,790, which includes $537,500 in proceeds from the issuance of notes payable and $1,000,000 in proceeds from lines of credit, offset by $992,710 repayments of notes payable and $70,000 repayments of lines of credit.

For the nine months ended June 30, 2022, our cash provided by financing activities amounted to $1,203,476, which includes $999,853 in proceeds from the issuance of convertible notes, and $203,623 in proceeds from the issuance of notes payable.

Cash Flow – Investing Activities

Net cash used in investing activities in the nine months ended June 30, 2023 and 2022 was $0 and $9,500, respectively.

Accounts Receivable and Allowance for Doubtful Account Receivable

Accounts receivable are recorded at net realizable value. We determine provisions for uncollectible accounts, sales returns, and claims based upon factors including the credit risk and activity of specific distributors and resellers, historical trends, and other information. If we become aware of a specific distributor’s or reseller’s inability to meet its financial obligations, bad debt charges are recorded based on an overall assessment of past due accounts receivable outstanding. In the opinion of management, a provision was deemed necessary for uncollectible accounts.

Inventory

The cost of inventory using the standard cost method, which approximates actual cost based on a first-in, first-out method. Our inventories are valued at the lower of cost or net realizable value. Our inventory consists almost entirely of finished and unfinished goods, and freight, which include vapes, CBD creams, oils, capsules, and sprays. We periodically evaluate and adjust inventories for obsolescence. In the opinion of management, no provision for obsolescence is deemed necessary. The shelf life of all beverage inventory is two years. As of June 30, 2023, we had $586,933 of product in inventory, which was a decrease of $190,979, compared to $777,912 at September 30, 2022. We expect the balance of inventory to remain consistent as most of our new revenues are drop-shipped to wholesale customers.

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Goodwill and Intangible Assets

Goodwill arises from business combinations and is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually or more frequently if events and circumstances exists that indicate that a goodwill impairment test should be performed. We have selected December 31 as the date to perform the annual impairment test.

Intangible assets represent both indefinite lived and definite lived assets. Trademarks are deemed to have definite useful lives of ten years, are amortized, and are tested annually for impairment. Intangible assets are reported on the balance sheet at cost less accumulated amortization. We have selected December 31 as the date to perform the annual impairment test.

Stock-Based Compensation

FASB’s ASC Topic 718, Stock Compensation (formerly, FASB Statement 123R), prescribes accounting and reporting standards for all stock-based payment transactions in which employee and non-employee services are acquired. We measure the cost of employee and non-employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. Fair value for restricted stock awards is valued using the closing price of our Common Stock on the date of grant. For the nine months ended June 30, 2023 and 2022, we recognized stock-based compensation expense of $55,000, and $455,800 respectively.

Off Balance Sheet Arrangements

As of June 30, 2023 and June 30, 2022, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to stockholders.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219. Its telephone number is 800-937-5449.

Quotation on OTC’s OTCQB® Venture Market

Shares of our Common Stock are quoted on the OTCM’s OTCQB® Venture Market under the symbol “EDXC.”

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LEGAL MATTERS

The validity of the shares of Common Stock being offered under this Offering Circular will be passed upon for us by Clark Hill LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Endexx Corporation as of and for the years ended September 30, 2022 and 2021 appearing in this Offering Circular and the Offering Statement of which this Offering Circular is a part have been audited by Turner, Stone & Company, LLP, an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this Offering Circular, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The documents incorporated by reference into this Offering Circular contain important information that you should read about us.

We incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the Offering Statement of which this Offering Circular forms a part and prior to qualification of such Offering Statement, until we file a post-qualification amendment that indicates the termination of the offering of the shares made by this Offering Circular and such future filings will become a part of this Offering Circular from the respective dates that such documents are filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related Offering Circular supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

The documents incorporated by reference into this Offering Circular are also available on our corporate website at https://www.Endexx.com/ under the heading “Investor.” Information contained on, or that can be accessed through, our website is not part of this Offering Circular, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference. You may obtain copies of the documents incorporated by reference in this Offering Circular from us free of charge by requesting them in writing or by telephone at the following address:

Endexx Corporation

38246 North Hazelwood Circle

Cave Creek, AZ 85331

(480) 595-6900

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Regulation A Offering Statement on Form 1-A under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information contained in the Offering Statement and the exhibits and schedules filed therewith. Many of the contracts and documents described in this Offering Circular are filed as exhibits to the Offering Statement and you may review the full text of these contracts and documents by referring to these exhibits. Statements contained in this offering circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement.

We file reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, with the Commission. You may read and copy this information at the Commission’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission also maintains an Internet web site that contains reports, Offering Circulars, proxy statements, and information statements and other information regarding issuers, including Endexx Corporation, that file electronically with the Commission. The Commission’s Internet website address is https://www.sec.gov. Our Internet website address is https://www.endexx.com/. None of the information that is found on our website or in any press releases issued by us is considered to be a part of the information set forth in this Offering Statement and should not be relied upon when making an investment decision in respect of the shares of Common Stock offered hereby.

We do not anticipate that we will send an annual report to our stockholders until and unless we are required to do so by the rules of the SEC. All trademarks or trade names referred to in this Offering Circular are the property of their respective owners.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

Your Vision Our Focus

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Endexx Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Endexx Corporation as of September 30, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended September 30, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Endexx Corporation as of September 30, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the entity has suffered recurring losses since inception and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Endexx Corporation in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Endexx Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Turner, Stone & Company, L.L.P.	INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com

F-2

Other Matter

As discussed in Note 13, the 2022 unaudited consolidated financial statements previously issued by management on January 13, 2023 have been restated as a result of the issuance of our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Critical Audit Matter Description

Convertible debt instruments

As disclosed in Note 2 to the financial statements, the Company had a debt instrument which included a conversion feature requiring bifurcation and separate accounting. Management evaluated the required accounting, significant estimates, and judgements around the valuation for this embedded derivative. This embedded derivative was initially measured at fair value and has subsequently been remeasured to fair value at each reporting period.

There is no current observable market for this type of feature and, as such, the Company determined the fair value of the embedded derivative using an option pricing model to measure the fair value of the bifurcated derivative. As a result, a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the conclusions reached by management as well as the inputs to the Company’s option pricing model.

How the Critical Audit Matter Was Addressed In the Audit

Our principal audit procedures performed to address this critical audit matter included the following:

-	We obtained an understanding of the controls and processes surrounding the evaluation, initial measurement and revaluation of the bifurcated derivatives.

-	We evaluated management’s assessment and the conclusions reached to ensure these instruments were recorded in accordance with the relevant accounting guidance.

-	We evaluated the fair value of the bifurcated derivatives that included testing the valuation models and assumptions utilized by management. We reviewed and tested the fair value model used, significant assumptions, and underlying data used in the model.

Critical Audit Matter Description

As described in Note 10 to the financial statements, the Company completed the acquisition of Hyla US Holdco Limited and the assets acquired and liabilities assumed were required to be recorded at fair value as of the acquisition date. The Company utilized a third-party valuation specialist to assist in the preparation of its valuation for certain of these assets and liabilities. We identified the fair value determination of the acquired assets, liabilities assumed, and residual value of goodwill to be a critical audit matter.

The principal considerations for our determination that estimation of the fair value of the assets acquired in the acquisition is a critical audit matter are that there was a high estimation uncertainty due to significant judgments with respect to assumptions used to estimate the future revenues and cash flows, including revenue growth rates, operating margins, the discount rate, the valuation methodologies applied by the third-party valuation specialist for the fair value of the intangible assets. This in turn led to a high degree of auditor judgment, subjectivity, and efforts in performing procedures and evaluating audit evidence related to management’s forecasted future revenues and cash flows and valuation methodologies.

How the Critical Audit Matter Was Addressed In the Audit

Our principal audit procedures performed to address this critical audit matter included the following:

-	Reviewing management’s process for developing the fair value estimates.

-	Review the completeness and accuracy of underlying data used in the fair value estimates.

-	Evaluating the appropriateness of the discount rate used by recalculating the weighted average cost of capital, and

-	The qualification of third-party valuation specialists engaged by the Company based on their credentials and experience.

/s/ Turner, Stone & Company, L.L.P.

We have served as Endexx Corporation’s auditor since 2016.

Dallas, Texas

June 9, 2023 (except for the matter described in Note 13 and the effects thereof, as to which the date is August 4, 2023)

F-3

ENDEXX CORPORATION

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2022 AND 2021

	September 30,	September 30,
	2022	2021

Assets
Current assets
Cash	$656,776	$20,867
Accounts receivable, net of allowance of $621,042 and $58,257, respectively	570,406	50,755
Inventory, net of allowance of $1,071,469 and $1,001,542, respectively	777,912	920,812
Prepaid expenses	1,367,100	41,648
Total current assets	3,372,194	1,034,082

Investment in marketable securities	420	9,920
Property and equipment, net of accumulated depreciation of $77,044 and $75,388, respectively	48,005	449,661
Right of use asset	34,160	-
Prepaid expenses	-	250,000
Intangible - website domains	16,250	16,250
Goodwill	9,807,361	-
Total assets	$13,278,390	$1,759,913

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current liabilities
Accounts payable	$2,647,533	$1,020,464
Customer deposits	43,366	36,705
Accrued expenses	172,711	43,469
Accrued interest	237,703	1,095,248
Payroll and taxes payable, including related party	915,230	849,919
Notes payable, current portion, net of discount of $4,291 and $10,957, respectively	4,623,872	1,201,584
Convertible notes payable, net of discount of $1,474,338 and $-0-, respectively	799,575	5,452,111
Derivative liability	8,908,686	1,799,354
Lease liability right of use	35,656	-
Total current liabilities	18,384,332	11,498,854

Notes payable, net of current portion and net of discount of $7,925,926 and $-0-, respectively	4,587,718	248,200

Total liabilities	22,972,050	11,747,054

Commitments and contingencies (Note 8)

Mezzanine equity
Series H preferred stock, 4,878,049 and -0- issued and outstanding, respectively	2,000,000	-

Stockholders’ deficit
Preferred stock, $0.0001 Par Value, 10,000,000 share authorized Series A preferred stock, 1,824,000 issued and outstanding, respectively	182	182
Series Z preferred stock, -0- and 719,571 issued and outstanding, respectively	-	72
Common stock, $0.0001 Par Value, 1,000,000,000 share authorized, 501,376,264 and 486,313,058 issued and outstanding, respectively	50,138	48,631
Additional paid-in capital	32,914,424	29,477,818
Accumulated deficit	(44,398,312)	(39,513,844)
Total stockholders’ deficit	(11,433,568)	(9,987,141)
Non-controlling interest	(260,092)	-
Total liabilities, mezzanine equity and stockholders’ deficit	$13,278,390	$1,759,913

The accompanying notes are an integral part of these consolidated financial statements

F-4

ENDEXX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021

	For the years ended
	September 30,
	2022	2021

Revenues	$2,138,010	$650,515
Cost of revenues	766,558	589,056
Inventory impairment	178,342	405,537
Gross profit (loss)	1,193,110	(344,078)

Operating expenses
Depreciation	20,606	20,400
Advertising and promotion	594,874	1,778,073
Payroll expenses	609,288	637,493
Professional fees	2,016,439	1,721,236
Research and development	27,066	10,145
General and administrative expenses	1,592,091	859,904
Impairment expense	249,560	-
Total operating expenses	5,109,924	5,027,251

Loss from operations	(3,916,814)	(5,371,329)

Other (income) and expense
Change in fair value of derivative liability	4,397,706	(28,724)
Financing costs and discount amortization	2,957,298	1,288,527
Interest expenses	1,241,853	950,549
Default penalty	584,738	91,576
Gain from settlement of derivative liability	(7,240,799)	(865,103)
Gain on settlement of liabilities	(289,100)	-
Gain on disposition of assets	(423,950)	-
Total other (income) expense	1,227,746	1,436,825

Net loss	$(5,144,560)	$(6,808,154)
Net loss attributable to non-controlling interest	(260,092)	-
Net loss attributable to Endexx shareholders	$(4,884,468)	$(6,808,154)

Net loss per share - basic	$(0.01)	$(0.01)

Weighted average shares outstanding - basic	503,983,723	455,049,510

The accompanying notes are an integral part of these consolidated financial statements

F-5

ENDEXX CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021

	Preferred Stock - Series A		Preferred Stock - Series Z		Common Stock		Additional Paid-in	Accumulated	Non-controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total

Balances at September 30, 2020	7,296,000	$730	-	$-	404,908,141	$40,491	$21,010,497	$(32,705,690)	$-	$(11,653,972)
Shares issued for private placements	-	-	-	-	7,031,111	703	327,297	-	-	328,000
Shares issued for services	-	-	-	-	7,332,496	733	720,288	-	-	721,021
Shares issued for debt settlement	-	-	-	-	41,621,310	4,162	1,406,683	-	-	1,410,845
Shares issued for conversion of related party liabilities	-	-	-	-	54,658,192	5,466	1,415,647	-	-	1,421,113
Shares issued for related party liability settlements	-	-	172,989	17	-	-	885,684	-	-	885,701
Shares issued for financing	-	-	-	-	16,420,000	1,642	1,834,318	-	-	1,835,960
Shares issued for settlement of preferred stock	(5,472,000)	(548)	-	-	9,000,000	900	(352)	-	-	-
Common shares exchanged for preferred stock	-	-	546,582	55	(54,658,192)	(5,466)	5,411	-	-	-
Capital contribution from related party	-	-	-	-	-	-	274,514	-	-	274,514
Settlement of derivative liability	-	-	-	-	-	-	1,597,831	-	-	1,597,831
Net loss	-	-	-	-	-	-	-	(6,808,154)	-	(6,808,154)
Balances at September 30, 2021	1,824,000	$182	719,571	$72	486,313,058	$48,631	$29,477,818	$(39,513,844)	$-	$(9,987,141)
Shares issued for services	-	-	-	-	10,311,180	1,031	454,769	-	-	455,800
Shares issued in connection with debt	-	-	-	-	11,491,071	1,150	429,306	-	-	430,456
Warrants and options issued in connection with debt	-	-	-	-	-	-	1,511,047	-	-	1,511,047
Shares issued for conversion of interest	-	-	-	-	4,111,111	411	221,589	-	-	222,000
Shares issued for default penalty	-	-	-	-	9,761,904	976	583,762	-	-	584,738
Shares and liabilities surrendered for equity in subsidiary	-	-	(719,571)	(72)	(20,612,060)	(2,061)	236,133	-	-	234,000
Net loss	-	-	-	-	-	-	-	(4,884,468)	(260,092)	(5,144,560)
Balances at September 30, 2022	1,824,000	$182	-	$-	501,376,264	$50,138	$32,914,424	$(44,398,312)	$(260,092)	$(11,693,660)

The accompanying notes are an integral part of these consolidated financial statements

F-6

ENDEXX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021

	For the years ended
	September 30,
	2022	2021
Operating activities
Net loss	$(5,144,560)	$(6,808,154)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	455,800	721,021
Shares issued for financing costs	-	477,560
Depreciation and amortization	20,606	20,400
Amortization of debt discount	1,857,046	679,277
Change in fair value of derivative liability	4,397,706	(28,724)
Gain from settlement of liabilities	(289,100)	-
Gain from settlement of derivative liabilities	(7,240,799)	(865,103)
Gain on disposition of assets	(423,950)	-
Bad debt expense	579,560	-
Impairment expense	427,902	405,537
Financing costs	1,100,152	131,690
Default penalty	584,738	91,576
Changes in operating assets and liabilities:
Accounts receivable	(876,280)	(21,314)
Inventory	(35,442)	(216,704)
Prepaid expenses	(202,251)	(42,088)
Right of use asset and liability	1,496	-
Accounts payable	1,125,239	599,982
Customer deposits	6,661	-
Accrued expenses	101,429	(78,407)
Accrued interest	1,166,432	805,993
Accrued interest, related party	-	85,776
Payroll and taxes payable, including related party	299,311	321,415
Net cash used in operating activities	(2,088,304)	(3,720,267)

Investing activities:
Proceeds from sale of investments in marketable securities	9,500	-
Issuance of note receivable	(1,500,000)	-
Cash received in acquisition	916,737	-
Net cash used in investing activities	(573,763)	-

Financing activities:
Proceeds from sale of common stock	-	328,000
Proceeds from convertible notes payable	2,964,853	1,614,234
Proceeds from notes payable	333,123	1,815,000
Repayment of note payable	-	(20,750)
Net cash provided by financing activities	3,297,976	3,736,484

Net increase in cash	$635,909	$16,217
Cash, beginning of year	20,867	4,650
Cash, end of year	$656,776	$20,867

Cash paid for income taxes	$-	$-
Cash paid for interest	$75,061	$58,780

Supplemental schedule of non-cash investing and financing activities:
Convertible notes and interest converted to common stock	$222,000	$1,410,845
Debt discount at origination	$387,333	$68,100
Debt discount from derivative liability	$8,921,808	$-
Prepaid expenses from note payable	$60,000	$-
Convertible notes, notes payable and interest settled through issuance of notes payable	$7,371,487	$-
Preferred stock surrendered for equity in subsidiary	$72	$-
Common stock surrendered for equity in subsidiary	$2,061	$-
Related party liabilities surrendered for equity in subsidiary	$234,000	$-
Discount on convertible notes from warrants and options	$1,511,047	$-
Assets and liabilities from acquisition	$12,096,450	$-
Discount on notes from issuances of shares	$430,456	$-
Related party note and interest converted to common stock	$-	$1,421,113
Derivative liability settled through conversion of convertible notes	$-	$1,597,831
Amortization of right-of-use asset and lease liability	$-	$39,000
Notes and interest payable settled through issuance of convertible notes	$-	$1,057,976
Preferred stock issued for related party liability settlements	$-	$885,701
Contributions from related party through settlement of liabilities	$-	$274,514

The accompanying notes are an integral part of these consolidated financial statements

F-7

ENDEXX CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

We were incorporated under the laws of State of Nevada on September 5, 1997, as Micron Solutions. From 2002-2005, the Company operated as Panamed Corporation, a biotech service and licensing company. Panamed Corporation merged with Visual Board Books Inc. (VBB) in February 2005 and changed the consolidated company name to Endexx Corporation (the Company).

Our primary business is the manufacturing and sale of hemp products and organic, plant-based, all-natural, zero-nicotine vape products. The Company has the following operating subsidiaries:

●	CBD Unlimited, Inc. (70% owner)
●	Khode, LLC (70% owner)
●	Hyla US Holdco Limited (51% owner)

Basis of Presentation and Going Concern

The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates. The operating results of the above listed wholly owned subsidiaries were consolidated with the consolidated financial statements of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Our consolidated financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have sustained operating losses since inception, which raises substantial doubt about the Company’s ability to continue as a going concern.

As of September 30, 2022, we have a working capital deficit of $15,012,138, and an accumulated deficit of $44,398,312. During the year ended September 30, 2022, we had a net loss of $5,144,560 and cash used in operating activities of $2,088,304. The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Management’s plans with respect to operations include the sustained and aggressive marketing of hemp cannabidiol products and raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that aggressive marketing combined with additional financing as necessary will result in improved operations and cash flow in 2023 and beyond. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-8

2. Summary of Significant Accounting Policies

Use of Estimates

The Company’s financial statement preparation requires that management make estimates and assumptions which affect the reporting of assets and liabilities and the related disclosure of contingent assets and liabilities in order to report these financial statements in conformity with GAAP. Actual results could differ from those estimates.

Cash

Cash includes all highly liquid investments that are readily convertible to known amounts of cash and have original maturities at the date of purchase of three months or less. There were no cash equivalents as of September 30, 2022 and 2021. The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). The FDIC provides coverage of up to $250,000 per depositor, per financial institution, for the aggregate total of depositors’ interest and non-interest-bearing accounts. At September 30, 2022, $156,613 of the Company’s cash balances were in excess of FDIC limits. The Company has not experienced any losses on these accounts and management does not believe that the Company is exposed to any significant risks.

Accounts Receivable

Accounts receivable consists of invoiced and unpaid product sales. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer credit worthiness, and current economic trends. Accounts are considered delinquent when payments have not been received within the agreed upon terms and are written off when management determines that collection is not probable. At September 30, 2022 and 2021, the Company recorded $621,042 and $58,257, respectively, for an allowance for doubtful accounts based upon management’s review of accounts receivable.

Inventory

Inventory is composed of finished goods, in-process, and raw goods inventory, valued at the lower of cost or net realizable value, and includes production cost, product freight in, and packaging costs. Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages.

The Company has authorized a consignment inventory arrangement with one of its mass retail customers. After consignment inventory has been sold by this customer, the customer notifies the Company of the sale and the Company records revenue in that accounting period. The Company authorizes the replenishment of consignment inventory based on orders placed by the customer. The Company is provided with weekly reports of consignment sales activity and balances.

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses. At September 30, 2022, the Company had prepaid expenses totaling $1,367,100 and $291,648, respectively.

During March 2020, the Company entered into a barter agreement whereby it delivered $249,560 of its inventory in exchange for future advertising credits. The credits, which expire in March 2023, are valued at the lower of the Company’s cost or market value of the inventory transferred. Under the terms of the barter agreement, the Company is required to pay cash equal to a negotiated amount of the bartered advertising and use the barter credits to pay the balance. These credits are charged to expense as they are used. As of September 30, 2021, the Company had $249,560, of credits for future advertising services recorded as current assets on the accompanying financial statements. During the year ended September 30, 2022, the Company impaired the credits, resulting in an impairment expense of $249,560.

F-9

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Depreciation and amortization are based on the straight-line method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in operations in the period realized.

Depreciation is computed on the straight-line method net of salvage value with useful lives as follows:

Computer equipment and software	5 years
Business equipment and fixtures	7 years
Property and buildings	39 years

Intangible Assets

Intangible assets are amortized over their estimated useful lives. Each period, the Company evaluates the estimated remaining useful life of its intangible assets and whether events or changes in circumstances warrant a revision to the remaining period of amortization. Management tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Impairment Assessment

The Company evaluates intangible assets and other long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes but is not limited to significant adverse changes in business climate, market conditions or other events that indicate an asset’s carrying amount may not be recoverable. Recoverability of these assets is measured by comparing the carrying amount of each asset to the future cash flows the asset is expected to generate. If the cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value.

The Company evaluates and tests the recoverability of its goodwill for impairment at least annually during its fourth quarter of each fiscal year or more often if and when circumstances indicate that goodwill may not be recoverable.

Customer Deposits

From time-to-time the Company receives payment from customers in advance of delivering products to the customer. All such deposits are short term in nature as the Company delivers the product, unfulfilled portions, or engineering services to the customer before the end of its next annual fiscal period. These deposits are credited to the customer against product deliveries or at the completion of the customer’s order.

Revenue Recognition

Revenue is recognized from the sale of hemp products when our performance obligation is satisfied. Our primary performance obligation (the distribution and sales of hemp products) is satisfied upon the shipment of products to our customers, which is also when control is transferred. The transfer of control of products to our customers is typically based on written sales terms that do not allow for a right of return after 30 days from the date of purchase. Revenue is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

F-10

The following table presents the Company’s revenues disaggregated by customer type:

	2022	2021
Wholesale	$1,984,574	$457,044
Retail	153,436	193,471
	$2,138,010	$650,515

The following table presents the Company’s revenues disaggregated by location:

	2022	2021
United States	83%	100%
Russia	10%	*
United Kingdom	6%	*
Georgia	1%	*

* = Less than 10%

The following table presents the Company’s revenues from significant customers:

	2022	2021
Customer A	32%	45%
Customer B	26%	*
Customer C	11%	*
Customer D	10%	*

* = Less than 10%

Financial Instruments

In accordance with the reporting requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The Company does not have assets or liabilities measured at fair value on a recurring basis except its derivative liability.

Consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at the balance sheet dates, nor gains or losses reported in the statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held during the years ended September 30, 2022 and 2021, except as disclosed.

Fair Value Measurement

ASC Topic 820, Fair Value Measurements, provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

F-11

Level 2 - Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value.

The following tables present the Company’s assets and liabilities that were measured and recognized at fair value as of September 30, 2022 and 2021:

	September 30, 2022
	Level 1	Level 2	Level 3	Total
Derivative liability	-	-	8,908,686	8,908,686

	September 30, 2021
	Level 1	Level 2	Level 3	Total
Derivative liability	-	-	1,799,354	1,799,354

Under the Company’s contract ordering policy, the Company first considers common shares issued and outstanding as well as reserved but unissued equity awards, such as under an equity award program. All remaining equity linked instruments such as, but not limited to, options, warrants, and debt and equity with conversion features are evaluated based on the date of issuance. If the number of shares which may be issued under the Company’s agreements exceed the authorized number of shares or are unable to be determined, equity linked instruments from that date forward are considered to be derivative liabilities until such time as the number of shares which may be issued under the Company’s agreements no longer exceed the authorized number of shares and are able to be determined.

During prior years, the Company issued convertible note payable agreements whose conversion features meet the definition of a derivative liability which requires bifurcation. The convertible notes had a variable conversion rate equal to 50% of the lowest trading price of the preceding ten days from the date of conversion. Further, pursuant to the Company’s contract ordering policy, the convertible debt and warrant issuances resulted in derivative liabilities until the convertible note agreements were settled on August 15, 2022, as detailed in Note 5. As a result of the settlement of the convertible notes, the Company recorded a gain on the settlement of derivative liabilities totaling $7,240,799.

At September 30, 2021, the Company estimated the fair value of the conversion feature derivatives embedded in the convertible promissory notes based on assumptions used in the Cox-Ross-Rubinstein binomial pricing model using the following weighted-average inputs: the price of the Company’s common stock of $0.05164; a risk-free interest rate of 0.05%; expected volatility of the Company’s common stock of 95%; various estimated exercise prices; and terms under one year.

At September 30, 2022, the Company estimated the fair value of the conversion feature derivatives embedded in the promissory note based on assumptions used in the Cox-Ross-Rubinstein binomial pricing model using the following weighted-average inputs: the price of the Company’s common stock of $0.10; a risk-free interest rate of 3.83%; expected volatility of the Company’s common stock of 400%; estimated exercise price of $0.0898; and term of approximately nine years.

A reconciliation of the changes in the Company’s Level 3 derivative liability at fair value is as follows:

Balance at September 30, 2020	$5,649,412
Conversions of debt to equity	(1,597,831)
Settlement of derivative liability	(2,223,503)
Change in fair value	(28,724)
Balance at September 30, 2021	$1,799,354
Addition	9,952,425
Change in fair value	4,397,706
Settlement of derivative liability	(7,240,799)
Balance at September 30, 2022	$8,908,686

F-12

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC Topic 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Beneficial Conversion Features

ASC 470-20 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash. ASC 470-20 requires that the beneficial conversion feature should be valued at the commitment date as the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. This amount is recorded as a debt discount and amortized over the life of the debt. ASC 470-20 further limits this amount to the proceeds allocated to the convertible instrument.

Research and development costs

Research and development costs are charged to expense as incurred and are included in operating expenses. Total research and development costs were $27,066 and $10,145 for the years ended September 30, 2022 and 2021, respectively.

Advertising Costs

The costs of advertising are expensed as incurred. Advertising expenses are included in the Company’s operating expenses. Advertising expense were $594,874 and $1,778,073 for the years ended September 30, 2022 and 2021, respectively.

F-13

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company evaluates its tax positions on an annual basis, and as of September 30, 2022, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

(Loss) Income Per Share of Common Stock

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

The Company had total potential additional dilutive securities outstanding at September 30, 2022 and 2021, as follows.

	September 30,	September 30,
	2022	2021
Preferred H	48,780,490	-
Warrants	88,918,645	20,750,000
Options	22,500,000	-
Convertible debt	90,426,058	139,000,018
	250,625,193	159,750,018

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probably that a liability has been incurred and the amount can be reasonable estimated.

F-14

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (a) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (b) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (c) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share for convertible instruments by using the “if-converted” method. In addition, entities must presume share settlement for purposes of calculating diluted earnings per share when an instrument may be settled in cash or shares. For smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 14, 2023. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

As of September 30, 2022, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

3. Inventory

The Company’s inventory consisted of the following at the respective balance sheet dates:

	September 30,	September 30,
	2022	2021
Raw materials and packaging components	$249,043	$410,569
Finished goods	1,427,017	1,187,096
Consigned goods	77,135	224,147
Apparel	96,186	100,542
Less obsolescence allowance	(1,071,469)	(1,001,542)
	$777,912	$920,812

4. Property and Equipment

The Company’s property and equipment consisted of the following at the respective balance sheet dates:

	September 30,	September 30,
	2022	2021
Land	$-	$114,200
Building	-	305,800
Machinery and equipment	86,264	66,264
Computer/office equipment	38,785	38,785
	125,049	525,049
Less accumulated depreciation	(77,044)	(75,388)
	$48,005	$449,661

On April 1, 2022, the Company sold its land and building to Noteholder C. The land and building were carried at cost of $420,000 and accumulated depreciation of $18,950. The Company received consideration totaling $825,000 with $645,000 allocated to the October 2019 convertible note payable (Note 5) and $180,000 to related accrued interest. As a result of the sale, the Company recognized a $423,950 gain on disposition of assets.

F-15

5. Debt

Notes payable

The Company’s notes payable as of September 30, 2022, are summarized as follows:

Noteholder	Origination	Maturity	Interest	Principal	Discount
Noteholder A1	8/15/2022	2/15/2024	6.667%	$540,758	$-
Noteholder A2	8/15/2022	2/15/2024	6.667%	1,498,450	-
Noteholder A3	8/15/2022	2/15/2024	6.667%	2,336,858	-
Noteholder B	9/2/2021	9/2/2022*	12%	100,000	-
Noteholder B	10/7/2021	10/7/2022**	15%	50,000	-
Noteholder C	4/1/2022	4/1/2023**	10%	85,594	4,291
Noteholder C	8/15/2022	2/15/2024	6.667%	1,876,191	-
Noteholder G	6/20/2017	8/5/2017*	18%	55,353	-
Noteholder F	8/15/2022	2/15/2024	6.667%	288,720	-
Noteholder D	8/15/2022	2/15/2024	6.667%	1,263,164	-
Noteholder I	6/17/2020	6/17/2050	4%	160,000	-
Noteholder J	8/15/2022	2/15/2024	6.667%	640,239	-
Noteholder K	8/28/2021	9/1/2022*	15%	50,000	-
Noteholder K	10/6/2021	10/6/2022**	15%	66,980	-
Noteholder L	7/12/2022	-	10%	24,500	-
Noteholder M	7/12/2022	-	10%	25,000	-
Noteholder M	7/25/2022	-	5%	30,000	-
Noteholder N	7/28/2022	-	10%	50,000	-
Noteholder O	8/31/2022	8/31/2031	3.15%	8,000,000	7,925,926
				$17,141,807	$7,930,217

*	In default at September 30, 2022
**	In default subsequent to September 30, 2022

The Company’s notes payable as of September 30, 2021, are summarized as follows:

Noteholder	Origination	Maturity	Interest	Principal	Discount
Noteholder A1	4/9/2020	8/5/2020	22%	$25,000	$-
Noteholder A1	4/28/2020	8/5/2020	22%	105,000	-
Noteholder A1	7/9/2021	7/9/2022	12%	50,000	-
Noteholder A1	8/13/2021	8/13/2022	12%	100,000	-
Noteholder A1	9/3/2021	9/3/2022	12%	150,000	-
Noteholder A1	8/18/2021	8/18/2022	12%	25,000	-
Noteholder B	9/2/2021	9/2/2022	12%	100,000	-
Noteholder G	6/20/2017	8/5/2017	18%	55,353	-
Noteholder I	6/17/2020	6/17/2050	4%	160,000	-
Noteholder I	4/27/2020	4/27/2022	1%	112,888	-
Noteholder I	3/8/2021	3/8/2026	1%	107,500	-
Noteholder J	5/29/2021	11/29/2021	10%	420,000	10,957
Noteholder K	8/28/2021	9/1/2022	15%	50,000	-
				$1,460,741	$10,957

During October 2021, the $112,888 note payable held by Noteholder I was forgiven by the Small Business Administration. During February 2022, the $107,500 note payable held by Noteholder I was forgiven by the Small Business Administration. As a result, the Company recorded a gain from settlement of liabilities totaling $220,388.

F-16

On August 15, 2022, the Company’s outstanding debt, including convertible notes payable, notes payable, and accrued interest, with Noteholders A1, A2, A3, C, D, F and J, totaling $8,513,092, were consolidated into seven note payable agreements totaling 8,444,380, as shown on the table above, with the remaining $68,712 forgiven by the noteholders and recorded as a gain from settlement of liabilities. The Company accounted for the amendment as an extinguishment of existing debt and issuance of new debt pursuant to ASC 470-50-40. As a result, the derivative liabilities associated with convertible notes and warrants were also settled, resulting in a gain on settlement of derivative liabilities totaling $7,240,799 (Note 2).

At September 30, 2022 and 2021, accrued interest related to notes payable totaled $191,437 and $105,403, respectively.

Convertible notes payable

The Company’s convertible notes payable as of September 30, 2022, are summarized as follows:

Noteholder	Origination	Maturity	Interest	Conversion	Principal	Discount
Noteholder C	8/23/2022	8/23/2023	12%	$0.0245/share	1,451,087	1,002,198
Noteholder D	8/23/2022	8/23/2023	12%	$0.0245/share	722,826	472,140
Noteholder E	11/4/2020	5/4/2021*	15%	$0.059/share	100,000	-
					$2,273,913	$1,474,338

*	In default at September 30, 2022

The Company’s convertible notes payable as of September 30, 2021, are summarized as follows:

Noteholder	Origination	Maturity	Interest	Conversion	Principal	Discount
Noteholder A2	2/12/2019	2/11/2020	8%	Variable	$388,889	$-
Noteholder A2	3/15/2019	3/14/2020	8%	Variable	222,222	-
Noteholder A2	4/5/2019	4/4/2020	8%	Variable	388,889	-
Noteholder A2	8/5/2019	8/5/2020	12%	Variable	111,111	-
Noteholder A3	3/5/2021	3/4/2022	12%	$0.054/share	300,000	-
Noteholder A3	1/22/2021	1/21/2022	12%	$0.054/share	1,250,000	-
Noteholder A3	4/2/2021	4/1/2022	12%	$0.054/share	440,000	-
Noteholder C	10/11/2019	1/31/2022	12%	$0.054/share	2,001,000	-
Noteholder E	11/4/2020	5/4/2021	15%	$0.059/share	100,000	-
Noteholder F	5/10/2021	5/10/2022	12%	$0.08/share	250,000	-
					$5,452,111	$-

The convertible notes payable with Noteholder A2 had a variable conversion rate equal to 50% of the lowest trading price of the preceding ten days from the date of conversion.

At September 30, 2022 and 2021, accrued interest related to convertible notes payable totaled $46,266 and $989,845, respectively, and the derivative liability balances related to the accrued interest totaling $-0- and $357,154, respectively.

In connection with the August 23, 2022 convertible note agreements with Noteholder C and Noteholder D, the Company issued a total of 22,500,000 options (Note 7) exercisable at $0.01 per share. The options were fully vested at issuance and expire on August 23, 2023. Additionally, the Company issued a total of 88,731,145 warrants (Note 7) exercisable at $0.02695 per share. The warrants were fully vested at issuance and expire on August 23, 2027. The options and warrants, valued at approximately $4,413,000, represented approximately 67% of the total consideration received and resulted in an additional discount on the notes totaling $1,511,047 pursuant to FASB ASC 470-20-30, Debt. The discount is being amortized over the life of the notes.

F-17

Convertible notes payable – related party

During 2016, Todd Davis (Note 9) converted accrued salary and accrued payroll taxes into a long term note payable bearing an interest rate of eight percent (8%) per annum, due on demand. The note was convertible into shares of our common stock at a rate of $0.026 per share. As of September 30, 2020, there was an outstanding principal balance of $1,072,185 and accrued interest of $327,484. On September 30, 2021, the principal and accrued interest were converted into common stock (Note 9).

Future maturities

Future maturities of the Company’s debt as of September 30, 2022 are as follows:

September 30, 2023	$6,902,076
September 30, 2024	4,360,144
September 30, 2025	3,400
September 30, 2026	3,500
September 30, 2027	3,600
Thereafter	8,143,000
$19,415,720

6. Payroll and Payroll Taxes Payable

The Company’s payroll and payroll taxes payable consisted of the following at the respective balance sheet dates:

	September 30,	September 30,
	2022	2021
Accrued payroll - Officer	$-	$95,761
Accrued payroll - Employee	128,105	128,105
Accrued payroll taxes	787,125	626,053
	$915,230	$849,919

During September 2021, $954,000 in accrued payroll – officer was settled through the issuance of Series Z Preferred Stock (Note 9).

During August 2022, approximately $234,000 in accrued payroll – officer was settled through an exchange agreement (Note 9).

7. Stockholders’ Deficit

On January 25, 2021, the Company amended its articles of incorporation to increase its authorized shares to 1,000,000,000 shares and 10,000,000 shares of the Company’s common stock and preferred stock, respectively.

The Company’s common stock shares have equal voting rights, are non-assessable and have one vote per share. As of September 30, 2022 and 2021, the Company’s issued and outstanding common stock totaled 501,376,264 and 486,313,058, respectively.

The Company’s Series A Preferred Stock shares have voting rights in the ratio of 25 votes to 1 share held. During the year ended September 30, 2021, 5,472,000 shares of Series A Preferred Stock were exchanged for 9,000,000 shares of the Company’s common stock. As of September 30, 2022 and 2021, the Company’s issued and outstanding Series A Preferred Stock totaled 1,824,000, respectively.

The Company’s Series H Preferred Stock shares have voting rights equal to the aggregate of all other voting rights plus 1 and each share is convertible into 10 shares of the Company’s common stock. As of September 30, 2022 and 2021, the Company’s issued and outstanding Series H Preferred Stock totaled 4,878,049 and -0-, respectively,

F-18

The Company’s Series Z Preferred Stock shares have voting rights equal to the aggregate of all other voting rights plus 1 and each share is convertible into 100 shares of the Company’s common stock. Additionally, the Series Z Preferred Stock carries a cumulative dividend at 4.56% of the stated value, is to be paid in kind with common stock, and is payable only at the time the shares are converted to common stock. As of September 30, 2022 and 2021, the Company’s issued and outstanding Series Z Preferred Stock totaled 719,571, respectively, and the Series Z Preferred Stock was retired by the Company during August 2022.

Issuances pursuant to private placements

During the year ended September 30, 2021, we issued shares of our common stock under private placement agreements for proceeds received as follows:

Date	Shares	Proceeds
10/19/2020	650,000	$25,000
11/3/2020	228,572	8,000
11/13/2020	2,512,563	100,000
12/14/2020	232,560	20,000
12/31/2020	700,000	25,000
1/29/2021	700,000	25,000
2/26/2021	312,500	25,000
7/28/2021	1,694,916	100,000
	7,031,111	$328,000

Issuances for services

During the year ended September 30, 2022, we issued shares of our common stock for services as follows:

Date	Shares	Expense
10/25/2021	6,211,180	$300,000
5/9/2022	3,500,000	133,000
5/9/2022	600,000	22,800
	10,311,180	$455,800

During the year ended September 30, 2021, we issued shares of our common stock for services as follows:

Date	Shares	Expense
10/28/2020	200,000	$9,600
10/31/2020	300,000	16,260
2/3/2021	977,778	117,333
4/23/2021	1,000,000	145,000
7/1/2021	1,900,000	190,950
7/1/2021	54,506	5,478
7/1/2021	250,000	25,125
7/21/2021	1,875,000	150,188
8/9/2021	775,212	61,087
	7,332,496	$721,021

F-19

Issuances for financing costs and default penalty

On February 1, 2021, the Company issued 12,000,000 shares of common stock valued at $1,358,400 to Noteholder C to amend the conversion terms of the October 11, 2019, convertible note payable (Note 5) from containing a variable conversion rate to a fixed conversion rate at $0.054 per share. The amendment resulted in a reduction of the derivative liability totaling $2,223,503.

On May 10, 2021, the Company issued 420,000 shares of common stock valued at $57,960 to Noteholder F in connection with the May 10, 2021, convertible note agreement (Note 5).

On May 29, 2021, the Company issued 4,000,000 shares of common stock valued at $419,600 to Noteholder J in connection with the May 29, 2021, note agreement (Note 5).

During October 2021, the Company and Noteholder J agreed to modify the terms of the May 2021 note payable agreement. The maturity of the note was extended from November 2021 to April 2022. In return, the Company agreed to issue Noteholder J a total of 2,562,500 shares of common stock valued at $135,813. The Company accounted for the amendment as an extinguishment of existing debt and issuance of new debt pursuant to ASC 470-50-40. As a result, a discount of $135,813 was recorded in connection with the note agreement.

During May 2022, the Company and Noteholder J agreed to settle the May 2021 note agreement through the issuance of a new note. In return, the Company agreed to issue Noteholder J a total of 8,928,571 shares of common stock valued at $294,643. The Company accounted for the settlement as an extinguishment of existing debt and issuance of new debt pursuant to ASC 470-50-40. As a result, a discount of $294,643 was recorded in connection with the note agreement.

During April 2022, the Company’s common stock was no longer quoted on OTC. To prevent Noteholder F from triggering default provisions under the terms of the May 2021 note agreement (Note 5), the Company and Noteholder F agreed that the Company would issue 9,761,904 common shares valued at $584,738.

Issuances for debt settlements

During the year ended September 30, 2022, we issued shares of our common stock for the conversion of convertible debt and related interest as follows:

		Settlement of	Settlement of	Settlement of
Date	Shares	Principal	Interest	Derivative
4/20/2022	4,111,111	$-	$222,000	$-

During the year ended September 30, 2021, we issued shares of our common stock for the conversion of convertible debt and related interest as follows:

		Settlement of	Settlement of	Settlement of
Date	Shares	Principal	Interest	Derivative
10/30/2020	1,700,000	$50,660	$-	$42,472
11/5/2020	6,961,000	137,222	20,445	239,615
11/30/2020	13,885,210	300,000	14,500	883,229
12/2/2020	2,000,000	98,800	-	131,360
12/16/2020	1,825,000	108,240	28,818	123,768
1/12/2021	1,500,000	102,000	-	67,077
2/8/2021	1,383,000	61,700	35,110	110,310
8/6/2021	1,000,000	45,900	-	-
8/24/2021	6,857,100	250,000	15,370	-
8/31/2021	2,000,000	71,800	-	-
9/21/2021	2,510,000	57,300	12,980	-
	41,621,310	$1,283,622	$127,223	$1,597,831

F-20

Warrants

During the year ended September 30, 2022, the Company estimated the fair value of warrants issued based on assumptions used in the Cox-Ross-Rubinstein binomial pricing model using the following inputs: the price of the Company’s common stock ranging from $0.0325 and $0.0538; risk-free interest rates ranging from 1.00% to 3.18%; expected volatility of the Company’s common stock ranging from 120% to 310%; exercise prices ranging from $0.027 to $0.08; and terms of approximately five years.

During October 2021, in connection with two notes payable, the Company issued warrants for the purchase of 187,500 shares of common stock with a total value of $7,587. These warrants expire after five years and have an exercise price of $0.08. Pursuant to the Company’s contract ordering policy, these warrants were recorded as a derivative liability and discounts totaling $7,587 were recorded.

During December 2021, in connection with a convertible note payable, the Company issued warrants for the purchase of 10,288,066 shares of common stock with a total value of $353,319. The warrants expire after five years and have an exercise price of $0.06. Pursuant to the Company’s contract ordering policy, these warrants were recorded as a derivative liability and a discount totaling $353,319 was recorded. During August 2022, these warrants were cancelled.

During May 2022, in connection with a note payable, the Company issued warrants for the purchase of 5,000,000 shares of common stock with a total value of $162,332. The warrants expire after five years and have an exercise price of $0.06. Pursuant to the Company’s contract ordering policy, these warrants were recorded as a derivative liability and a discount totaling $162,332 was recorded. During August 2022, these warrants were cancelled.

During August 2022, the Company issued warrants for the purchase of 88,731,145 shares of common stock in connection with a convertible note payable (Note 5). The warrants expire after five years and have an exercise price of $0.02695.

A summary of the status of the Company’s warrant grants as of September 30, 2022 and the changes during the two years then ended is presented below:

			Weighted-Average
		Weighted-Average	Remaining
	Warrants	Exercise Price	Contractual Life
Outstanding at September 30, 2020	20,750,000	$0.12	2.4 years
Outstanding at September 30, 2021	20,750,000	$0.12	1.4 years
Granted	104,206,711	0.03	5.0 years
Cancelled	(36,038,066)	0.09	2.2 years
Outstanding at September 30, 2022	88,918,645	$0.03	4.9 years
Exercisable at September 30, 2022	88,918,645	$0.03	4.9 years

F-21

Options

During the year ended September 30, 2022, the Company estimated the fair value of options issued based on assumptions used in the Cox-Ross-Rubinstein binomial pricing model using the following inputs: the price of the Company’s common stock of $0.0398; risk-free interest rates of 3.29%; expected volatility of the Company’s common stock of 462%; exercise price of $0.01; and terms of approximately one year.

During August 2022, the Company issued options for the purchase of 22,500,000 shares of common stock in connection with a convertible note payable (Note 5). The options expire after one year and have an exercise price of $0.01.

A summary of the status of the Company’s option grants as of September 30, 2022 and the changes during the year then ended is presented below:

			Weighted-Average
		Weighted-Average	Remaining
	Options	Exercise Price	Contractual Life
Outstanding at September 30, 2021	-	$-	-
Granted	22,500,000	0.01	1.0 years
Outstanding at September 30, 2022	22,500,000	$0.01	0.9 years
Exercisable at September 30, 2022	22,500,000	$0.01	0.9 years

8. Commitments and Contingencies

Settlement

During October 2022, the Company settled a dispute with the Company’s former Chief Medical Officer. As part of the settlement, the Company paid compensation totaling $109,000, which consisted of $25,000 in cash and 1,000,000 shares of common stock. The Company recorded the settlement in accrued expenses at September 30, 2022.

Serious Promotions, Inc.

In June 2022, Serious Promotions, Inc. filed a Petition before the American Arbitration Association seeking monetary damages against Khode, LLC. Serious Promotions alleges that Khode failed to make certain payments of fees related to the Endorsement and License Agreement entered into by Serious Promotions and its president Khaled Mohamed Khaled (p/k/a DJ Khaled). Serious Promotions seeks $6,250,000 in damages.

In July 2022, Khode, joined as a party by the Company, filed counterclaims against Serious Promotions, Khaled and Impact Brokers for breach of the Endorsement and License Agreement and related violations of legal duties, seeking damages in an amount no less than $100,000,000.

Although this arbitration is in its early stages, the Company is confident in its position, will vigorously defend its position, and prosecute its counterclaims, and ultimately expects rulings in its favor.

Contracts and commitments

During October 2020, the Company entered into a five-year endorsement contract with an American DJ, record executive and producer, and media personality. Pursuant to the endorsement contract, the Company is to make quarterly payments totaling $5,000,000 by July 1, 2025. During the year ended September 30, 2021, the Company paid $1,000,000 under this contract. The agreement was terminated during the year ended September 30, 2022. The Company is involved in litigation related to this agreement, as detailed above.

F-22

9. Related Party Transactions

Todd Davis, CEO, employment agreement

During April 2005, the Company entered into an employment agreement with Todd Davis providing for an annual salary of $156,000.

On October 1, 2016, Todd Davis, President and Chief Executive Officer converted accrued salary and accrued payroll taxes for a total of $1,157,500 into a long term note payable bearing an interest rate of eight percent (8%) per annum, due on demand (Note 5). The note was convertible into shares of our common stock at a rate of $0.026 per share.

On September 30, 2021, Mr. Davis converted the $1,072,185 in principal and $348,928 in related accrued interest related to the October 2016 convertible note payable (Note 5) into 54,658,192 shares of the Company’s common stock under the terms of the convertible note agreement. The excess accrued interest totaling $64,332 was forgiven by Mr. Davis, resulting in a capital contribution to the Company totaling $64,332. Concurrently, the Company and Mr. Davis entered into an exchange agreement whereby the Company issued Mr. Davis 691,859 shares of Series Z Preferred Stock as follows:

●	546,582 shares of Series Z Preferred Stock exchanged for the 54,658,192 shares of common stock
●	145,277 shares of Series Z Preferred Stock issued to settle $954,000 in accrued officer compensation. The 145,277 shares of Series Z Preferred Stock were valued at $743,818, resulting in a capital contribution of $210,182 on the settlement of the liability.

The Company’s accrued officer compensation (Note 6) as of September 30, 2021, substantially consists of amounts owed pursuant to the employment agreement which weren’t converted into the 2016 note or settled in the 2021 settlement.

Effective September 1, 2022, the Company and Mr. Davis entered into an employment agreement providing for a salary of $10,000 per month. As of September 30, 2022, the $10,000 was due to Mr. Davis under the agreement.

Rayne Forecast Inc. consulting agreement

Rayne Forecast, Inc. (RFI), an entity owned by the CEO, is a party with the Company to a Consulting Agreement, pursuant to which the CEO, through RFI, provides certain services to the Company in connection with his role as the Company’s CEO and is compensated, through RFI, for certain services rendered to the Company. Pursuant to the terms of the Consulting Agreement, as amended, the Company shall pay to the CEO a minimum fee of $50,000 up to a maximum fee of $500,000 for the CEO’s reasonable services in any merger or acquisition involving the Company. The fees may be paid in Company stock or cash depending, among other items, on the cash availability of the Company. On September 30, 2021, the Company and RFI entered into an exchange agreement whereby the Company issued RFI 27,712 shares of Series Z Preferred Stock in exchange for the settlement of $141,883 due to RFI under the Consulting Agreement.

Black Mountain Botanical

During the years ended September 30, 2022 and 2021, Black Mountain Botanical (BMB), an entity owned by the wife of Mr. Davis, received $172,115 and $97,181, respectively, for procurement, payment and pricing services.

Contribution and Exchange Agreement

Effective August 31, 2022, in connection with the Hyla Acquisition Agreement (Note 10), Mr. Davis, RFI, and the Company entered into a Contribution and Exchange Agreement (the “Davis/Rayne Contribution Agreement”). Under the terms of the Davis/Rayne Contribution Agreement, Mr. Davis and RFI surrendered 20,612,060 shares of common stock and 719,571 shares of Series Z Preferred Stock in exchange for 30% ownership in CBD Unlimited, Inc.

F-23

MB Consultancy, Inc.

During September 2022, MB Consultancy, Inc. (MBC), an entity controlled by the minority shareholder in Hyla, received $140,000 for consulting services.

HYLA UK Holdco Limited

During August 2022, the Company acquired Hyla US Holdco Limited from Hyla UK Holdco Limited, as further detailed in Note 10.

During August 2022, Hyla US Holdco Limited (“Hyla US” ) and Hyla UK Holdco Limited (“Hyla UK”) entered into a Sales Agent Agreement (“SAA”) whereby Hyla UK may act as an independent sales agent for Hyla US products at no additional expense to Hyla US. The term of the agreement is for one year and automatically renews for annually unless terminated 90 days prior to expiration.

10. Acquisition

Hyla US Holdco Limited

Hyla US Holdco Limited and the Company entered into an Intercompany Services Agreement (the “Hyla ISA”), pursuant to the provisions of which, the Company agreed to provide to Hyla certain human resources, marketing, information technology, and other administrative services that are necessary to support its business. The Company will invoice Hyla on a monthly basis for performance of the services thereunder, and for which Hyla will pay the Company in accordance with the provisions of the HYLA ISA. The initial term of the Hyla ISA is nine years and it is subject to renewal for successive 12-month periods.

In connection with the Hyla ISA, Hyla issued to the Company a two-year Promissory Note in the principal amount of $1,500,000, which accrues interest at the rate of 10% per annum (“Hyla’s ISA Note”). Principal and interest payments thereunder are due and payable monthly. Upon an Event of Default (as such term is defined in Hyla’s ISA Note), the interest rate increases to 18% per annum until such Event of Default has been cured or the debt has been paid in full. The principal amount is due and payable on or before August 31, 2024. As a result of the Control Acquisition Agreement (below), Hyla’s ISA Note has been eliminated as part of consolidation.

Effective August 31, 2022, the Company closed the transactions (the “Hyla Transaction Closing Date”) contemplated by a Control Acquisition Agreement (the “Hyla Acquisition Agreement”) with HYLA UK Holdco Limited, a United Kingdom limited company (the “Seller”). Pursuant to the terms of the Hyla Acquisition Agreement, we purchased (the “Hyla Transaction”) 51% of the issued and outstanding capital stock of Hyla US Holdco Limited, a Delaware corporation (“Hyla”), a wholly-owned operating subsidiary of the Seller.

The Company agreed to issue the Seller 4,878,049 shares of our newly constituted Series H Convertible Preferred Stock (the “Hyla Series H Preferred”). The Company valued those shares at an aggregate of $2,000,000, which was based upon an as-converted-into Common Stock value of $0.041 per share. The per-share price was the closing price of our Common Stock, par value $0.0001 per share (our “Common Stock”), as reported by the OTC Markets Group Inc. (the “OTCM”), on August 19, 2022, the date on which certain of the initial set of Hyla Transaction-related draft documents were circulated for signature.

F-24

Additionally, as part of the Hyla Acquisition Agreement, the Company is obligated to pay the Seller a Self-financing Promissory Note (our “Self-financing Note”) with a term of up to nine years. The initial principal balance of the Self-financing Note is $8,000,000 (Note 5) and it bears interest at an annual simple interest rate of 3.15%. Upon an Event of Default, the interest rate will increase to 6.3% per annum until such Event of Default has been cured or the debt has been paid in full. Under the Note, the Company will be obligated to make payments of principal and interest on a quarterly basis, in arrears (each, a “Quarterly Payment”). The amount of principal and interest due to the Seller for each of our Quarterly Payments is calculated pursuant to a formula set forth in the Self-financing Note, the components of which are derived from a matrix that consists of Hyla’s quarterly gross sales revenues and its gross sales margin. Each Quarterly Payment shall, at the option of the Seller, be paid either in cash or through the issuance of shares of our Common Stock. The pricing of those shares will be determined by the volume weighted average price of our Common Stock as of the last business day of the relevant quarter. The Self-financing Note is subject to an “ownership limitation” such that the Seller cannot request that it be issued shares of our Common Stock as payment if such issuance would result in the Seller holding more than 4.99% of the then-issued and outstanding shares of our Common Stock (a “Conversion or Exercise Blocker”). We may pre-pay our Self-financing Note in whole or in part at any time without premium or penalty. If, as of the maturity date of August 31, 2031, but absent any then-current Event of Default that has not been cured, and payments are current pursuant to the payment schedule, any remaining balance of the note is to be forgiven.

As a result of the Hyla Acquisition Agreement, on August 31, 2022, Hyla became a subsidiary of the Company. The acquisition date fair value of the consideration transferred was approximately $11,500,000, which includes Hyla’s ISA Note, Hyla Series H Preferred, and the Self-financing Note.

The following table summarizes the fair values of assets acquired and liabilities assumed as of the date of acquisition:

Cash	$916,737
Accounts receivable, net	222,931
Prepaid expenses and other assets	1,062,761
Equipment	20,000
Right of use asset	34,160
Goodwill	9,807,361
Accounts payable	(501,830)
Accrued expenses	(27,960)
Lease liability right of use	(34,160)
Net assets acquired	$11,500,000

The excess of purchase consideration over the fair value of assets acquired and liabilities assumed was recorded as goodwill. The resulting goodwill is primarily attributed to the expanded market opportunities, including integrating the Hyla offerings with existing Company offerings. The goodwill has no basis for U.S. income tax purposes.

The following pro forma financial information summarizes the combined results of operations for the Company and Hyla, as though the companies were combined as of October 1, 2020. The unaudited pro forma financial information was as follows:

	For the year ended September 30,
	2022	2021
Total revenues	$3,424,525	$650,515
Net loss	$(4,522,147)	$(6,913,727)

The pro forma financial information for all periods presented above has been calculated after adjusting the results of Hyla to reflect the business combination accounting effects resulting from this acquisition as though the acquisition occurred as of October 1, 2020. The pro forma financial information is for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at October 1, 2020.

F-25

11. Income Taxes

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

The components of income tax expense for the years ended September 30, 2022 and 2021 consist of the following:

	2022	2021
Federal and State tax at statutory rate	26%	26%
Temporary differences	2%	8%
Permanent differences	-5%	-6%
Valuation allowance	-23%	-28%
Effective rate	0%	0%

Significant components of the Company’s deferred tax assets as of September 30, 2022 and 2021 are summarized below.

	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$4,850,000	$3,730,000
Valuation allowance	(4,850,000)	(3,730,000)
	$-	$-

The Company has not filed its tax returns since 2013. As of September 30, 2022 and 2021, the Company estimated approximately $18,654,000 and $14,347,000, respectively, of federal net operating loss carry forwards. Future utilization of the net operating loss carry forwards is subject to certain limitations under Section 382 of the Internal Revenue Code. The Company believes that there has not been any transaction to warrant any limitation of any previous operating losses.

To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by $1,120,000 and $1,909,000 during the years ended September 30, 2022 and 2021, respectively.

The Company reviewed all income tax positions taken or that we expect to be taken for all open years and determined that our income tax positions are appropriately stated and supported for all open years. The Company is subject to U.S. federal income tax examinations by tax authorities for years after 2013 due to unexpired net operating loss carryforwards originating in and subsequent to that year. The Company may be subject to income tax examinations for the various taxing authorities which vary by jurisdiction. The Company estimates that the amount of penalties, if any, will not have a material effect on the results of operations, cash flows or financial position. No provisions have been made in the financial statements for such penalties, if any.

12. Subsequent Events

During November 2022, the Company issued 1,719,100 shares of common stock as payment for a September 2022 invoice for consulting services totaling approximately $103,000.

During January 2023, the Company issued 1,200,000 shares of common stock valued at approximately $55,000 as part of a consulting agreement.

F-26

13. Restatement

On January 13, 2023, the Company filed unaudited financial statements which contained a variety of errors. As part of the unaudited filing, the Company recorded a $2,000,000 equity method investment in Hyla US and did not include an $8,000,000 self-financing note payable or its related derivative liability and financing costs. Management subsequently determined that the Company was both the legal and accounting acquirer of Hyla US and applied purchase accounting to the assets and liabilities of Hyla US. The consolidation of Hyla US, whose acquisition is detailed in Note 10, and related transactions were the primary driver of revisions in balances.

Revisions outside of the consolidation of Hyla balances and activities which caused variances in reported activity are expanded upon below.

	Unaudited	Restated	Revisions

Assets
Current assets
Cash	$365,162	$656,776	$291,614
Accounts receivable, net	256,096	570,406	314,310	(1)
Inventory, net	777,911	777,912	1
Prepaid expenses	279,560	1,367,100	1,087,540	(2)
Total current assets	1,678,729	3,372,194	1,693,465

Investment in marketable securities	420	420	-
Equity method investment	2,000,000	-	(2,000,000)
Note receivable	1,500,000	-	(1,500,000)
Property and equipment, net	28,005	48,005	20,000
Right of use asset	-	34,160	34,160
Prepaid expenses	-	-	-
Intangible - website domains	16,250	16,250	-
Goodwill	-	9,807,361	9,807,361
Total assets	$5,223,404	$13,278,390	$8,054,986

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current liabilities
Accounts payable	$2,253,250	$2,647,533	$394,283	(3)
Customer deposits	15,182	43,366	28,184
Accrued expenses	19,756	172,711	152,955	(4)
Accrued interest	237,703	237,703	-
Payroll and taxes payable, including related party	915,230	915,230	-
Notes payable, current portion, net of discount	5,771,861	4,623,872	(1,147,989)
Convertible notes payable, net of discount	799,575	799,575	-
Derivative liability	-	8,908,686	8,908,686
Lease liability right of use	-	35,656	35,656
Total current liabilities	10,012,557	18,384,332	8,371,775

Notes payable, net of current portion and net of discount	3,365,655	4,587,718	1,222,063

Total liabilities	13,378,212	22,972,050	9,593,838

Mezzanine equity
Series H preferred stock	-	2,000,000	2,000,000

Stockholders’ deficit
Series A preferred stock	182	182	-
Series H preferred stock	488	-	(488)
Series Z preferred stock	-	-	-
Common stock	50,138	50,138	-
Additional paid-in capital	35,437,174	32,914,424	(2,522,750)	(5)(6)
Accumulated deficit	(43,642,790)	(44,398,312)	(755,522)
Total stockholders’ deficit	(8,154,808)	(11,433,568)	(3,278,760)
Non-controlling interest	-	(260,092)	(260,092)
Total liabilities, mezzanine equity and stockholders’ deficit	$5,223,404	$13,278,390	$8,054,986

F-27

	Unaudited	Restated	Revisions

Revenues	$1,277,579	$2,138,010	$860,431	(1)
Cost of revenues	596,228	766,558	170,330
Inventory impairment	178,342	178,342	-
Gross profit (loss)	503,009	1,193,110	690,101

Operating expenses
Depreciation	20,606	20,606	-
Advertising and promotion	564,075	594,874	30,799
Payroll expenses	609,288	609,288	-
Professional fees	1,773,680	2,016,439	242,759	(3)
Research and development	27,067	27,066		(1)
General and administrative expenses	870,528	1,592,091	721,563	(4)
Impairment expense	-	249,560	249,560	(2)
Total operating expenses	3,865,244	5,109,924	1,244,680

Loss from operations	(3,362,235)	(3,916,814)	(554,579)

Other (income) and expense
Change in fair value of derivative liability	4,117,085	4,397,706	280,621	(6)
Financing costs and discount amortization	1,452,884	2,957,298	1,504,414	(6)
Interest expenses	1,241,493	1,241,853	360
Default penalty	584,738	584,738	-
Gain from settlement of derivative liability	(5,916,439)	(7,240,799)	(1,324,360)	(6)
Gain on settlement of liabilities	(289,100)	(289,100)	-
Gain on disposition of assets	(423,950)	(423,950)	-
Total other (income) expense	766,711	1,227,746	461,035

Net loss	$(4,128,946)	$(5,144,560)	$(1,015,614)
Net loss attributable to non-controlling interest	-	(260,092)	(260,092)
Net loss attributable to Endexx shareholders	$(4,128,946)	$(4,884,468)	$(755,522)

Net loss per share - basic	$(0.01)	$(0.01)	$(0.00)

Weighted average shares outstanding - basic	503,983,723	503,983,723	503,983,723

F-28

	Unaudited	Restated	Revisions

Operating activities
Net loss	$(4,128,946)	$(5,144,560)	$(1,015,614)
Adjustments to reconcile net loss to net cash used in operating activities:			-
Stock-based compensation	455,800	455,800	-
Shares issued for financing costs	430,456	-	(430,456)	(7)
Warrants issued for financing costs	523,238	-	(523,238)	(6)
Depreciation and amortization	20,606	20,606	-
Amortization of debt discount	430,708	1,857,046	1,426,338	(6)
Change in fair value of derivative liability	4,117,085	4,397,706	280,621	(6)
Gain from settlement of liabilities	(289,100)	(289,100)	-
Gain from settlement of derivative liabilities	(5,916,439)	(7,240,799)	(1,324,360)	(6)
Gain on disposition of assets	(423,950)	(423,950)	-
Bad debt expense	-	579,560	579,560
Impairment expense	178,342	427,902	249,560	(2)
Financing costs	69,682	1,100,152	1,030,470	(6)
Default penalty	584,738	584,738	-
Changes in operating assets and liabilities:			-
Accounts receivable	(205,341)	(876,280)	(670,939)	(1)
Inventory	(35,441)	(35,442)	(1)
Prepaid expenses	72,088	(202,251)	(274,339)	(2)
Right of use asset and liability	-	1,496	1,496
Accounts payable	1,232,786	1,125,239	(107,547)	(3)
Customer deposits	(21,523)	6,661	28,184
Accrued expenses	(23,713)	101,429	125,142	(4)
Accrued interest	1,166,432	1,166,432	-
Accrued interest, related party	-	-	-
Payroll and taxes payable, including related party	299,311	299,311	-
Net cash used in operating activities	(1,463,181)	(2,088,304)	(625,123)

Investing activities:
Proceeds from sale of investments in marketable securities	9,500	9,500	-
Issuance of note receivable	(1,500,000)	(1,500,000)	-
Cash received in acquisition	-	916,737	916,737
Net cash used in investing activities	(1,490,500)	(573,763)	916,737

Financing activities:
Proceeds from sale of common stock	-	-	-
Proceeds from convertible notes payable	2,964,853	2,964,853	-
Proceeds from notes payable	333,123	333,123	-
Repayment of note payable	-	-	-
Net cash provided by financing activities	3,297,976	3,297,976	-

Net increase in cash	$344,295	$635,909	$291,614
Cash, beginning of year	20,867	20,867	-
Cash, end of year	$365,162	$656,776	$291,614

Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$75,061	$75,061	$75,061

Supplemental schedule of non-cash investing and financing activities:
Convertible notes and interest converted to common stock	$222,000	$222,000	$-
Debt discount at origination	$387,333	$387,333	$-
Debt discount from derivative liability	$-	$8,921,808	$8,921,808	(6)
Prepaid expenses from note payable	$60,000	$60,000	$-
Convertible notes, notes payable and interest settled through issuance of notes payable	$7,371,487	$7,371,487	$-
Preferred stock surrendered for equity in subsidiary	$72	$72	$-
Common stock surrendered for equity in subsidiary	$2,061	$2,061	$-
Related party liabilities surrendered for equity in subsidiary	$234,000	$234,000	$-
Discount on convertible notes from warrants and options	$1,511,047	$1,511,047	$-
Assets and liabilities from acquisition	$-	$12,096,450	$12,096,450
Discount on notes from issuances of shares	$-	$430,456	$430,456	(7)
Preferred stock issued for equity method investment	$2,000,000	$-	$(2,000,000)

(1)	–	The consolidation of Hyla US resulted in the elimination of $40,000 in revenues and accounts receivable previously due from Hyla US.
(2)	–	The Company determined certain prepaid expenses were impaired, as detailed in Note 2.
(3)	–	An additional $90,000 in accounts payable were recorded by the Company for professional expenses.
(4)	–	An additional $109,000 in accrued expenses were recorded by the Company for settlement expenses detailed in Note 8.
(5)	–	The Company determined its Series H preferred stock should be presented as mezzanine equity.
(6)	–	The Company properly applied its contract ordering policy, detailed in Note 1, to its equity linked instruments resulting in additional derivative liabilities being recorded for convertible notes payable and warrants issued from October 1, 2021 to August 15, 2022. The warrants issued in connection with debt were previously recorded as financing costs. The additional derivative liabilities resulted in revisions to record additional financing costs, debt discounts and related discount amortization, the change in fair value of derivative liabilities, and the settlement of derivative liabilities detailed in Note 5.
(7)	–	The Company previously recorded shares issued in connection with debt agreements as financing costs, which were subsequently determined to be additional discounts on the underlying debt agreements.

F-29

ENDEXX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2023 AND SEPTEMBER 30, 2022

(UNAUDITED)

	June 30,	September 30,
	2023	2022

Assets
Current assets
Cash	$23,727	$656,776
Accounts receivable, net of allowance of $113,257 and $621,042, respectively	448,734	570,406
Inventory, net of allowance of $1,165,078 and $1,071,469, respectively	586,933	777,912
Prepaid expenses	1,208,617	1,367,100
Total current assets	2,268,011	3,372,194

Investment in marketable securities	420	420
Property and equipment, net of accumulated depreciation of $84,144 and $77,044, respectively	40,905	48,005
Right of use asset	30,038	34,160
Intangible - website domains	16,250	16,250
Goodwill	9,807,361	9,807,361
Total assets	$12,162,985	$13,278,390

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities
Accounts payable	$3,313,480	$2,647,533
Customer deposits	100,032	43,366
Accrued expenses	73,880	172,711
Accrued interest	1,039,350	237,703
Payroll and taxes payable, including related party	938,268	915,230
Notes payable, current portion, net of discount of $57,345 and $4,291, respectively	8,671,591	4,623,872
Convertible notes payable, net of discount of $210,612 and $1,474,338, respectively	2,063,301	799,575
Line of credit	930,000	-
Derivative liability	8,160,129	8,908,686
Lease liability right of use	35,656	35,656
Total current liabilities	25,325,687	18,384,332

Notes payable, net of current portion and net of discount of $7,259,260 and $7,925,926, respectively	760,623	4,587,718

Total liabilities	26,086,310	22,972,050

Commitments and contingencies (Note 8)

Temporary equity
Series H preferred stock, 4,878,049 issued and outstanding, respectively	2,000,000	2,000,000

Stockholders’ deficit
Preferred stock, $0.0001 Par Value, 10,000,000 share authorized
Series A preferred stock, 1,824,000 issued and outstanding, respectively	182	182
Common stock, $0.0001 Par Value, 1,000,000,000 share authorized, 506,357,952 and 501,376,264 issued and outstanding, respectively	50,636	50,138
Additional paid-in capital	33,290,481	32,914,424
Accumulated deficit	(48,262,132)	(44,398,312)
Total stockholders’ deficit - Endexx Corporation	(14,920,833)	(11,433,568)
Non-controlling interest	(1,002,492)	(260,092)
Total liabilities, temporary equity and stockholders’ deficit	$12,162,985	$13,278,390

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-30

ENDEXX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2023 AND 2022

(UNAUDITED)

	For the three months ended		For the nine months ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenues	$118,599	$418,151	$3,444,686	$947,428
Cost of revenues	114,472	211,359	2,912,501	548,651
Gross profit	4,127	206,792	532,185	398,777

Operating expenses
Depreciation	2,168	6,638	7,100	16,838
Advertising and promotion	132,409	94,311	387,265	444,255
Payroll expenses	55,408	161,317	225,477	479,684
Professional fees	383,752	405,015	1,389,265	1,442,346
Research and development	700	2,738	5,249	21,675
General and administrative expenses	179,897	169,766	881,402	626,864
Total operating expenses	754,334	839,785	2,895,758	3,031,662

Loss from operations	(750,207)	(632,993)	(2,363,573)	(2,632,885)

Other (income) and expense
Change in fair value of derivative liability	295,985	9,424,041	(614,002)	11,044,226
Financing costs and discount amortization	648,341	543,230	1,954,560	1,093,823
Interest expenses	327,009	450,287	902,089	928,664
Default penalty	-	584,738	-	584,738
Gain on settlement of liabilities	-	-	-	(222,748)
Gain on disposition of assets	-	(423,950)	-	(423,950)
Total other (income) expense	1,271,335	10,578,346	2,242,647	13,004,753

Net loss	$(2,021,542)	$(11,211,339)	$(4,606,220)	$(15,637,638)
Net loss attributable to non-controlling interest	(182,531)	-	(742,400)	-
Net loss attributable to Endexx shareholders	$(1,839,011)	$(11,211,339)	$(3,863,820)	$(15,637,638)

Net loss per share - basic	$(0.00)	$(0.02)	$(0.01)	$(0.03)

Weighted average shares outstanding - basic	505,295,364	504,758,044	504,511,926	500,181,299

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-31

ENDEXX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

(UNAUDITED)

	Preferred Stock - Series A		Preferred Stock- Series Z		Common Stock		Additional Paid-in	Accumulated	Non-controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total

Balances at September 30, 2021	1,824,000	$182	719,571	$72	486,313,058	$48,631	$29,477,818	$(39,513,844)	$-	$(9,987,141)
Shares issued for services	-	-	-	-	6,211,180	621	299,379	-	-	300,000
Shares issued for financing	-	-	-	-	2,562,500	256	135,557	-	-	135,813
Warrants issued for financing	-	-	-	-	-	-	360,906	-	-	360,906
Net loss	-	-	-	-	-	-	-	(1,647,205)	-	(1,647,205)
Balances at December 31, 2021	1,824,000	$182	719,571	$72	495,086,738	$49,508	$30,273,660	$(41,161,049)	$-	$(10,837,627)
Net loss	-	-	-	-	-	-	-	(2,779,094)	-	(2,779,094)
Balances at March 31, 2022	1,824,000	$182	719,571	$72	495,086,738	$49,508	$30,273,660	$(43,940,143)	$-	$(13,616,721)
Shares issued for services	-	-	-	-	4,100,000	410	155,390	-	-	155,800
Shares issued for financing	-	-	-	-	8,928,571	894	293,749	-	-	294,643
Warrants issued for financing	-	-	-	-	-	-	162,332	-	-	162,332
Shares issued for conversion of interest	-	-	-	-	4,111,111	411	221,589	-	-	222,000
Shares issued for default penalty	-	-	-	-	9,761,904	976	583,762	-	-	584,738
Net loss	-	-	-	-	-	-	-	(11,211,339)	-	(11,211,339)
Balances at June 30, 2022	1,824,000	$182	719,571	$72	521,988,324	$52,199	$31,690,482	$(55,151,482)	$-	$(23,408,547)

Balances at September 30, 2022	1,824,000	$182	-	$-	501,376,264	$50,138	$32,914,424	$(44,398,312)	$(260,092)	$(11,693,660)
Shares issued for settlement of accounts payable	-	-	-	-	1,719,100	172	102,828	-	-	103,000
Shares issued for settlement of accrued expenses	-	-	-	-	1,000,000	100	83,900	-	-	84,000
Net loss	-	-	-	-	-	-	-	(596,895)	(461,990)	(1,058,885)
Balances at December 31, 2022	1,824,000	$182	-	$-	504,095,364	$50,410	$33,101,152	$(44,995,207)	$(722,082)	$(12,565,545)
Settlement of derivative liability	-	-	-	-	-	-	60,533	-	-	60,533
Shares issued for services	-	-	-	-	1,200,000	120	54,880	-	-	55,000
Net loss	-	-	-	-	-	-	-	(1,427,914)	(97,879)	(1,525,793)
Balances at March 31, 2023	1,824,000	$182	-	$-	505,295,364	$50,530	$33,216,565	$(46,423,121)	$(819,961)	$(13,975,805)
Settlement of derivative liability	-	-	-	-	-	-	74,022	-	-	74,022
Correction of prior issuance	-	-	-	-	1,062,588	106	(106)	-	-	-
Net loss	-	-	-	-	-	-	-	(1,839,011)	(182,531)	(2,021,542)
Balances at June 30, 2023	1,824,000	$182	-	$-	506,357,952	$50,636	$33,290,481	$(48,262,132)	$(1,002,492)	$(15,923,325)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

ENDEXX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

(UNAUDITED)

	For the nine months ended
	June 30,
	2023	2022
Operating activities
Net loss	$(4,606,220)	$(15,637,638)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	55,000	455,800
Shares issued for financing costs	-	430,456
Warrants issued for financing costs	-	523,238
Depreciation and amortization	7,100	16,838
Amortization of debt discount	1,939,560	105,447
Change in fair value of derivative liability	(614,002)	11,044,226
Gain from settlement of liabilities	-	(222,748)
Gain from disposition of assets	-	(423,950)
Bad debt expense	57,250	-
Impairment expense	93,609	59,622
Financing costs	-	34,682
Default penalty	-	584,738
Changes in operating assets and liabilities:
Accounts receivable	64,422	(185,009)
Inventory	97,370	(63,278)
Prepaid expenses	158,483	42,088
Right of use asset and liability	4,122	-
Accounts payable	768,947	908,789
Customer deposits	56,666	(21,523)
Accrued expenses	(14,831)	(14,448)
Accrued interest	801,647	871,053
Payroll and taxes payable, including related party	23,038	264,334
Net cash used in operating activities	(1,107,839)	(1,227,283)

Investing activities:
Proceeds from sale of investments in marketable securities	-	9,500
Net cash provided by investing activities	-	9,500

Financing activities:
Proceeds from convertible notes payable	-	999,853
Proceeds from notes payable	537,500	203,623
Proceeds from line of credit, net	1,000,000	-
Repayment of note payable	(992,710)	-
Repayment of line of credit	(70,000)	-
Net cash provided by financing activities	474,790	1,203,476

Net increase (decrease) in cash	$(633,049)	$(14,307)
Cash, beginning of period	656,776	20,867
Cash, end of period	$23,727	$6,560

Cash paid for income taxes	$-	$-
Cash paid for interest	$100,442	$57,611

Supplemental schedule of non-cash investing and financing activities:
Settlement of derivative liability	$134,555	$-
Debt discount at origination	$62,222	$213,420
Convertible notes and interest converted to common stock	$-	$222,000
Prepaid expenses from note payable	$-	$60,000
Accrued interest settled through note payable	$-	$7,107
Property and equipment, net, sold for settlement of convertible note and interest payable	$-	$401,050
Convertible notes and interest payable settled through the sale of property and equipment	$-	$825,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

ENDEXX CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. Organization and Basis of Presentation

We were incorporated under the laws of State of Nevada on September 5, 1997, as Micron Solutions. From 2002-2005, the Company operated as Panamed Corporation, a biotech service and licensing company. Panamed Corporation merged with Visual Board Books Inc. (VBB) in February 2005 and changed the consolidated company name to Endexx Corporation (the Company).

Our primary business is the manufacturing and sale of hemp products and organic, plant-based, all-natural, zero-nicotine vape products. The Company has the following operating subsidiaries:

●	CBD Unlimited, Inc. (70% owner)
●	Khode, LLC (70% owner)
●	Hyla US Holdco Limited (51% owner)

Basis of Presentation and Going Concern

The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates. The operating results of the above listed wholly owned subsidiaries were consolidated with the consolidated financial statements of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Our consolidated financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have sustained operating losses since inception, which raises substantial doubt about the Company’s ability to continue as a going concern.

As of June 30, 2023, we have a working capital deficit of $23,057,676, and an accumulated deficit of $48,262,132. During the year ended September 30, 2022, we had a net loss of $5,144,560 and cash used in operating activities of $2,088,304. During the nine months ended June 30, 2023, we had a net loss of $4,606,220 and cash used in operating activities of $1,107,839. The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Management’s plans with respect to operations include the sustained and aggressive marketing of hemp cannabidiol products and raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that aggressive marketing combined with additional financing as necessary will result in improved operations and cash flow in 2023 and beyond. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the interim reporting rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s latest Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments (unless otherwise indicated), necessary for a fair presentation of the financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

F-34

2. Summary of Significant Accounting Policies

Use of Estimates

The Company’s financial statement preparation requires that management make estimates and assumptions which affect the reporting of assets and liabilities and the related disclosure of contingent assets and liabilities in order to report these financial statements in conformity with GAAP. Actual results could differ from those estimates.

Cash

Cash includes all highly liquid investments that are readily convertible to known amounts of cash and have original maturities at the date of purchase of three months or less. There were no cash equivalents as of June 30, 2023 and September 30, 2022. The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). The FDIC provides coverage of up to $250,000 per depositor, per financial institution, for the aggregate total of depositors’ interest and non-interest-bearing accounts. The Company’s cash balances may at times be in excess of FDIC limits. The Company has not experienced any losses on these accounts and management does not believe that the Company is exposed to any significant risks.

Accounts Receivable

Accounts receivable consists of invoiced and unpaid product sales. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer credit worthiness, and current economic trends. Accounts are considered delinquent when payments have not been received within the agreed upon terms and are written off when management determines that collection is not probable.

Inventory

Inventory is composed of finished goods, in-process, and raw goods inventory, valued at the lower of cost or net realizable value, and includes production cost, product freight in, and packaging costs. Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages.

The Company has authorized a consignment inventory arrangement with one of its mass retail customers. After consignment inventory has been sold by this customer, the customer notifies the Company of the sale and the Company records revenue in that accounting period. The Company authorizes the replenishment of consignment inventory based on orders placed by the customer. The Company is provided with weekly reports of consignment sales activity and balances.

Prepaid Expenses

The Company considers all items incurred for future products and services to be prepaid expenses. At June 30, 2023 and September 30, 2022, the Company had prepaid expenses totaling $1,208,617 and $1,367,100, respectively, which primarily consisted of prepayments for wholesale inventory purchases, which are shipped directly from the vendor to our customers when fulfilled.

F-35

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Depreciation and amortization are based on the straight-line method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in operations in the period realized.

Depreciation is computed on the straight-line method net of salvage value with useful lives as follows:

Computer equipment and software	5 years
Business equipment and fixtures	7 years
Property and buildings	39 years

Intangible Assets

Intangible assets are amortized over their estimated useful lives. Each period, the Company evaluates the estimated remaining useful life of its intangible assets and whether events or changes in circumstances warrant a revision to the remaining period of amortization. Management tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Impairment Assessment

The Company evaluates intangible assets and other long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes but is not limited to significant adverse changes in business climate, market conditions or other events that indicate an asset’s carrying amount may not be recoverable. Recoverability of these assets is measured by comparing the carrying amount of each asset to the future cash flows the asset is expected to generate. If the cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value.

The Company evaluates and tests the recoverability of its goodwill for impairment at least annually during its fourth quarter of each fiscal year or more often if and when circumstances indicate that goodwill may not be recoverable.

Customer Deposits

From time-to-time the Company receives payment from customers in advance of delivering products to the customer. All such deposits are short term in nature as the Company delivers the product, unfulfilled portions, or engineering services to the customer before the end of its next annual fiscal period. These deposits are credited to the customer against product deliveries or at the completion of the customer’s order.

Revenue Recognition

Revenue is recognized from the sale of hemp products when our performance obligation is satisfied. Our primary performance obligation (the distribution and sales of hemp products) is satisfied upon the shipment of products to our customers, which is also when control is transferred. The transfer of control of products to our customers is typically based on written sales terms that do not allow for a right of return after 30 days from the date of purchase. Wholesale products are primarily drop-shipped directly from our vendors to our customers. Revenue is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

The following table presents the Company’s revenues disaggregated by customer type for the periods ended June 30, 2023 and 2022:

	2023	2022
Wholesale	$3,230,563	$637,748
Retail	214,123	309,680
	$3,444,686	$947,428

F-36

The following table presents the Company’s revenues disaggregated by location for the periods ended June 30, 2023 and 2022:

	2023	2022
USA	21%	100%
Russia	10%	*
Italy	66%	*

* = Less than 10%

The following table presents the Company’s revenues from significant customers for the periods ended June 30, 2023 and 2022:

	2023	2022
Customer A	66%	*
Customer B	10%	*

* = Less than 10%

Financial Instruments

In accordance with the reporting requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The Company does not have assets or liabilities measured at fair value on a recurring basis except its derivative liability.

Consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at the balance sheet dates, nor gains or losses reported in the statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held during the periods ended June 30, 2023 and 2022, except as disclosed.

Fair Value Measurement

ASC Topic 820, Fair Value Measurements, provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value.

F-37

The following tables present the Company’s assets and liabilities that were measured and recognized at fair value as of June 30, 2023 and September 30, 2022:

June 30, 2023

	Level 1	Level 2	Level 3	Total
Derivative liability	-	-	8,160,129	8,160,129

September 30, 2022

	Level 1	Level 2	Level 3	Total
Derivative liability	-	-	8,908,686	8,908,686

Under the Company’s contract ordering policy, the Company first considers common shares issued and outstanding as well as reserved but unissued equity awards, such as under an equity award program. All remaining equity linked instruments such as, but not limited to, options, warrants, and debt and equity with conversion features are evaluated based on the date of issuance. If the number of shares which may be issued under the Company’s agreements exceed the authorized number of shares or are unable to be determined, equity linked instruments from that date forward are considered to be derivative liabilities until such time as the number of shares which may be issued under the Company’s agreements no longer exceed the authorized number of shares and are able to be determined.

During August 2022, the Company issued a note agreement containing provisions meeting the definition of a derivative liability which therefore require bifurcation. Further, pursuant to the Company’s contract ordering policy, any issuances of equity linked instruments subsequent to August 31, 2022, will result in derivative liabilities.

At September 30, 2022, the Company estimated the fair value of the conversion feature derivatives embedded in the promissory note based on assumptions used in the Cox-Ross-Rubinstein binomial pricing model using the following weighted-average inputs: the price of the Company’s common stock of $0.10; a risk-free interest rate of 3.83%; expected volatility of the Company’s common stock of 400%; estimated exercise price of $0.0898; and term of approximately nine years.

At June 30, 2023, the Company estimated the fair value of the conversion feature derivatives embedded in the promissory note based on assumptions used in the Cox-Ross-Rubinstein binomial pricing model using the following weighted-average inputs: the price of the Company’s common stock of $0.042; a risk-free interest rate of 3.81%; expected volatility of the Company’s common stock of 261%; estimated exercise price of $0.041; and term of approximately nine years.

A reconciliation of the changes in the Company’s Level 3 derivative liability at fair value is as follows:

Balance - September 30, 2022	$8,908,686
Settlements	(134,555)
Change in fair value	(614,002)
Balance – June 30, 2023	$8,160,129

Balance - September 30, 2021	$1,799,354
Change in fair value	11,044,226
Balance – June 30, 2022	$12,843,580

F-38

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC Topic 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Beneficial Conversion Features

ASC 470-20 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash. ASC 470-20 requires that the beneficial conversion feature should be valued at the commitment date as the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. This amount is recorded as a debt discount and amortized over the life of the debt. ASC 470-20 further limits this amount to the proceeds allocated to the convertible instrument.

Research and development costs

Research and development costs are charged to expense as incurred and are included in operating expenses.

Advertising Costs

The costs of advertising are expensed as incurred. Advertising expenses are included in the Company’s operating expenses. Advertising expenses were $387,265 and $444,255 for the periods ended June 30, 2023 and 2022, respectively.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company evaluates its tax positions on an annual basis, and as of June 30, 2023, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

F-39

(Loss) Income Per Share of Common Stock

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

The Company had total potential additional dilutive securities outstanding at June 30, 2023 and September 30, 2022, as follows.

	June 30,	September 30,
	2023	2022
Preferred H	48,780,490	48,780,490
Warrants	88,918,645	88,918,645
Options	22,500,000	22,500,000
Convertible debt	90,426,058	90,426,058
	250,625,193	250,625,193

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probable that a liability has been incurred and the amount can be reasonably estimated.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (a) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (b) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (c) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share for convertible instruments by using the “if-converted” method. In addition, entities must presume share settlement for purposes of calculating diluted earnings per share when an instrument may be settled in cash or shares. For smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 14, 2023. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

As of June 30, 2023, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

F-40

3. Inventory

The Company’s inventory consisted of the following at the respective balance sheet dates:

	June 30,	September 30,
	2023	2022
Raw materials and packaging components	$242,264	$249,043
Finished goods	1,341,596	1,427,017
Consigned goods	71,965	77,135
Apparel	96,186	96,186
Less obsolescence allowance	(1,165,078)	(1,071,469)
	$586,933	$777,912

4. Property and Equipment

The Company’s property and equipment consisted of the following at the respective balance sheet dates:

	June 30,	September 30,
	2023	2022
Machinery and equipment	$86,264	$86,264
Computer/office equipment	38,785	38,785
	125,049	125,049
Less accumulated depreciation	(84,144)	(77,044)
	$40,905	$48,005

5. Debt

Line of credit

On November 29, 2022, the Company entered into a 9% agreement for the purchase of inventory with a total capacity of $886,469. During March 2023, the Company replaced the November 29, 2022 agreement with an 8% inventory financing facility totaling $1,000,000 for the purchase of inventory. $500,000 is due on June 11, 2023, with the remaining balance and accrued interest due at maturity on July 11, 2023.

Notes payable

The Company’s notes payable as of June 30, 2023, are summarized as follows:

Noteholder	Origination	Maturity		Interest	Principal	Discount
Noteholder A1	8/15/2022	2/15/2024		6.667%	$540,758	$-
Noteholder A2	8/15/2022	2/15/2024		6.667%	1,498,450	-
Noteholder A3	8/15/2022	2/15/2024		6.667%	2,336,858	-
Noteholder B	9/2/2021	9/2/2022	*	12%	100,000	-
Noteholder B	10/7/2021	10/7/2022		15%	50,000	-
Noteholder C	4/1/2022	4/1/2023		10%	85,594	4,291
Noteholder C	8/15/2022	2/15/2024		6.667%	1,876,191	-
Noteholder G	6/20/2017	8/5/2017	*	18%	55,353	-
Noteholder F	8/15/2022	2/15/2024		6.667%	288,720	-
Noteholder D	8/15/2022	2/15/2024		6.667%	1,263,164	-
Noteholder I	6/17/2020	6/17/2050		4%	160,000	-
Noteholder J	8/15/2022	2/15/2024		6.667%	640,239	-
Noteholder K	8/28/2021	9/1/2022	*	15%	50,000	-
Noteholder K	10/6/2021	10/6/2022		15%	66,980	-
Noteholder L	7/12/2022	-		10%	24,500	-
Noteholder M	7/12/2022	-		10%	25,000	-
Noteholder M	7/25/2022	-		5%	30,000	-
Noteholder N	7/28/2022	-		10%	50,000	-
Noteholder O	8/31/2022	8/31/2031		3.15%	8,000,000	7,925,926
					$17,141,807	$7,930,217

*	In default at June 30, 2023

**	In default subsequent to June 30, 2023

F-41

The Company’s notes payable as of September 30, 2022, are summarized as follows:

Noteholder	Origination	Maturity		Interest	Principal	Discount
Noteholder A1	8/15/2022	2/15/2024		6.667%	$540,758	$-
Noteholder A2	8/15/2022	2/15/2024		6.667%	1,498,450	-
Noteholder A3	8/15/2022	2/15/2024		6.667%	2,336,858	-
Noteholder B	9/2/2021	9/2/2022	*	12%	100,000	-
Noteholder B	10/7/2021	10/7/2022		15%	50,000	-
Noteholder C	4/1/2022	4/1/2023		10%	85,594	4,291
Noteholder C	8/15/2022	2/15/2024		6.667%	1,876,191	-
Noteholder G	6/20/2017	8/5/2017	*	18%	55,353	-
Noteholder F	8/15/2022	2/15/2024		6.667%	288,720	-
Noteholder D	8/15/2022	2/15/2024		6.667%	1,263,164	-
Noteholder I	6/17/2020	6/17/2050		4%	160,000	-
Noteholder J	8/15/2022	2/15/2024		6.667%	640,239	-
Noteholder K	8/28/2021	9/1/2022		15%	50,000	-
Noteholder K	10/6/2021	10/6/2022		15%	66,980	-
Noteholder L	7/12/2022	-		10%	24,500	-
Noteholder M	7/12/2022	-		10%	25,000	-
Noteholder M	7/25/2022	-		5%	30,000	-
Noteholder N	7/28/2022	-		10%	50,000	-
Noteholder O	8/31/2022	8/31/2031		3.15%	8,000,000	7,925,926
					$17,141,807	$7,930,217

*	In default at September 30, 2022

At June 30, 2023 and September 30, 2022, accrued interest related to notes payable totaled $873,905 and $191,437, respectively.

Convertible notes payable

The Company’s convertible notes payable as of June 30, 2023, are summarized as follows:

Noteholder	Origination	Maturity		Interest	Conversion	Principal	Discount
Noteholder C	8/23/2022	8/23/2023	**	12%	$0.0245/share	1,451,087	143,166
Noteholder D	8/23/2022	8/23/2023	**	12%	$0.0245/share	722,826	67,446
Noteholder E	11/4/2020	5/4/2021	*	15%	$0.059/share	100,000	-
						$2,273,913	$210,612

*	In default at June 30, 2023

**	In default subsequent to June 30, 2023

F-42

The Company’s convertible notes payable as of September 30, 2022, are summarized as follows:

Noteholder	Origination	Maturity		Interest	Conversion	Principal	Discount
Noteholder C	8/23/2022	8/23/2023		12%	$0.0245/share	1,451,087	1,002,198
Noteholder D	8/23/2022	8/23/2023		12%	$0.0245/share	722,826	472,140
Noteholder E	11/4/2020	5/4/2021	*	15%	$0.059/share	100,000	-
						$2,273,913	$1,474,338

*	In default at September 30, 2023

At June 30, 2023 and September 30, 2022, accrued interest related to convertible notes payable totaled $165,445 and $46,266, respectively.

Future maturities

Future maturities of the Company’s debt as of June 30, 2023 are as follows:

September 30, 2023	$7,354,059
September 30, 2024	4,582,366
September 30, 2025	3,400
September 30, 2026	3,500
September 30, 2027	3,600
Thereafter	8,005,807
$19,952,732

6. Payroll and Payroll Taxes Payable

The Company’s payroll and payroll taxes payable consisted of the following at the respective balance sheet dates:

	June 30,	September 30,
	2023	2022
Accrued payroll - Officer	$-	$-
Accrued payroll - Employee	128,105	128,105
Accrued payroll taxes	810,163	787,125
	$938,268	$915,230

7. Stockholders’ Deficit

On January 25, 2021, the Company amended its articles of incorporation to increase its authorized shares to 1,000,000,000 shares and 10,000,000 shares of the Company’s common stock and preferred stock, respectively.

The Company’s common stock shares have equal voting rights, are non-assessable and have one vote per share. As of June 30, 2023 and September 30, 2022, the Company’s issued and outstanding common stock totaled 506,357,952 and 501,376,264, respectively.

The Company’s Series A Preferred Stock shares have voting rights in the ratio of 25 votes to 1 share held. As of June 30, 2023 and September 30, 2022, the Company’s issued and outstanding Series A Preferred Stock totaled 1,824,000, respectively.

The Company’s Series H Preferred Stock shares have voting rights equal to the aggregate of all other voting rights plus 1 and each share is convertible into 10 shares of the Company’s common stock. As of June 30, 2023 and September 30, 2022, the Company’s issued and outstanding Series H Preferred Stock totaled 4,878,049, respectively.

F-43

The Company’s Series Z Preferred Stock shares have voting rights equal to the aggregate of all other voting rights plus 1 and each share is convertible into 100 shares of the Company’s common stock. Additionally, the Series Z Preferred Stock carries a cumulative dividend at 4.56% of the stated value, is to be paid in kind with common stock, and is payable only at the time the shares are converted to common stock. The Series Z Preferred Stock was retired by the Company during August 2022.

Warrants

A summary of the status of the Company’s warrant grants as of June 30, 2023 and the changes during the nine months then ended is presented below:

			Weighted-Average
		Weighted-Average	Remaining
	Warrants	Exercise Price	Contractual Life
Outstanding and Exercisable at September 30, 2022	88,918,645	$0.03	4.9 years
Outstanding and Exercisable at June 30, 2023	88,918,645	$0.03	4.2 years

Options

A summary of the status of the Company’s option grants as of June 30, 2023 and the changes during the nine months then ended is presented below:

			Weighted-Average
		Weighted-Average	Remaining
	Options	Exercise Price	Contractual Life
Outstanding and Exercisable at September 30, 2022	22,500,000	$0.01	0.9 years
Outstanding and Exercisable at June 30, 2023	22,500,000	$0.01	0.2 years

8. Commitments and Contingencies

Settlement

During October 2022, the Company settled a dispute with the Company’s former Chief Medical Officer. As part of the settlement, the Company paid compensation totaling $109,000, which consisted of $25,000 in cash and 1,000,000 shares of common stock.

Serious Promotions, Inc.

In June 2022, Serious Promotions, Inc. filed a Petition before the American Arbitration Association seeking monetary damages against Khode, LLC. Serious Promotions alleges that Khode failed to make certain payments of fees related to the Endorsement and License Agreement entered into by Serious Promotions and its president Khaled Mohamed Khaled (p/k/a DJ Khaled). Serious Promotions seeks $6,250,000 in damages.

In July 2022, Khode, joined as a party by the Company, filed counterclaims against Serious Promotions, Khaled and Impact Brokers for breach of the Endorsement and License Agreement and related violations of legal duties, seeking damages in an amount no less than $100,000,000.

Although this arbitration is in its early stages, the Company is confident in its position, will vigorously defend its position, and prosecute its counterclaims, and ultimately expects rulings in its favor.

Contracts and commitments

During October 2020, the Company entered into a five-year endorsement contract with an American DJ, record executive and producer, and media personality. Pursuant to the endorsement contract, the Company is to make quarterly payments totaling $5,000,000 by July 1, 2025. During the year ended September 30, 2021, the Company paid $1,000,000 under this contract. The agreement was terminated during the year ended September 30, 2022. The Company is involved in litigation related to this agreement, as detailed above.

9. Related Party Transactions

Black Mountain Botanical

During the period ended June 30, 2023, Black Mountain Botanical (BMB), an entity owned by the wife of Mr. Davis, received $22,000 for procurement, payment and pricing services.

10. Subsequent Events

During July 2023, the Company amended its March 2023 line of credit agreement. At the time of amendment, the loan balance was approximately $997,000. As part of the amendment, the line of credit was converted into a note payable agreement bearing interest at 8.99% until maturity on January 11, 2024.

During September 2023, the Company entered into two promissory note agreements totaling $185,000. The notes, which mature in September 2024, bear interest at 18% and require monthly interest payments.

F-44

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular (Subject to Completion)	Dated [●], 2023

400,000,000 Shares

Endexx Corporation

Common Stock

This is a public offering of shares of our common stock, par value $0.0001 per share. We are offering on a best efforts basis up to a maximum of 400,000,000 shares of our common stock. The public offering price is $0.02 per share.

We expect to commence the offer and sale of our common stock as of the date on which the offering statement of which this offering circular is a part is qualified by the U.S. Securities and Exchange Commission (the “SEC”). This offering is being conducted pursuant to Regulation A (Regulation A+) of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, where the offered securities will not be listed on a registered national securities exchange upon qualification.

Investing in our common stock may be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 to read about the risks you should consider before buying shares of our common stock.

	Price to Public	Placement Agent Sales Commissions (1)	Proceeds to Issuer, Before Expenses (2)
Per share	$0.02	Not applicable	$0.02
Total maximum offering	$8,000,000.00	Not applicable	$8,000,000.00

(1)	This offering is being conducted on a “best efforts” basis by our officers and directors and not through a placement agent or other registered broker-dealer who is paid sales commissions.

(2)	We estimate the total expenses of this offering, including fees and expenses for marketing and advertising of the offering, media expenses, promotional expenses, fees for administrative, accounting, audit and legal services, fees for EDGAR document conversion and filing, website posting fees and transfer agent and registrar fees, will be $75,000 if the maximum number of shares is sold in this offering. Because this is a best efforts offering, the actual public offering amount and proceeds to us are not presently determinable and may be substantially less than the total maximum offering set forth above. See “Plan of Distribution” beginning on page 30 of this offering circular for more information on this offering.

We intend to sell our shares directly to investors and not through a placement agent or other registered broker-dealer who is paid sales commissions. Technology fees are expected to be paid to a third party firm for the use of its software platform for the purpose of processing credit card subscriptions from investors. Such firm will be compensated by us based on a nominal fixed upfront and per investor fee.

This offering will terminate on September 30, 2024 (subject to extension by us for up to an additional 60-day period), unless we sell the maximum number of shares of common stock set forth above before that date or we decide to terminate this offering prior to that date. The gross proceeds of this offering will be deposited in the Company’s account at a bank or other financial institution. See “Offering Circular Summary – The Offering” on page 5.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)Agreement of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering circular contains all of the representations by us concerning this offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this offering circular.

The securities underlying this offering circular may not be sold until qualified by the Commission. This offering circular is not an offer to sell, nor soliciting an offer to buy, any of our securities in any state or other jurisdiction in which such sale is prohibited. This offering circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this offering circular is ____________, 2023

II-1

Exhibits and Financial Statement Schedules.

(a)	Exhibits.

See the Exhibit Index immediately before the Signature Pages.

(b)	Financial Statement Schedules.

All schedules have been omitted because they are either inapplicable or the required information has been given in the financial statements or notes thereto.

II-2

PART III

INDEX TO EXHIBITS

Exhibit No.
2.1**	Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on September 5, 1997
2.1a**	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on March 1, 2002
2.1b**	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of the State of Nevada on June 22, 2005
2.1c**	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on October 25, 2018
2.1d**	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on May 3, 2020
2.1e**	Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Nevada on January 25, 2021
2.2**	Amended and Restated Bylaws of the Company, dated January 25, 2021
2.3**	Certificate of Designation of Series Z Preferred filed with the Secretary of State of the State of Nevada, Dated January 1, 2021
2.4>	Certificate of Withdrawal of Certificate of Designation for the Series Z Convertible Preferred Stock filed with the Secretary of State for the State of Nevada on September 6, 2022
2.5>	Certificate of Designation of Rights, Privileges, Preferences, and Limitations of Series H Convertible Preferred Stock of the registrant filed with the Secretary of State of the State of Nevada on August 25, 2022
3.1**	Amended Common Stock Purchase Warrant of the Company, dated February 1, 2019
3.2**	Amended Common Stock Purchase Warrant of the Company, dated June 5, 2019
3.3**	Amended Common Stock Purchase Warrant of the Company, dated July 7, 2019
3.4**	Amended Common Stock Purchase Warrant of the Company, dated August 1, 2019
3.5**	Amended Common Stock Purchase Warrant of the Company, dated August 12, 2019
3.6**	Amended Common Stock Purchase Warrant of the Company, dated September 15, 2019
3.7**	Amended Common Stock Purchase Warrant of the Company, dated October 5, 2019
3.8**	Amended Common Stock Purchase Warrant of the Company, dated February 5, 2020
3.8a*	Warrant Modification and Clarification Agreement between the Company and the holder of eight Common Stock Purchase Warrants, dated March 31, 2021
3.9##	Common Stock Purchase Warrant granted by the Registrant, dated May 10, 2010 (2,500,000 shares)
3.10##	Common Stock Purchase Warrant granted by the Registrant, dated May 10, 2010 (5,185,185 shares)
3.11>	Form of Warrant of the registrant granted to two separate investors, effective as of August 31, 2022
4.1^	Subscription Agreement
6.1**	Stock Purchase Agreement by and among Kush Inc and the Company, dated February 1, 2020
6.2**	Stock Purchase Agreement by and between CBD Life Brands, Inc. and the Company, dated March 1, 2020
6.3a**	Operating Agreement by and between Khode, LLC and the Company, dated October 1, 2020
6.3a1#	Membership Interest Purchase Agreement between Serious Promotions, Inc., and the Company, dated May 2021
6.3b**	Endorsement Agreement by and among Khode, LLC and the Company
6.4**	Stock Purchase Agreement by and among Retail Pro Associates, Inc. and the Company, dated April 25, 2020
6.5**	Sale and Distribution Agreement by and among CBD Health Solutions and the Company, dated January 28, 2019
6.6**	Distribution Agreement by and among Gold Coast and the Company, dated February 17, 2019
6.7**	Sales Representative Agreement by and among Impulse Health and the Company, dated December 14, 2017
6.8**	3PL Agreement by and among Virtual Supply and the Company, dated August 7, 2019
6.9**	Electronics Payment Agreement by and among Walgreens, Inc and the Company dated February 5, 2019
6.10**	Employment Contract – Todd Davis, dated April 5, 2005
6.11**	Consulting Agreement between Rayne Forecast, Inc. and the Company, dated September 1, 2001
6.11a**	Amended Consulting Agreement between Rayne Forecast, Inc. and the Company, dated October 1, 2009
6.12*	Securities Purchase Agreement between the Company and an investor, dated October 11, 2019
6.13*	Security Agreement between the Company and an investor, dated October 11, 2019
6.14*	Senior Secured Convertible Promissory Note of the Company in the principal amount of $750,000, dated October 19, 2019
6.15*	Senior Secured Convertible Promissory Note of the Company in the principal amount of $700,000, dated November 1, 2019
6.16*	Senior Secured Convertible Promissory Note of the Company in the principal amount of $550,000, dated January 16, 2020
6.17*	Update Agreement between the Company and an investor in respect of the Senior Secured Convertible Promissory Notes dated October 10, 2019, November 1, 2019, and January 16, 2020
6.18*	Convertible Note Purchase Agreement between the Company and an institutional investor, dated January 22, 2021
6.19*	Security Agreement between the Company and an institutional investor, dated January 22, 2021
6.20*	Intellectual Property Security Agreement between the Company and an institutional investor, dated January 22, 2021
6.21*	Registration Rights Agreement between the Company and an institutional investor, dated January 22, 2021
6.22*	Senior Secured Convertible Promissory Note of the Company in the principal amount of $1,250,000, dated January 22, 2021
6.23*	Common Stock Purchase Warrant of the Company exercisable for up to 10,416,667 shares of the Company’s Common Stock, granted on January 22, 2021
6.24*	Percentage Payment Agreement between the Company and a third party, dated January 22, 2021

III-1

6.25*	Senior Secured Convertible Promissory Note of the Company in the principal amount of $300,000, dated March 5, 2021
6.26*	Common Stock Purchase Warrant of the Company exercisable for up to 3,111,111 shares of the Company’s Common Stock, granted on March 5, 2021
6.27#	Master Distributor Agreement between Southern Glazer’s Wine and Spirits, LLC, and the Company, dated March 27, 2020
6.28#	Sales Representative Agreement between Impulse Health LLC and the Company, dated April 1, 2020
6.29#	Brand Consulting Agreement between Beauty Strategy Group, LLC and the Company, dated April 21, 2021
6.30#	Master Service Agreement between Impact Brokers, LLC, and Khode LLC, dated October 9, 2020
6.31##	Securities Purchase Agreement of the Registrant, dated May 10, 2021 ($386,400)
6.32##	Promissory Note of the Registrant, dated May 10, 2021 ($386,400)
6.33##	Securities Purchase Agreement of the Registrant, dated May 10, 2021 ($750,000)
6.34##	Promissory Note of the Registrant, dated May 10, 2021 ($250,000)
6.35##	Registration Rights Agreement, dated May 10, 2021
6.36>	Form of Control Acquisition Agreement among the Registrant, EH Sub Inc., and Hyla UK Holdco Limited, effective as of August 31, 2022
6.37>	Form of Self-Financing Promissory Note of the Registrant issued to Hyla UK Holdco Limited, effective as of August 31, 2022
6.38>	Form of Intercompany Services Agreement between the Registrant and Hyla US Holdco Limited, effective as of August 31, 2022
6.39>	Form of Promissory Note of HYLA US Holdco Limited issued to the Registrant, effective as of August 31, 2022
6.40>	Form of Note Purchase Agreement among the Registrant and two separate investors, effective as of August 31, 2022
6.41>	Form of Convertible Senior Note of the Registrant sold and issued to two separate investors, effective as of August 31, 2022
6.42>	Form of Registration Rights Agreement between the Registrant and two separate investors, effective as of August 31, 2022
6.43>	Form of Security Agreement of the Registrant in favor of two separate investors, effective as of August 31, 2022
6.44>	Form of IP Security Agreement of the Registrant in favor of two separate investors, effective as of August 31, 2022
6.45>	Form of Settlement, Lock-Up, and Leak-Out Agreement between the Registrant and seven separate investors, effective August 31, 2022
6.46>	Form of Promissory Note of the Registrant issued to seven separate investors, effective August 31, 2022
6.47>	Form of Contribution and Exchange Agreement among the Registrant, CBD Unlimited, Inc., Todd Allen Davis, and Rayne Forecast Inc., effective August 31, 2022
6.48>	Form of Escrow Agreement among the Registrant, Todd Allen Davis, Rayne Forecast Inc., and the escrow agent, effective August 31, 2022
6.49>	Form of Executive Agreement between the Registrant and Todd Allen Davis, effective August 31, 2022
6.50	Form of Stockholders Agreement among the Registrant, Todd Allen Davis, Rayne Forecast Inc., and CBD Unlimited, Inc., effective as of August 31, 2022 (to be filed amendment)
6.51>	Employment Agreement between Hyla US Holdco Limited and Nick Mehdi, dated June 14, 2021
10.1^	Power of Attorney (set forth on signature page of the Offering Statement)
12.1^	Opinion of Clark Hill LLP
99.1**	Share Exchange Agreement by and among PanaMed, Inc and the Company, dated February 22, 2002
99.2**	Share Exchange Agreement by and among PhytoLabs, LLC and the Company, dated March 1, 2017
99.3a**	Common Stock Share Exchange Agreement between Go Green Global Inc and the Company dated May 1, 2018
99.3b**	First Amended Common Stock Share Exchange Agreement by and among Go Green Global, Inc and the Company dated July 10, 2018
99.4**	Audit Committee Charter
99.5**	Compensation Committee Charter
99.6**	Corporate Governance and Nominating Committee Charter
99.7^	Consent of Independent Registered Public Accounting Firm
99.8^	Consent of Legal Counsel (included in Exhibit 12.1)

^ - Filed herewith.

* - Filed as exhibits to our pre-effective Amendment no. 1 to our registration statement on Form 10, filed with the Commission on April 8, 2021, each of which is incorporated herein by reference thereto.

# - Filed as exhibits to our pre-effective Amendment no. 2 to our registration statement on Form 10, filed with the Commission on August 17, 2021, each of which is incorporated herein by reference thereto.

** - Filed as exhibits to our registration statement on Form 10, filed with the Commission on March 4, 2021, each of which is incorporated herein by reference thereto.

## - Filed as exhibits to our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2021, filed with the Commission on May 24, 2021, each of which is incorporated herein by reference thereto.

> - Filed as exhibits to our Current Report on Form 8-K, filed with the Commission on September 7, 2022, each of which is incorporated herein by reference thereto.

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cave Creek, State of Arizona, on December 14, 2023.

ENDEXX CORPORATION

By:	/s/ Todd Davis
Todd Davis
President, Chief Executive Officer, and Chairman of the Board

Date: December 14, 2023

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Todd Davis, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A Offering Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Davis	President, Chief Executive Officer, Secretary, and Chairman of the Board	December 14, 2023
Todd Davis

/s/ Steven M Plumb	Chief Financial Officer	December 14, 2023
Steven M Plumb

/s/ Nick Mehdi	Director	December 14, 2023
Nick Mehdi

/s/ Dustin Sullivan	Director	December 14, 2023
Dustin Sullivan

/s/ Irving Minnaker	Director	December 14, 2023
Irving Minnaker

/s/ Claude Zdanow	Director	December 14, 2023
Claude Zdanow

III-3